EXHIBIT 10.2

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
GRADY B MEMBER LLC,
a Delaware Limited Liability Company

Dated as of October 10, 2019

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Page

ARTICLE 1 DEFINITIONS AND CONSTRUCTION    2
1.01Definitions    2
1.02Construction    13
ARTICLE 2 ORGANIZATION    13
2.01Formation    13
2.02Name        13
2.03Registered Office; Registered Agent; Principal Office    13
2.04Purposes    14
2.05No State-Law Partnership    14
2.06Units; Certificates of Membership Interest; Applicability of Article 8 of UCC    14
ARTICLE 3 MEMBERSHIP; DISPOSITIONS OF INTERESTS    14
3.01Members    14
3.02Representations, Warranties and Covenants    15
3.03Dispositions and Encumbrances of Membership Interests    17
3.04Drag, Tag, Right of First Offer    22
3.05Liability to Third Parties    27
3.06Withdrawal    27
3.07Permitted Transfers to Controlled Affiliates    27
3.08Pledges and Realization    28
ARTICLE 4 CAPITAL ACCOUNTS    28
4.01Capital Accounts    28
4.02Additional Capital Contributions; Member Loans    29
4.03Return of Contributions    31
ARTICLE 5 DISTRIBUTIONS AND ALLOCATIONS    31
5.01Allocations    31
5.02Distributions    34
5.03Distributions on Dissolution and Winding Up    34
5.04Varying Interests    34
5.05Withholding    34

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(continued)

ARTICLE 6 MANAGEMENT    34
6.01Management; Standard of Care; No Commingling of Funds    34
6.02Personnel of Affiliates; Authorized Signatories    35
6.03Consent Required for Certain Actions    35
6.04Transferability of Consent Rights    40
6.05Limitations of Liability    40
6.06Indemnification and Exculpation    41
6.07Loss of Rights    42
6.08Consequences of Removal of Managing Member of Holdings    44
ARTICLE 7 TAXES    45
7.01Partnership Representative    45
7.02Tax Reporting    46
ARTICLE 8 BOOKS, RECORDS, REPORTS, AND CONFIDENTIALITY    47
8.01Maintenance of Books    47
8.02Reporting    48
8.03Confidentiality    49
8.04Third Party Beneficiaries    52
8.05Survival    52
ARTICLE 9 DISSOLUTION, WINDING-UP AND TERMINATION    52
9.01Dissolution    52
9.02Winding-Up and Termination    52
9.03Certificate of Cancellation    53
ARTICLE 10 GENERAL PROVISIONS    53
10.01Offset        53
10.02Notices    53
10.03Amendment or Restatement    54
10.04Binding Effect    54
10.05Governing Law; Construction    54
10.06Dispute Resolution Procedure    54
10.07Jurisdiction; Service of Process    54
10.08Third Parties    55
10.09Severability    55

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(continued)

10.10Execution in Counterparts    55
10.11Corporate Opportunities, Waiver of Fiduciary Duties, Etc.    55
10.12Sovereign Immunity    55

Exhibit A    –    Members, Capital Contributions, Etc.
Exhibit B    –    Members’ Addresses for Notice
Exhibit C    –    Form of Build Out Agreement

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This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Grady B Member LLC (the “Company”), dated as of October 10, 2019 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by the Members (as defined herein).
RECITALS
1.    On April 30, 2018, Pattern Renewables 2 LP, a Delaware limited partnership (“PRLP 2”) formed the Company as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”) and entered into a Limited Liability Company Agreement of Grady B Member LLC (the “Original LLC Agreement”).
2.    On July 13, 2018, Pattern Grady Holdings LLC, a Delaware limited liability company (“PGH”) acquired all of the outstanding membership interests in the Company from PRLP 2.
3.    On July 13, 2018, PGH amended and restated the Original LLC Agreement in its entirety (as so amended and restated, the “A&R LLC Agreement”).
4.    The Company owns 100% of the Class B Units (as defined in the Holdings Operating Agreement (as defined herein)) in Grady Energy Holdings LLC, a Delaware limited liability company (“Holdings”). Holdings owns 100% of the membership interests in Grady Wind Energy Center, LLC, a New Mexico limited liability company (the “Project Company”), which owns a 220.5 MW nameplate capacity wind project in Curry County, New Mexico (the “Wind Farm”). The Project Company owns 100% of the membership interests in Grady Wind Energy Center Investments LLC, a Delaware limited liability company (the “IRB Purchaser”).
5.    Vertuous Energy LLC, a Delaware limited liability company (the “Investor”), has acquired 49% of the membership interests in the Company pursuant to that certain Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the “Purchase and Sale Agreement”), by and among the Investor, Pattern Energy Group Inc. (“PEGI”), PGH and, solely for purposes of Section 7.1 thereof, Pattern Energy Group 2 LP; and
6.    The Members wish to amend and restate the A&R LLC Agreement in its entirety and to adopt the following Agreement with respect to various matters relating to the Company.
Accordingly, the Members hereby agree as follows:

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ARTICLE 1
DEFINITIONS AND CONSTRUCTION
1.01    Definitions    . As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:
“A&R LLC Agreement” – as defined in the Recitals.
“Act” – as defined in the Recitals.
“Additional Contribution” – as defined in Section 4.02(f).
“Adjusted Capital Account” – with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant taxable year or other applicable date, increased by the amount that such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(l) and 1.704-2(i)(5), and decreased by such items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The adjustments in this definition of Adjusted Capital Account are intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Affiliate” – with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, (x) the Company and its Subsidiaries shall not be deemed Affiliates of either Pattern Member or Investor for any purpose hereunder, and (y) neither Pattern Member nor Investor shall be deemed an Affiliate of each other for any purpose hereunder.
“Affiliated Party” – with respect to any Person, any Affiliate of such Person and any director, officer, employee or agent of such Person or of such Person’s Affiliates.
“Agreement” – as defined in the introductory paragraph.
“Article 9 Disposition” – as defined in Section 3.04(b).
“Assignee” – any Person that acquires a Membership Interest or any portion thereof through a Disposition; provided, however, that, an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Section 3.03(b)(ii).
“Auction Rate Securities” – a security with a long term maturity which bears interest at a rate set in an auction process.
“Bipartisan Budget Act” – Title XI of the Bipartisan Budget Act of 2015 and any related provisions of law, court decisions, regulations, rules, and administrative guidance.
“Business Day” – any day other than a Saturday, a Sunday, or a holiday on which the principal chartered banks in San Francisco, California, USA or Montreal, Quebec, Canada are not open for business.

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“Capital Account” – the account to be maintained by the Company for each Member in accordance with Section 4.01.
“Capital Call” – a call by the Managing Member to the Members to contribute a specified amount of money to the Company, as provided in Section 4.02.
“Capital Contribution” – with respect to any Member, the amount of money, and the net agreed value (as unanimously agreed to by Members) of any property (other than money) contributed to the Company by the Member taking into account any liabilities described in Treasury Regulation Section 1.704-1(b)(2)(iv)(b)(2). Any reference in this Agreement to the Capital Contribution of a Member shall include any Capital Contribution of its predecessors in interest.
“Cash Equivalents” – any of the following having a maturity of not greater than one year from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States of America or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States of America, (b) insured certificates of deposit of or time deposits with any commercial bank that is a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000.00, or (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s Investor Service, Inc. (or any successor thereto) or “A-1” (or the then equivalent grade) by Standard & Poor’s Rating Group, a division of Standard & Poor’s Corporation (or any successor thereto); provided, that, for the avoidance of doubt, Auction Rate Securities shall not be Cash Equivalents.
“Certified Public Accountants” – a firm of independent public accountants selected from time to time by the Managing Member, subject to Section 6.03; provided, the initial Certified Public Accountants shall be PricewaterhouseCoopers LLP with respect to financial matters and Deloitte Tax LLP with respect to Tax matters.
“Claims” – all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, Taxes, penalties, costs and expenses (including reasonable attorneys’ fees and expenses) from losses (including amounts paid in settlement of claims) of every kind and character.
“Class A Termination Date” – as defined in Section 6.07(a).
“Code” – the Internal Revenue Code of 1986, as amended.
“Company” – as defined in the introductory paragraph.
“Company Minimum Gain” – the meaning set forth with respect to the term “partnership minimum gain” in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).
“Competitive Activities” – as defined in Section 3.03(b)(i).

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“Competitively Sensitive Information” – as defined in Section 8.03(b).
“Confidential Information” – as defined in Section 8.03(a).
“Contributing Member” – as defined in Section 4.02(f).
“control” – the possession, directly or indirectly, of:
(a)    (i) in the case of a corporation, more than fifty percent (50%) of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or joint venture, the right to more than fifty percent (50%) of the distributions (including liquidating distributions) therefrom (for the avoidance of doubt, with respect to the Company, the Managing Member shall at all times be deemed to be in control); (iii) in the case of a trust or estate, including a business trust, more than fifty percent (50%) of the beneficial interest therein; and (iv) in the case of any other entity, more than fifty percent (50%) of the economic or beneficial interest therein; or
(b)    in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity;
and the terms “controlling”, “controlled by” and “under common control with” have meanings correlative to the foregoing.
“Controlled Affiliate” – (i) in respect of Investor, an Affiliate of Investor that is controlled by PSP, and (ii) in respect of Pattern Member, an Affiliate of Pattern Member that is controlled by PEGI.
“Day” – a calendar day; provided, however, that if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day.
“Delaware Certificate” – as defined in Section 2.01.
“Dispose,” “Disposing” or “Disposition” – with respect to any asset (including any Unit or Membership Interest or any portion thereof), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law, including the following: (i) a merger or consolidation of such entity (other than where such entity is the survivor thereof), (ii) a conversion of such entity into another type of entity to the extent that such conversion would be treated as a sale or exchange of such asset for federal income tax purposes, or (iii) a distribution of such asset, including in connection with the dissolution, liquidation, winding-up or termination of such entity (unless, in the case of dissolution, such entity’s business is continued without the commencement of liquidation or winding-up). For avoidance of doubt, the Parties agree that an Encumbrance is not a Disposition.
“Dispute” – as defined in Section 10.06.

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“Disqualified Tax Exempt Person” – any Person that is treated as (i) a “tax-exempt entity” within the meaning of Section 168(h)(2) of the Code or (ii) a “tax-exempt controlled entity” within the meaning of Section 168(h)(6)(F) of the Code.
“Dissolution Event” – as defined in Section 9.01.
“Distributable Cash” – as of any date, all cash, Cash Equivalents and liquid investments (excluding proceeds of any Capital Contributions) held by the Company as of such date, subject to retaining sufficient cash reserves to meet the Company’s reasonably foreseeable needs in relation to: existing or reasonably foreseeable obligations; solvency; and the current annual budget (including all agreed retention, capital expenditures and reserves).
“Distribution Date” – in respect of any month, the last Business Day of the following calendar month.
“Drag Along Notice” – as defined in Section 3.04(a).
“Drag Along Sale” – as defined in Section 3.04(a).
“Drag Sale Interests” – as defined in Section 3.04(a).
“DRO Zero Date” – as defined in the Holdings Operating Agreement.
“Effective Date” – as defined in the introductory paragraph.
“Encumber,” “Encumbered,” “Encumbering” or “Encumbrance” – the creation of a lien (statutory or otherwise), mortgage, deed of trust, claim, option, easement, charge, pledge, security interest, hypothecation, assignment, use restriction or other encumbrance of any kind or nature whatsoever, whether voluntary or involuntary, choate or inchoate (including any agreement to give any of the foregoing), and any conditional sale or other title retention agreement.
“Environmental Law” – any and all applicable Laws pertaining to pollution or protection of health, safety, environment or natural resources, including applicable Laws (both statutory and common law) relating to actual or threatened emissions, discharges, or releases of pollutants, raw materials, products, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic materials or wastes, and including all Governmental Approvals and agreements and duties issued under or imposed by such applicable Laws.
“ERISA” – as defined in Section 3.02(f).
“ERISA Plan” – as defined in Section 3.02(f).
“Escalated Good Faith Discussions” – as defined in Section 10.06.

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“Exempt Wholesale Generator” or “EWG” – an “exempt wholesale generator” as such term is defined in Section 1262(6) of PUHCA and the FERC’s rules at 18 C.F.R. § 366.1.
“Federal Power Act” – the Federal Power Act, as amended, and FERC’s implementing regulations in connection therewith.
“FERC” – the Federal Energy Regulatory Commission or any successor thereto.
“Flip Point” – as defined in the Holdings Operating Agreement.
“Funding Notice” – as defined in Section 4.02(b).
“GAAP” – United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis.
“Governmental Approval” – all permits, licenses, approvals orders, determinations and authorizations of, and filings and registrations with, any Governmental Authority.
“Governmental Authority” – any federal or national, state, provincial, county, municipal or local government or regulatory or supervisory department, body, political subdivision, commission, agency, instrumentality, ministry, court, judicial or administrative body, taxing authority, or other authority thereof (including any corporation or other entity owned or controlled by any of the foregoing) acting in a regulatory capacity and having jurisdiction over the matter or Person in question.
“HLBV” – as defined in Section 8.02(a)(v).
“Holdings” – as defined in the Recitals.
“Holdings Operating Agreement” – the Amended and Restated Limited Liability Company Agreement of Grady Energy Holdings LLC, dated as of September 26, 2019, as amended, restated, supplemented or otherwise modified from time to time.
“Imputed Underpayment Amount” – as defined in Section 7.01(d).
“including” – including, without limitation.
“Initial Good Faith Discussions” – as defined in Section 10.06.
“Investor” – as defined in the Recitals.
“IRB Documents” – as defined in the Holdings Operating Agreement.
“IRB Purchaser” – as defined in the Recitals.
“IRS” – U.S. Internal Revenue Service or any successor agency.

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“Law” – any treaty, constitution, law (including Environmental Law), statute, ordinance, rule, order, decree, restriction, requirement, regulation or other directive which is legally binding or has the effect of law and has been enacted, issued or promulgated by any Governmental Authority.
“LC Documents” – as defined in the Holdings Operating Agreement.
“Loss” – any claim, obligation, liability, loss, damage, injury (to person, property, or natural resources), action, suit, judgment, cost and expense (including reasonable attorney’s fees) of whatever kind or nature, including Tax Losses, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed.
“Managing Member” – initially, Pattern Member, and thereafter any Person that is appointed as Managing Member in accordance with this Agreement.
“Material Contract” – contracts of the following types:
1.    any lease or other type of agreement granting long-term real property tenure rights that is material to the Wind Farm, taken as a whole;
2.    applicable third-party partnership agreements (including agreements with tax equity partners);
3.    the engineering, procurement and construction agreement, balance-of-plant construction contract or similar agreement and related guarantee (but only to the extent adversely affecting the warranty provisions thereof);
4.    the turbine supply agreement or similar material equipment supply agreement and related guarantee (but only to the extent adversely affecting the warranty provisions thereof);
5.    the service and maintenance agreement or similar agreement entered into in respect of the Wind Turbines or any other material equipment;
6.    long-term power purchase agreement, long-term energy hedge agreement or similar agreement entered into with any off-taker to purchase electricity or other products from the Company or Holdings (or any of their respective Subsidiaries);
7.    the interconnection agreement;
8.    agreements evidencing indebtedness of the types described in Section 6.03(h); provided that agreements evidencing indebtedness that the Company and its Subsidiaries are permitted to incur without consent under Section 6.03(h) shall not require consent under Section 6.03(n);
9.    any other contract that affects the operating period of the Wind Farm to which the Company or Holdings (or any of their respective Subsidiaries) is a party or by which such Person, or any of its assets is bound and that:

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(a)
limits the freedom of the Company or Holdings (or any of their respective Subsidiaries) to compete in any line of business or with any Person or in any area or granting “most favored nation” or similar status, in a manner that is material to the Wind Farm, taken as a whole;

(b)	is with PEGI or any of its Affiliates that is material to the Wind Farm, taken as a whole; or

(c)	the entry into or loss of which would result in a material adverse effect on the Company or Holdings (or any of their respective Subsidiaries) or the Wind Farm.
“MBR Authority” – (i) authority conferred by FERC under Section 205 of the Federal Power Act to make wholesale sales of electric energy, capacity and certain ancillary services at negotiated or market-based rates, (ii) acceptance by FERC of a tariff under Section 205 of the Federal Power Act providing for such sales, and (iii) grant of such waivers of FERC regulations and accounting requirements and blanket authorizations under the Federal Power Act as are customarily held by holders of market-based rate authority, including blanket authorization under Section 204 of the Federal Power Act and Part 34 of FERC’s regulations for future issuances of securities or assumption of liabilities.
“Member” – any Person executing this Agreement as of the Effective Date as a member or thereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company. Exhibit A hereto sets forth certain particulars concerning the Members as of the Effective Date. The Managing Member shall amend, or cause to be amended, Exhibit A from time to time to reflect changes in the information set forth therein, including the admission or withdrawal of Members in accordance with this Agreement.
“Member Nonrecourse Debt” – the meaning set forth with respect to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).
“Member Nonrecourse Deductions” – has the meaning set forth with respect to the term “partner nonrecourse deductions” in Treasury Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).
“Membership Interest” – with respect to a Member, the entire ownership interest of such Member in the Company, including its status as a “member,” its Units and its share of income, gain, loss and credits and the right to receive distributions from the Company and all other rights, powers and benefits accorded a member under this Agreement and the duties and obligations of such Member hereunder.
“Minimum Gain Attributable to Member Nonrecourse Debt” – that amount with respect to each Member Nonrecourse Debt that is equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the principles of Treasury Regulation Section 1.704-2(i)(3).

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“MOMA” – the Management, Operation and Maintenance Agreement dated as of July 13, 2018, between the Project Company and Pattern Operators LP, and any replacement MOMA entered into in accordance with this Agreement or the Holdings Operating Agreement.
“MOMA Operator” – Pattern Operators LP under the MOMA or any Person appointed to replace Pattern Operators LP as MOMA Operator in accordance with the MOMA or this Agreement.
“Non-Contributing Member” – as defined in Section 4.02(f).
“Non-Transferring Member” – as defined in Section 3.07(a).
“Nonrecourse Deduction” – the meaning set forth in Treasury Regulation Sections 1.704-2(b)(1) and 1.704-2(c).
“Nonrecourse Liability” – the meaning set forth in Treasury Regulation Section 1.704‑2(b)(3).
“Original LLC Agreement” – as defined in the Recitals.
“Parties” – the Members executing this Agreement, and any other Person that becomes a Member in accordance with the provisions hereof.
“Partnership Representative” – has the meaning assigned to that term in Section 6223 of the Code and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder.
“Pattern Finance” – Pattern US Finance Company LLC, a Delaware limited liability company.
“Pattern Holdco” – a Delaware limited liability company wholly-owned by Pattern Finance.
“Pattern Member” – Pattern Finance or, if Pattern Finance has exercised its right to Transfer all of its Units to Pattern Holdco pursuant to Section 3.07, Pattern Holdco.
“Pattern Seller” – as defined in Section 3.04(a).
“PEGI” – as defined in Recitals.
“Permitted Transferee” – with respect to any Person, a Controlled Affiliate of such Person; provided that, with respect to PSP, none of its portfolio companies or other investments shall be deemed a Permitted Transferee.
“Person” – has the meaning assigned to that term in Section 18-101(12) of the Act and also includes Governmental Authority and any other entity.
“PGH” – as defined in the Recitals.

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“Pledge” – as defined in the definition of “Transfer.”
“Power Purchase Agreement” – the “Power Purchase Agreement” specified on Exhibit C to the Holdings Operating Agreement, and any replacement power purchase agreement entered into in accordance with this Agreement.
“Principal Project Documents” – as defined in the Holdings Operating Agreement.
“PRLP 2” – as defined in the Recitals.
“Pro Rata Share” – as to the holder of any Units, the number of Units held by such Member divided by the total number of Units outstanding, in each case as set forth opposite its name on Exhibit A.
“Project Administration Agreement” – as defined in the Holdings Operating Agreement.
“Project Company” – as defined in the Recitals.
“PSP” – the Public Sector Pension Investment Board, a Canadian crown corporation.
“PSP Seller” – as defined in Section 3.04(a).
“PSP Veto Rights” – as defined in Section 6.07.
“PTC Period” – as defined in the Holdings Operating Agreement.
“Purchase and Sale Agreement” – as defined in the Recitals.
“Realization” – as defined in the definition of “Transfer.”
“Regulatory Allocations” – as defined in Section 5.01(c).
“Related Party” – any Person (i) who is related (within the meaning of Section 45(e)(4) of the Code) to the Company, Holdings, or the Project Company if such relationship would result in failure to satisfy Section 45(a)(2)(B) of the Code on sales of electricity by the Project Company or (ii) who is related for purposes of application of the loss disallowance rules of Section 267(a) or Section 707(b)(1) of the Code to sales of electricity by the Project Company. Clause (i) of this definition is intended to comply with Code Section 45, Notice 2007-65 and Notice 2008-60, I.R.B. 2008-30, and shall be interpreted consistent with those provisions.
“Related Party Contract” – any contract between the Company, Holdings, the Project Company or any of their respective Subsidiaries (on the one hand) and a Member or an Affiliated Party of a Member (on the other hand), including the Project Administration Agreement and the MOMA.
“Representatives” – as defined in Section 8.03.
“Required Capital” – as defined in Section 4.02(f).

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“ROFO Acceptance Period” – as defined in Section 3.04(c).
“ROFO Declination” – as defined in Section 3.04(c).
“ROFO Notice” – as defined in Section 3.04(c).
“ROFO Offer” – as defined in Section 3.04(c)
“ROFO Offeree” – as defined in Section 3.04(c).
“ROFO Offeror” – as defined in Section 3.04(c).
“Shell Parent Company” – as defined in Section 3.03(b)(iv).
“SSA” – that certain Sponsor Services Agreement, dated as of June 16, 2017, between PEGI and PSP, as amended, restated, modified or supplemented from time to time.
“Subject Membership Interests” – as defined in Section 3.04(c).
“Subsidiary” – with respect to any Person, any other Person of which the securities having a majority of the ordinary voting power in electing the board of directors (or other governing body), at the time as of which any determination is being made, are owned by such first Person either directly or through one or more of its Subsidiaries; provided that Holdings, the Project Company and the IRB Purchaser shall be deemed to be Subsidiaries of the Company.
“Tag Along Acceptance Notice” – as defined in Section 3.04(b).
“Tag Along Notice” – as defined in Section 3.04(b).
“Tag Along PSP Seller” – as defined in Section 3.04(b).
“Tag Along Purchaser” – as defined in Section 3.04(b).
“Tag Along Sale” – as defined in Section 3.04(b).
“Tag Along Sale Interests” – as defined in Section 3.04(b).
“Tagging Interests” – as defined in Section 3.04(b).
“Tax(es)” – (a) any taxes, customs, duties, charges, fees, levies, penalties or other assessments, fees and other governmental charges imposed by or payable to any Governmental Authority, including income, gross income, profits, gross receipts, gains, net proceeds, windfall profit, severance, property, real and personal property (tangible and intangible), production, sales, use, leasing or lease, license, excise, interest equalization, duty, franchise, capital stock, net worth, employment, occupation, payroll, employees’ income withholding, other withholding, Medicare and Social Security (or similar), unemployment, disability, payroll, fuel, excess profits, occupational, premium, severance, estimated, alternative or add-on minimum, ad valorem, value added, turnover, user, transfer, registration, stamp, interest equalization, or environmental tax, or

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any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto; and (b) any liability for the payment of amounts with respect to payment of a type described in the preceding clause (a), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing, tax allocation or tax indemnity agreement or similar arrangement, by operation of law or otherwise.
“Tax Loss” – (i) any Tax and (ii) any economic damages or losses relating to Tax, including but not limited to those attributable to unavailability or deferral of any Tax loss, deduction or credit, any indemnification or make-whole payments made to any Person, and any economic adjustment under any tax equity, joint venture or other arrangement (including any delay or reduction in any allocation of profits, loss and/or tax attributes or any distribution of cash or proceeds from any company or a holding vehicle thereof).
“Taxable Corporation” – a Person that (a) is treated as an association taxable as a corporation and whose income is subject to tax under Section 11 of the Code and (b) is not treated (i) as a “tax-exempt entity” within the meaning of Section 168(h)(2) of the Code or (ii) as a tax-exempt entity for purposes of Section 168(h)(5) or Section 168(h)(6) of the Code.
“Third Party” – with respect to any Member or PEGI, any Person who deals at arm’s length with such Member or PEGI, as the case may be.
“Third Party Transfer Documents” – as defined in Section 3.04(a).
“Transfer” or “Transferred” – to sell, assign, dispose of, exchange, pledge, Encumber, hypothecate or otherwise transfer any Unit or Membership Interest or any portion thereof, or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing; provided that (i) subject to Section 3.08, neither the granting by any Person of a lien to a bona fide third party lender as collateral security for the obligations of such Person to such lender (a “Pledge”), or any action by such a lender to foreclose on any such lien (a “Realization”), shall be deemed a Transfer of any Unit or Membership Interest, except that the sale by such a lender of the applicable Unit or Membership Interest to a third party, whether in a foreclosure sale or otherwise, shall constitute a Transfer and (ii) a Transfer of the units or other equity interest in a Member or in any Person that directly or indirectly holds units or other equity interests in such Member, other than a Pledge or Realization, shall not constitute a Transfer by the Member of its Units provided that (a) where the Member is Pattern Member, that after such Transfer, PEGI continues to ultimately control Pattern Member and (b) where the Member is the Investor, that after such Transfer, PSP continues to ultimately control the Investor.
“Transferor” – as defined in Section 3.07.
“Treasury Regulations” – the federal income Tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of successor Treasury Regulations).

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“Uniform Commercial Code” – the Uniform Commercial Code as in effect from time to time in the State of New York.
“United States person” – has the meaning set forth in Section 7701(a)(30) of the Code.
“Units” – as defined in Section 2.06.
“Wind Farm” – as defined in the Recitals.
“Wind Turbine” – each of the Siemens SWT-2.625-120 wind turbine generators that are included in the Wind Farm, together with the associated mechanical systems, communications systems and towers.
Other terms defined herein have the meanings so given them in this Agreement.
1.02    Construction    . Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) words used or defined in the singular include the plural and vice versa; (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (e) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (f) terms defined in this Agreement are used throughout this Agreement and in any Exhibits hereto as so defined; and (g) references to money refer to legal currency of the United States of America.
ARTICLE 2
ORGANIZATION
2.01    Formation    . The Company was formed as a Delaware limited liability company by the filing of a Certificate of Formation of Grady B Member LLC (the “Delaware Certificate”), dated as of April 30, 2018, with the Secretary of State of Delaware pursuant to the Act. Pursuant to this Agreement, the Investor and Pattern Finance are being admitted as new Members, and the Members desire to continue the Company for the purposes and upon the terms and conditions set forth herein. This Agreement shall be effective upon the execution and delivery of this Agreement by all Parties.
2.02    Name    . The name of the Company is “Grady B Member LLC” and all Company business must be conducted in that name.
2.03    Registered Office; Registered Agent; Principal Office    . The address of the registered office of the Company required by the Act to be maintained in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, or such other office (which need not be a place of business of the Company) as the Managing Member may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be The Corporation Trust Company or such other Person or Persons as the Managing Member may designate in the manner provided by Law. The principal office of the Company in the United

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States shall be at such place as the Managing Member may designate, which need not be in the State of Delaware, and the Company shall maintain records there or in such other place as the Managing Member shall designate. The Managing Member shall give prompt notice to each Member of any election or change in the principal office of the Company.
2.04    Purposes    . The purposes of the Company are limited to (i) indirectly through Holdings and its Subsidiaries, acquiring, financing, developing, owning, leasing, selling, procuring, encumbering, securing, designing, constructing, reconstructing, erecting, installing, testing, commissioning, decommissioning, improving, replacing, relocating, removing, repairing, maintaining, using, monitoring, managing, operating, repowering, dismantling, and disposing of the Wind Farm; (ii) owning, holding or disposing of the membership interests in Holdings owned by the Company; (iii) exercising any power and taking any action as are considered necessary or desirable in connection with the administration of the Company’s affairs described in clauses (i) and (ii) of this Section 2.04, including the maintaining of records, the engagement of professional advisors and consultants, the establishment of bank accounts, and prosecution or defense of legal actions; and (iv) taking all actions incidental, ancillary, necessary or appropriate to the foregoing that may be engaged in by a limited liability company formed under the Act. Notwithstanding anything to the contrary in this Agreement, the Company shall not hold an interest in any Person where such Person is not wholly owned by the Company (except for its interest in Holdings).
2.05    No State-Law Partnership    . The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than U.S. federal (and, when applicable, state) Tax purposes, and this Agreement may not be construed to suggest otherwise.
2.06    Units; Certificates of Membership Interest; Applicability of Article 8 of UCC. Membership Interests shall be represented by units (each, a “Unit”). Each Unit shall represent a Capital Contribution in the amount of $1.00. The Members hereby specify, acknowledge and agree that all Units (and the Membership Interests represented thereby) are securities governed by Article 8 and all other provisions of the Uniform Commercial Code, and pursuant to the terms of Section 8-103(c) of the Uniform Commercial Code, such interests shall be “securities” for all purposes under such Article 8 and under all other provisions of the Uniform Commercial Code. All Units (and the Membership Interests represented thereby) shall be represented by certificates, shall be recorded in a register thereof maintained by the Company, and shall be subject to such rules for the issuance thereof in compliance with this Agreement.
ARTICLE 3
MEMBERSHIP; DISPOSITIONS OF INTERESTS
3.01    Members. As of the date of this Agreement, the Members listed on Exhibit A hereto are hereby admitted as Members of the Company, with the number of Units set forth in such Exhibit A.
3.02    Representations, Warranties and Covenants. (1) Each Member, severally but not jointly, hereby (x) represents, warrants and, with respect to Sections 3.02(d), (e), and (g), covenants to the Company and each other Member that the following statements (other than Sections 3.02(h)

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and (i)) are true and correct as of the Effective Date or such later date on which such Person becomes a Member, as applicable, and, with respect to Section 3.02(d), shall be true and correct at all times that such Member is a Member, (y) covenants to the Company and each other Member that the statements in Sections 3.02(e) and (g) shall be true and correct at all times that such Member is a Member until the end of the PTC Period and (z) covenants to the Company and each other Member as set forth in Section 3.02(i), and (2) the Managing Member hereby covenants to the Company and each other Member as set forth in Section 3.02(h):
(a)    that such Member is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the Law of the jurisdiction of its incorporation, organization or formation; if required by applicable Law, that such Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and that such Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and that all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by such Member have been duly taken;
(b)    that such Member has duly executed and delivered this Agreement and the other documents contemplated herein to which it is a party, and that they constitute the legal, valid and binding obligation of such Member, enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity);
(c)    that such Member’s authorization, execution, delivery, and performance of this Agreement do not and will not (i) conflict with, or result in a breach, default or violation of, (A) the organizational documents of such Member, (B) any contract or agreement to which such Member is a party or is otherwise subject (other than to the extent such conflict, breach, default or violation would not materially adversely affect its ability to perform its obligations hereunder), or (C) any Law, order, judgment, decree, writ, injunction or arbitral award to which such Member is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied;
(d)    that such Member (or, if it is a disregarded entity for federal Tax purposes, its beneficial owner for federal Tax purposes as provided in Treasury Regulation Section 301.7701-3) is and so long as it is a Member shall be a United States person and shall not be subject to withholding under Section 1445 or Section 1446 of the Code;
(e)    during the PTC Period, that such Member is not and so long as it is a Member shall not be a Related Party;
(f)    that no part of the Capital Contribution made by such Member, and no part of any purchase price used by such Member to acquire any Units or Membership Interest,

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constitutes assets of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA (an “ERISA Plan”), or other “benefit plan investor” (as defined in Section 3(42) of ERISA) or assets allocated to any insurance company separate account or general account in which any such ERISA Plan or benefit plan investor (or related trust) has any interest;
(g)    that, during the PTC Period, either (i) (A) such Member is not and shall not be a “tax-exempt entity” within the meaning of Code Section 168(h)(2)(A) or a “tax-exempt controlled entity” within the meaning of Code Section 168(h)(6)(F)(iii)(I) (other than a Taxable Corporation) and (B) no Person who owns a direct or indirect interest in such Member is or shall be a “tax-exempt entity” or a “tax-exempt controlled entity” (other than a Taxable Corporation), unless such Person owns such interest solely through a Taxable Corporation or such Member is a Taxable Corporation, or (ii) such Member (or the transferor under Section 3.03(b)(i)(10) hereof or Section 3.03(b)(i)(D)(7) of the Holdings Operating Agreement) has fully indemnified each other Member and each member of Holdings other than the Company for any adverse Tax consequences it experiences as a result of the classification of such Member or such Person who owns a direct or indirect interest in such Member as a “tax-exempt entity” or a “tax-exempt controlled entity” in a manner reasonably acceptable to such other Members and such other members of Holdings;
(h)    that the Managing Member shall cause the Company not to transfer, directly or indirectly, its equity interests in Holdings in violation of any restrictions on disposition thereof under the Holdings Operating Agreement (unless waived by the applicable members of Holdings); and
(i)    that neither such Member, nor any of its Affiliates, will develop another wind farm prior to the Flip Point with wind turbines within a distance equal to or less than five (5) kilometers from any Wind Turbine, unless such Member, or such Affiliate, as applicable, enters into a Build Out Agreement in substantially the form attached hereto as Exhibit C or otherwise in form and substance acceptable to the other Members (and, to the extent required by the Holdings Operating Agreement, the members of Holdings other than the Company), it being understood and agreed that for the purposes of this Section 3.02(i), Affiliates shall not include any portfolio company or fund investment of PSP.
The representations, warranties and covenants of the Members contained in this Section 3.02 shall survive the execution and delivery of this Agreement and continue in full force and effect with respect to each Member until it ceases to be bound by the provisions of this Agreement.
3.03    Dispositions and Encumbrances of Membership Interests    .
(a)    General Restriction. No Member may Dispose of or Encumber all or any portion of its Units or Membership Interest except in strict accordance with this Section 3.03. (References in this Agreement to Dispositions or Encumbrances of a “Membership Interest” shall also refer to Dispositions or Encumbrances of the corresponding Units or a portion of a Membership Interest or the corresponding Units.

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References in this Agreement to Dispositions or Encumbrances of “Units” shall also refer to Dispositions or Encumbrances of the corresponding Membership Interest represented by such Units.) Any attempted Disposition or Encumbrance of any Unit or Membership Interest by a Member, other than in strict accordance with this Section 3.03, shall be, and is hereby declared, null and void ab initio. The Members agree that a breach of the provisions of this Section 3.03 may cause irreparable injury to the Company and to the other Members for which monetary damages (or other remedy at law) are inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provision and (ii) the uniqueness of the Company’s business and the relationship among the Members. Accordingly, the Members agree that the provisions of this Section 3.03 may be enforced by specific performance.
(b)    Dispositions of Membership Interests. No Member may Dispose of all or any portion of its Units and no Assignee of Units may be admitted as a Member or Managing Member except in compliance with this Section 3.03(b); provided, that this Section 3.03(b) shall not apply to an Encumbrance or a Disposition upon foreclosure (or Disposition in lieu of such foreclosure) of an Encumbrance which shall be governed by Section 3.03(c)(i). No Disposition of a Membership Interest shall effect a release of the Disposing Member from any liabilities to the Company or the other Members arising from events occurring prior to or in connection with the Disposition. The Disposing Member and its Assignee shall pay, or reimburse the Company and each Member for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission, on or before the tenth (10th) Day after the receipt by that Person of the Company’s or such Member’s invoice for the amount due.
(i)    Restrictions on Dispositions. No Disposition of any Membership Interest or Units by a Member shall be effective unless the following requirements are satisfied:
(1)    Principal Project Documents. Such Disposition would not result in a breach of the Holdings Operating Agreement, the Power Purchase Agreement or any other Principal Project Documents, unless otherwise waived or consented to in writing by the applicable counterparty or counterparties thereto so as not to constitute a breach or default thereunder.
(2)    Applicable Laws and Regulations. Such Disposition would not violate any provision of applicable Law; provided, that this clause (2) shall only apply to Dispositions to the extent such violation would or would be reasonably likely to have a material impact on (i) the ability of the Company to perform its obligations under the Holdings Operating Agreement, (ii) Holdings or any of its Subsidiaries,

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(iii) any member of Holdings other than the Company, (iv) any Member other than such Disposing Member or (v) the Wind Farm.
(3)    Related Party. If such Disposition would occur prior to the end of the PTC Period, such Disposition would not be to a Related Party (or a Person who would become a Related Party as a result of such Disposition).
(4)    Investment Company Act. Such Disposition would not require the Company to register as an “investment company” under the Investment Company Act of 1940, as amended.
(5)    Consents and Permits. All Governmental Approvals with respect to such Disposition shall have been obtained (other than any such Governmental Approval which, if not obtained, would not result in an adverse impact on the Wind Farm).
(6)    Dispositions to Competitors. Such Disposition by the Investor would not be to any Person (other than PEGI or its Affiliates) that directly or indirectly (including through one or more Affiliates) develops or operates wind power or solar power projects (collectively, the “Competitive Activities”) unless such transferee is a pension fund, investment fund, pooled investment vehicle, insurance company or institutional investor that is directly or indirectly engaged in Competitive Activities through another Person (including through one or more Affiliates) provided that (i) the transferee’s primary business activity is not its direct or indirect ownership of such Person, and (ii) such Disposition shall not be to the Person that is directly engaged in Competitive Activities.
(7)    Drag, Tag and Right of First Offer. Such Disposition, to the extent it constitutes a Transfer, complies with the requirements of Section 3.04.
(8)    Entity Classification. Such Disposition would not cause the Company or Holdings to be classified as an entity other than a partnership (or cause the Company or Holdings to be treated as a publicly traded partnership taxable as a corporation) for purposes of the Code unless the transferor provides an indemnity from an entity reasonably satisfactory to the other Members and the members of Holdings other than

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the Company and in a manner reasonably acceptable to such other Members and such other members of Holdings to each other Member and each other member of Holdings for any adverse Tax consequences that such other Member and such other member of Holdings experience as a result of any change in classification caused by such Disposition; provided, that if the Disposition occurs after the DRO Zero Date, such indemnity shall be reduced by any net economic benefit resulting from any change in classification caused by such Disposition.
(9)    EWG Status and MBR Authority. Such Disposition would not result in the Project Company ceasing to be an Exempt Wholesale Generator, once EWG status has been obtained, or losing or having FERC impose new material conditions on its MBR Authority, once such MBR Authority has been obtained.
(10)    Tax-Exempt Use Property. If such Disposition would occur prior to the end of the later of (i) the PTC Period and (ii) the Flip Point, either (x) such Disposition would not cause the Wind Farm to be treated wholly or partly as “tax-exempt use property” within the meaning of Section 168(h) of the Code or (y) the transferor provides an indemnity from an entity reasonably satisfactory to the other Members and the members of Holdings (other than the Company) and in a manner reasonably acceptable to each other Member and the members of Holdings (other than the Company) for any adverse Tax consequences that such other Member and such members of Holdings (other than the Company) experience as a result of any change in classification caused by such Disposition.
(11)    OFAC.     Such Disposition is not to a Person (i) who appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control in the United States Department of the Treasury; (ii) with whom a transaction is prohibited by applicable provisions of Executive Order 13224, the USA Patriot Act, the Trading with the Enemy Act or the foreign asset control regulations of the United States Treasury Department, in each case as amended from time to time; (iii) who is controlled by any Person described in clause (i) or (ii); and (iv) who has its principal place of business located in any country with whose citizens

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the Company is prohibited from entering into transactions pursuant to the requirements set forth in clause (ii).
(12)    Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada). None of the funds being used to purchase the Units or satisfy the transferee’s commitments under this Agreement represent or will represent proceeds of crime for the purpose of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).
(13)    Suppression of Terrorism. The Disposition is not to a Person identified in the Regulations implementing the United Nations Resolutions on the Suppression of Terrorism, the United Nations Al Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolution on the Democratic People’s Republic of Korea, the Regulations Implementing the United Nations Resolution on Iran or the Special Economic Measures (Burma) Regulations.
(14)    Securities Law Exemption. The Disposition is exempt from all requirements to file a prospectus, registration statement or similar document with applicable securities regulatory authorities.
(ii)    Documentation Requirements. In connection with any Disposition permitted under Section 3.03(b)(i):
(A)    Notice. The Disposing Member shall deliver to each other Member written notice not less than ten (10) Business Days prior to the effective date of such Disposition (other than in connection with a Disposition to an Affiliate, including pursuant to Section 3.03(b)(iv), in which case written notice shall be given no later than ten (10) Business Days after the effective date of such Disposition).
(B)    Disposition Instrument. The Disposing Member shall deliver to the Managing Member an instrument implementing the Disposition in form and substance reasonably acceptable to the Managing Member and shall do all such acts or things that may be necessary to effect the Disposition.
(iii)    Admission as a Member. Upon Disposition of Units by a Member in accordance with Section 3.03(b)(i) and Section 3.03(b)(ii), the Assignee shall be admitted to the Company as a Member.

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(iv)    Indirect Dispositions of Membership Interest Permitted. Nothing in this Agreement shall restrict, limit or require consent for, any direct or indirect Disposition of any ownership or membership interest in any Member or any Person which directly or indirectly holds an ownership or membership interest in a Member; provided, however, that (A) any such Disposition shall comply with Section 3.03(b)(iv) of the Holdings Operating Agreement, and (B) the Member whose ownership or membership interest is the subject of such direct or indirect Disposition shall be deemed in connection with such Disposition to have represented to the other Members that any such direct or indirect Disposition complies with the requirements of Sections 3.03(b)(i)(D) and 3.03(b)(iv) of the Holdings Operating Agreement and Sections 3.03(b)(i) and 3.03(b)(iv) hereof; provided further, that any Disposition in whole or in part of the ownership or membership interest of any Member that is a Shell Parent Company or of any Shell Parent Company that directly or indirectly owns a Member, shall be subject to the applicable requirements of Section 3.03(b)(i) and Section 3.03(b)(ii)(A). “Shell Parent Company” shall mean any direct or indirect owner of the Company that does not, directly or through any other Person, own or lease any material assets (other than the Wind Farm), have an interest in any other project or business or have any material investments or material rights unrelated to the Company, Holdings, Holdings’s Subsidiaries or the Wind Farm. For avoidance of doubt, any Person that owns another Person (other than the Company, Holdings or Holdings’s Subsidiaries) that is not a Shell Parent Company shall not be a Shell Parent Company.
(c)    Encumbrances of Membership Interest; Foreclosure.
(i)    Except as expressly provided in the last sentence of this Section 3.03(c)(i), nothing in this Agreement shall limit any Member from Encumbering its Membership Interest to secure financial indebtedness of such Member or any Affiliate thereof, and, in connection with any Encumbrance by a Member in accordance with this Section 3.03(c)(i), each non-Encumbering Member shall reasonably cooperate with any reasonable request of the Encumbering Member and also with any reasonable request by any member of Holdings (other than the Company) under the Holdings Operating Agreement to deliver any consent documentation required by any lender in connection with such Encumbrance (including, as applicable, customary provisions relating to the ability of providers of financial indebtedness or their agents to exercise remedies with respect to the Encumbered Membership Interests); provided that a Member may only Encumber its Membership Interest to secure financial indebtedness of such Member or any Affiliate thereof if, when granted, the Encumbrance is not in favor of a Related Party or a Person that would become a Related Party upon foreclosure of such Encumbrance (with respect to any Encumbrance prior to the end of the PTC Period); provided, further, that the foregoing obligation to reasonably cooperate with any reasonable request to deliver consent documentation shall not obligate any non-Encumbering Member to modify or amend any of its rights or privileges under this Agreement; provided finally, that if a Disposition upon foreclosure (or deed in lieu of such foreclosure) of such Encumbrance occurs, the Encumbering Member shall be deemed to have represented to the other Members that any such direct or indirect Disposition complies with the requirements of Sections 3.03(b)(i)(D) and 3.03(c) of the Holdings Operating Agreement and Sections 3.03(b)(i), 3.03(b)(ii) and

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3.03(c) hereof. Any subsequent Disposition of Membership Interest by any lenders or their agents to a third party following any foreclosure upon Encumbered Membership Interests (or deed in lieu of such foreclosure) must comply with the requirements of Section 3.03(b). Notwithstanding the immediately preceding sentence, if the Encumbering Member is a Shell Parent Company or any Shell Parent Company directly or indirectly owns the Encumbering Member, any foreclosure (or deed in lieu thereof) by the lenders or any agent therefor and any Disposition to a third party by such lenders or agent following such foreclosure (or deed in lieu thereof) shall be subject to the requirements of Sections 3.03(b)(i) and 3.03(b)(ii).
(ii)    Except as expressly provided in the last sentence of this Section 3.03(c)(ii), nothing in this Agreement shall restrict, limit or require consent for, any direct or indirect Encumbrance on the ownership or membership interest in any Member or any Person which owns a direct or indirect ownership or membership interest in any Member; provided, that if a Disposition upon foreclosure (or deed in lieu of such foreclosure) of such Encumbrance occurs, (A) the Member whose ownership or membership interest is directly or indirectly the subject of such Encumbrance shall be deemed to have represented to the other Members that any such direct or indirect Disposition complies with the requirements of Sections 3.03(b)(i)(D) and 3.03(c) of the Holdings Operating Agreement and Sections 3.03(b)(i) and 3.03(c) hereof, and (B) for the avoidance of doubt, for purposes of any subsequent Disposition to a third party following such foreclosure or deed in lieu thereof, such Disposition shall have satisfied the requirements set forth in Section 3.03(b)(iv). Notwithstanding the immediately preceding sentence, in connection with an Encumbrance on the ownership or membership interest of any Member that is a Shell Parent Company or any Shell Parent Company that directly or indirectly owns a Member, any foreclosure (or deed in lieu thereof) by the lenders or any agent therefor and any Disposition to a third party by such lenders or agent following such foreclosure (or deed in lieu thereof) shall be subject to the requirements of Sections 3.03(b)(i) and 3.03(b)(ii)(A) which would be applicable if such Encumbrance were directly on the Membership Interest.
3.04    Drag, Tag, Right of First Offer    .
(a)     Drag Along Rights.
(i)    Subject to first complying with its obligations pursuant to Section 3.04(c), if Pattern Member together with any of its Permitted Transferees that are Members (collectively, a “Pattern Seller”) desires to effect a bona fide Transfer of all (but not less than all) of its Units in the Company, whether in one transaction or a series of related transactions (the “Drag Sale Interests” and, any such transactions or series of related transactions, a “Drag Along Sale”) to any Third Party, other than a Permitted Transferee, for cash then the Pattern Seller shall (in its sole discretion) be permitted to deliver written notice to the Investor and its Permitted Transferees that are Members (collectively, a “PSP Seller”) of such Drag Along Sale no later than fourteen (14) calendar days prior to the anticipated date of consummation of such Drag Along Sale (the “Drag Along Notice”). Such Drag Along Notice shall (i) identify the purchaser, the purchase price per Drag Sale Interests and a summary of the other material terms and conditions of the proposed Drag

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Along Sale and (ii) be accompanied by forms of all agreements (including any schedules, exhibits and annexes thereto) to be entered into by or on behalf or for the account or otherwise for the benefit of the Pattern Seller, as applicable, in connection with the Drag Along Sale. Following receipt of the Drag Along Notice, the PSP Seller shall be obligated to sell to the purchaser all of the PSP Seller’s Membership Interest in the Company at the same purchase price per Unit, and otherwise on the same terms therefor and subject to the same conditions thereto, as the Pattern Seller.
(ii)    Neither the Pattern Seller nor any Controlled Affiliate thereof shall have entered into any collateral agreement, commitment or understanding with the purchaser or its affiliates that has or would have the effect of providing to the Pattern Seller or any such Controlled Affiliate consideration of greater value than the consideration offered pursuant to the Drag Along Sale; provided that such restriction shall not apply to any commercial agreement in effect at the time of such transaction (including, for the avoidance of doubt, the MOMA and the Project Administration Agreement) that was entered into prior to the date hereof or following receipt of any consent thereto required in accordance with Section 6.03.
(iii)    The PSP Seller shall not be required to make any representations or warranties with respect to the Drag Along Sale other than customary fundamental representations and warranties as to ownership, title and due authorization and the PSP Seller shall be solely responsible for the accuracy of such representations and warranties (and shall not have any liability for any such representations and warranties of Pattern Seller). In addition, the PSP Seller shall only be responsible for any indemnification obligations, escrow amounts and holdback amounts in connection with the Drag Along Sale on a several and proportionate basis (and not joint and several basis) in accordance with its direct ownership interests in the Company relative to the Pattern Seller. The PSP Seller shall not be required to enter into or be bound by any non-compete or similar restrictive covenants in connection with any Drag Along Sale.
(iv)    If the PSP Seller is not represented on the closing date of the Drag Along Sale or is represented but fails for any reason whatsoever to produce and deliver any required instruments and documents as may be consistent with its obligations hereunder and necessary or desirable to give effect to the sale and Transfer of applicable Units held by the PSP Seller or as may be necessary to discharge any encumbrance that affects such Units (collectively, the “Third Party Transfer Documents”) to the Third Party, then the price per Unit payable to the PSP Seller in connection with the Drag Along Sale, subject to the provisions of this Agreement may be deposited by the Third Party in a special account in the name of the PSP Seller at a branch of the bank used by the Third Party. Such deposit shall constitute valid and effective payment of any purchase price payable to the PSP Seller pursuant to this Section 3.04(a) even though the PSP Seller has, in breach of this Agreement, voluntarily encumbered or disposed of any of the Units and notwithstanding the fact that a conveyance or conveyances or assignment or assignments of the Units may have been delivered in breach of this Agreement to any alleged pledgee, transferee or other Person. If the purchase price payable to the PSP Seller pursuant to this Section 3.04(a) is deposited as

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aforesaid, then, from and after the date of such deposit, and even though the Third Party Transfer Documents have not been delivered to the Third Party, the purchase of the Units being sold by the PSP Seller shall be deemed to have been fully completed and all right, title, benefit and interest, both at law and in equity, in and to such Units shall be conclusively deemed to have been transferred and assigned to and become vested in the Third Party and all right, title, benefit and interest, both at law and in equity, of the PSP Seller, or of any transferee, assignee or any other Person having any interest, legal or equitable, therein or thereto shall cease and terminate, provided, however, that the PSP Seller shall be entitled to receive the purchase price payable to the PSP Seller pursuant to this Section 3.04(a) so deposited, with interest, upon delivery to the Third Party of the Third Party Transfer Documents.
(v)    The PSP Seller hereby irrevocably constitutes and appoints the Third Party as its true and lawful attorney and agent in the name of and on behalf of the PSP Seller to execute and deliver in the name of the PSP Seller all such Third Party Transfer Documents as may be necessary to effectively transfer and assign the Units held by the PSP Seller to the Third Party, provided that such Third Party Transfer Documents do not conflict with the provisions of this Section 3.04(a); provided, that such appointment shall be effective only if the PSP Seller shall fail to execute and deliver such Third Party Transfer Documents in accordance with this Section 3.04(a) within five (5) Business Days after a written request from Pattern Seller to do so. Such appointment and power of attorney, being coupled with an interest, shall not be revoked by the dissolution, winding-up, bankruptcy or insolvency of the PSP Seller and the PSP Seller hereby ratifies and confirms and agrees to ratify and confirm all that the Third Party may lawfully do or cause to be done by virtue of the provisions hereof. The PSP Seller hereby irrevocably consents to the Transfer of its Units made pursuant to the provisions of this Section 3.04(a).
(vi)    The PSP Seller shall be obligated to, and hereby does, waive any dissenters’ rights, appraisal rights or similar rights in connection with any Drag Along Sale.
(vii)    If, substantially concurrently with the closing of a Drag Along Sale, the purchaser in such transaction agrees to the termination of the MOMA and/or Project Administration Agreement and the MOMA or the Project Administration Agreement is terminated in connection with such Drag Along Sale, PEGI will waive (or cause to be waived) any termination fees payable under such terminated MOMA or Project Administration Agreement, as applicable.
(viii)    This Section 3.04(a) shall not apply to an Article 9 Disposition.
(b)    Tag Along Rights. Subject to first complying with Section 3.04(c), if at any time a Pattern Seller desires to effect a bona fide Transfer of some or all of its direct or indirect ownership interests in the Company whether in one transaction or a series of related transactions (the “Tag Along Sale Interests” and, any such transactions or series of related transactions, a “Tag Along Sale”) to any Third Party other than a Permitted Transferee (such Third Party, a “Tag Along Purchaser”), then the Managing Member shall be required to provide the Investor and its Permitted Transferees (to the extent that such Permitted

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Transferees own any Membership Interest) (collectively the “Tag Along PSP Seller”) with at least thirty (30) calendar days’ prior written notice (the “Tag Along Notice”) of such proposed Tag Along Sale. Such Tag Along Notice shall (A) identify the Tag Along Purchaser, the amount of Tag Along Sale Interests proposed to be transferred directly or indirectly by the Pattern Seller, the percentage of the then-issued and outstanding Units that such proposed Tag Along Sale Interests represents, the sales price per Unit, and a summary of the other material terms and conditions of the proposed Tag Along Sale and (B) be accompanied by forms of all agreements (including any schedules, exhibits and annexes thereto) to be entered into by or on behalf or for the account or otherwise for the benefit of the Pattern Seller in connection with the proposed Transfer. Within twenty (20) calendar days following receipt by the Tag Along PSP Seller of the Tag Along Notice, the Tag Along PSP Seller may, by providing written notice (which notice shall be deemed to be irrevocable when sent) (the “Tag Along Acceptance Notice”) to the Managing Member, elect to Transfer to the Tag Along Purchaser, as part of the Tag Along Sale, an amount of Units owned by the Tag Along PSP Seller (the “Tagging Interests”) up to the total amount of issued and outstanding Units proposed to be Transferred to the Tag Along Purchaser pursuant to the Tag Along Sale multiplied by PSP’s Pro Rata Share, at the same purchase price per Unit as the Pattern Seller and otherwise on the same terms therefor and subject to the same conditions thereto. Neither the Pattern Seller nor any Controlled Affiliate thereof shall have entered into any collateral agreement, commitment or understanding with the Tag Along Purchaser or its affiliates that has or would have the effect of providing to the Pattern Seller or any such Controlled Affiliate consideration of greater value than the consideration offered pursuant to the Tag Along Sale; provided that such restriction shall not apply to any commercial agreement in effect at the time of such transaction (including, for the avoidance of doubt, the MOMA and the Project Administration Agreement) that was entered into prior to the date hereof or that was entered into following receipt of the consent thereto, if any, required in accordance with Section 6.03. If the Tag Along Purchaser does not accept all of the Tagging Interests tendered by the Tag Along PSP Seller, then the Pattern Seller shall have the option to either (i) proportionately reduce the number of Tag Along Sale Interests and Tagging Interests to account for the maximum number of ownership interests that the Tag Along Purchaser is willing to purchase or (ii) abandon the Tag Along Sale. If the Tag Along PSP Seller does not deliver a Tag Along Acceptance Notice within twenty (20) calendar days after receipt of the Tag Along Notice, the Tag Along PSP Seller shall be deemed to have waived its rights with respect to the Transfer of its Units pursuant to the applicable Tag Along Sale and the Pattern Seller shall have until one hundred eighty (180) calendar days after the expiration of such twenty (20) calendar day period after the date of the Tag Along Notice in which to Transfer the ownership interests in the Company described in the Tag Along Notice on terms not more favorable to the Pattern Seller than those set forth in the Tag Along Notice. If at the end of such one hundred eighty (180) day period the Pattern Seller shall not have completed the Transfer of all of the Pattern Seller’s ownership interests in the Company contemplated to be transferred in the Tag Along Notice (reduced to account for any Tagging Interests (if any) and all Tagging Interests (if any)), then the Tag Along PSP Seller’s tag along rights shall again apply with respect to any such unsold ownership interests. This Section 3.04(b) shall not apply to any “Disposition” (as defined in the Holdings Operating Agreement) of the

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Class B Membership Interests (as defined in the Holdings Operating Agreement) in Holdings pursuant to Article 9 of the Holdings Operating Agreement (the “Article 9 Disposition”).
(c)    Right of First Offer.
(i)    If any Member, PSP or any of its Permitted Transferees or a Pattern Seller (as applicable, the “ROFO Offeree”) desires to Transfer all or any portion of its Membership Interest in the Company to any Third Party other than to a Permitted Transferee who agrees to be bound by the obligations set forth in this Agreement, the ROFO Offeree shall give the other Member(s) (the “ROFO Offerors”) written notice setting forth the details of the Membership Interests of the Company to be transferred (the “Subject Membership Interests”) and any other material terms of the proposed Transfer reasonably known or anticipated by the ROFO Offeree (a “ROFO Notice”).
(ii)    Within forty-five (45) calendar days after delivery of a ROFO Notice, each ROFO Offeror shall either: (A) deliver a written offer to the ROFO Offeree to purchase the Subject Membership Interests (a “ROFO Offer”) or (B) deliver a written notice to the ROFO Offeree that such ROFO Offeror will not make a ROFO Offer (a “ROFO Declination”). If a ROFO Offeror fails to deliver either a ROFO Offer or a ROFO Declination within such forty-five (45)-day period, such ROFO Offeror will be deemed to have delivered a ROFO Declination.
(iii)    Unless a ROFO Offer is accepted pursuant to written notice from the ROFO Offeree to the ROFO Offeror that delivered such ROFO Offer within ten (10) calendar days following the delivery of such ROFO Offer (the “ROFO Acceptance Period”), such ROFO Offer shall be deemed to have been rejected by the ROFO Offeree. In the event that the ROFO Offeree validly rejects each ROFO Offer or each ROFO Offeror delivers a ROFO Declination, subject to complying with its obligations under Section 3.04(b), the ROFO Offeree shall be free to Transfer the applicable Subject Membership Interests to any Third Party; provided that in the event any ROFO Offeror has previously delivered a ROFO Offer that was rejected by the ROFO Offeree, the ROFO Offeree shall only be permitted to enter into a definitive agreement to Transfer the applicable Subject Membership Interests (A) during the nine (9) month period following the expiration of the ROFO Acceptance Period, (B) at a price greater than or equal to 105% of the price offered in such ROFO Offer and (C) on terms and conditions (economic and otherwise) that are not materially less favorable (in the aggregate) to the ROFO Offeree than the terms and conditions set forth in such ROFO Offer. If at the end of such nine (9) month period the ROFO Offeree shall not have completed the Transfer of the Subject Membership Interests, then it shall once again be required to comply with this Section 3.04(c).
(iv)    If a ROFO Offer is accepted during the ROFO Acceptance Period, the ROFO Offeror that delivered such ROFO Offer shall acquire the Subject Membership Interest, and the ROFO Offeree shall Transfer the Subject Membership Interest to the ROFO Offeror at the price set forth in the ROFO Offer; provided that no party shall be required to provide any representations or warranties with respect to such Transfer other than customary

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fundamental representations and warranties as to ownership, title and due authorization; provided further, that if the ROFO Offeree accepts more than one ROFO Offer, then the ROFO Offerors whose ROFO Offers have been accepted shall acquire the Subject Membership Interest pro rata in accordance with their respective Units prior to such acquisition (unless the ROFO Offerors shall agree among themselves to a different ratio), and the ROFO Offeree shall Transfer the Subject Membership Interest to such ROFO Offerors (pro rata in accordance with their respective Units prior to such acquisition, unless the ROFO Offerors shall agree among themselves to a different ratio) at the price set forth in their respective ROFO Offers pro rated for the number of Units the ROFO Offerors are acquiring as a proportion of the total number of Units comprising the Subject Membership Interest.
(v)    A sale by a ROFO Offeree of a Subject Membership Interest to a ROFO Offeror shall be completed in accordance with the provisions of Section 3.03(b)(ii), provided, however, that the closing of such sale shall be not later than ninety (90) Days from the date on which the ROFO Offer is accepted or such later date as may be required to facilitate obtaining any required consents or approvals of any Governmental Authority or counterparty to a Principal Project Document that is required in connection with such sale, and the consideration paid to the ROFO Offeree by the ROFO Offeror shall be as set out in the ROFO Offer (except as otherwise provided in Section 3.04(c)(iv)).
(vi)    This Section 3.04(c) shall not apply to an Article 9 Disposition.
(d)    Applicability to PEGI. To the extent Section 3.04(b) or 3.04(c) is applicable to any Transfer by PEGI of all or any portion of PEGI’s indirect ownership interest in Holdings, Pattern Member shall cause PEGI to comply or cause the applicable Pattern Seller, as the case may be, to comply with the terms of Section 3.04(b) or Section 3.04(c) as the seller of the Tag Along Sale Interests or the Subject Membership Interests, as applicable.
3.05    Liability to Third Parties    . No Member shall be personally liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member.
3.06    Withdrawal    . A Member may not withdraw or resign from the Company except as permitted by this Agreement.
3.07    Permitted Transfers to Controlled Affiliates    . Subject to Section 3.03(b) (except for Section 3.03(b)(i)(7)), a Member who is not then in default of its obligations under this Agreement (the “Transferor”) will be entitled to Transfer, without first complying with Section 3.04, title to all or part of its Units to one or more of its Controlled Affiliates, provided that:
(a)    the Transferor first establishes to the satisfaction of the other Members (the “Non-Transferring Members”), acting reasonably (and if the Non-Transferring Members do not agree that each Person to which the Transferor is transferring its Units is a Permitted

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Transferee then the matter shall be subject to the dispute resolution procedures outlined in Section 10.06) that each Person to which it is transferring its Units is a Permitted Transferee;
(b)    the Non-Transferring Members receive prior written notice of such Transfer; and
(c)    where the Transferor transfers less than all of its Units to a Controlled Affiliate, all Units held or acquired by such Transferor and its Controlled Affiliate(s) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and (i) such Transferor and its Controlled Affiliate(s) may apportion such rights as among themselves in any manner they deem appropriate and (ii) shall be jointly and severally liable for their respective obligations under this Agreement.
3.08    Pledges and Realization. No Pledge or Realization shall be deemed to constitute a “Transfer” for the purposes of Section 3.04, so long as (a) any subsequent disposition, sale, assignment, transfer, conveyance, gift, exchange or other disposition by such lender or agent of its direct or indirect interest in Units or Membership Interests is to a Person that has either (i) (A) a rating not less than “BBB” from S&P or “Baa3” from Moody’s or (B) is controlled by an Affiliate meeting the criteria specified in clause (A), or (ii) together with its Affiliate(s) on consolidated basis, a tangible net worth of at least US$500,000,000, or, in the case of an investment fund, pension plan or other similar entity, aggregate assets under management of at least US$500,000,000 and (b) such subsequent disposition, sale, assignment, transfer, conveyance, gift, exchange or other disposition by such lender or agent of such direct or indirect interests in Units or Membership Interests complies with the transfer restrictions hereunder, to the extent applicable, including the requirements of Section 3.04.
ARTICLE 4
CAPITAL ACCOUNTS
4.01    Capital Accounts    .
(a)    Each Member’s Capital Account balance (as of the Effective Date) and Pro Rata Share shall be as indicated on Exhibit A. The aggregate Capital Account balances of the Members, as indicated on Exhibit A, equals the fair market value of the assets held by the Company on the Effective Date.
(b)    Each Member’s Capital Account shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the fair market value (as unanimously agreed to by the Members) of property contributed by that Member to the Company, (iii) allocations to that Member of Company income and gain (or items thereof) allocated pursuant to Section 5.01(a) or specially allocated pursuant to Section 5.01(b), Section 5.01(c), or Section 9.02(a), including income and gain exempt from tax and income and gain described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g) (but excluding income and gain described in Treasury Regulation Section 1.704-1(b)(4)(i)), and (iv) the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member, and shall be decreased by (v) the amount of money

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distributed or deemed distributed to that Member by the Company, (vi) the fair market value (as agreed to unanimously by Members and so adjusted with the adjustment allocated as income or loss) of property distributed to that Member by the Company, (vii) allocations to that Member of expenditures of the Company described (or treated as described) in Section 705(a)(2)(B) of the Code, (viii) allocations to that Member of Company loss and deduction (or items thereof) allocated pursuant to Section 5.01(a) or specially allocated pursuant to Section 5.01(b), Section 5.01(c), Section 5.01(d), or Section 9.02(a), including loss and deduction described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g) (but excluding items described in clause (vii) above and loss or deduction described in Treasury Regulation Section 1.704-1(b)(4)(i) or 1.704-1(b)(4)(iii)) and (ix) the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company. To the extent not otherwise inconsistent with the provisions of this Section 4.01, the Members’ Capital Accounts shall be maintained and adjusted as required by the provisions of Treasury Regulation Sections 1.704‑1(b)(2)(iv) and 1.704-1(b)(4), including (A) adjustments required by the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), (B) adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treasury Regulation Section 1.704-1(b)(2)(iv)(g) and (C) adjustments required by the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(m). The Members’ Capital Accounts shall be increased or decreased to reflect a revaluation of the Company’s property on its books based on the fair market value of the Company’s property as of the following times: (1) the contribution of more than a de minimis amount of money or other property to the Company by a new or existing Member as consideration for new or additional Units, (2) the distribution of more than a de minimis amount of money or other property by the Company to a Member as consideration for a Membership Interest, (3) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or a new Member acting in a Member capacity or in anticipation of being a Member, or (4) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g). Upon the Disposition of all or a portion of a Membership Interest, the Capital Account of the Disposing Member that is attributable to such Membership Interest shall carry over to the Assignee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l). The foregoing provisions of this Article 4 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Sections 1.704-1 and 1.704-2 and shall be interpreted and applied in a manner consistent with such Treasury Regulations and any amendment or successor provision thereto.
4.02    Additional Capital Contributions    .
(a)    The Managing Member shall determine from time to time the capital and operating requirements of the Company and shall make Capital Calls to fund such capital and operating requirements; provided, that notwithstanding anything in this Agreement to the contrary, unless the Managing Member has received the Investor’s prior written consent

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(which the Investor shall not unreasonably withhold, condition or delay), the Managing Member shall not make a Capital Call the proceeds of which would be used by the Company to make a capital contribution to Holdings in respect of a Trigger Event (as defined in the Holdings Operating Agreement) for Holdings to use to make a distribution under Section 5.02(f)(ii) of the Holdings Operating Agreement.
(b)    Capital Calls will be issued from time to time in writing (a “Funding Notice”) by the Managing Member to each Member, in accordance with the then applicable operating budget or as approved by the Managing Member, with a schedule setting out the aggregate amount of the Capital Call and the portion of such Capital Call required to be contributed by each Member, calculated by multiplying such aggregate Capital Call by such Member’s Pro Rata Share. Unless unanimously agreed by the Members, all Capital Calls shall be satisfied in cash and not in other property.
(c)    Any Funding Notice issued by the Managing Member will include the bank account information to which payment is to be made and the due date on which the payment is required from each Member, which date shall be at least five (5) Business Days following the date that the Funding Notice is delivered or given.
(d)    Following the issuance of a Capital Call by the Managing Member, each Member will make a Capital Contribution to the Company in the amount specified as such Member’s portion of the Capital Call in the Funding Notice.
(e)    Each Member shall be required to contribute its respective share of a Capital Call, as set forth in the applicable Funding Notice.
(f)    If a Funding Notice is issued by the Managing Member and any Member fails to contribute capital in accordance with such Funding Notice (in this Section 4.02(f), a “Non-Contributing Member”), then each Member that has contributed its required capital (“Required Capital”) in accordance with such Funding Notice (in this Section 4.02(f), a “Contributing Member”) shall have the right, but not the obligation, to contribute an amount up to the amount of the capital required to have been contributed by the Non-Contributing Member (such a contribution, an “Additional Contribution”). The Contributing Member will be issued Units in respect of both the Required Capital it contributed and the Additional Contribution it contributed, notwithstanding Section 2.06 and any other provision to the contrary herein, such that the Contributing Member is issued three Units for each $1.00 contributed, provided that such dilution does not result in a breach of, or a violation of, any restriction on “Disposition” contained in, and as defined under, the Holdings Operating Agreement.
(g)    Except as set forth above, no Member will be required or permitted to make a Capital Contribution or a loan to the Company.
(h)    Upon a Member making a Capital Contribution, the Managing Member will amend Exhibit A hereto to reflect each Member’s Membership Interests (which for certainty

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shall not be adjusted as a result of any Capital Contribution made by a Member except as expressly provided in this Section 4.02) and Capital Contribution.
4.03    Return of Contributions. Except as expressly provided herein, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member.
ARTICLE 5
DISTRIBUTIONS AND ALLOCATIONS
5.01    Allocations.
(a)    General. For purposes of maintaining the Capital Accounts pursuant to Section 4.01, after giving effect to the special allocations set forth in Section 5.01(b) and in Section 5.01(c), and subject to the limitation in Section 5.01(d), each item of income, gain, loss, deduction and credit of the Company for any period (or portion of a period) after the Effective Date shall be allocated to the Members in accordance with their Pro Rata Shares.
(b)    Special Allocations. The following special allocations shall be made in the following order:
(i)    Company Minimum Gain Chargeback. Notwithstanding the other provisions of this Section 5.01 or 9.02(a), except as provided in Treasury Regulation Section 1.704-2(f), if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and in the amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2), 1.704‑2(j)(2)(i) or any successor provisions. This Section 5.01(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
(ii)    Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt. Notwithstanding the other provisions of this Section 5.01 or Section 9.02(a), except Section 5.01(b)(i) and as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt determined in accordance with Treasury Regulation Section 1.704-2(i)(5) at the beginning of a taxable period, any Member with a share of Minimum Gain Attributable to Member Nonrecourse Debt at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent taxable periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704‑2(j)(2)(ii), or any successor provisions. This Section 5.01(b)(ii) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Treasury Regulation Section 1.704‑2(i)(4) and shall be interpreted consistently therewith.

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(iii)    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company gross income (if any) shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by Treasury Regulations, any such Member’s negative balance in an Adjusted Capital Account as quickly as possible; provided, that an allocation pursuant to this Section 5.01(b)(iii) shall be made only if and to the extent that such Member would have a negative balance in an Adjusted Capital Account after all other allocations provided for in this Section 5.01 have been tentatively made as if this Section 5.01(b)(iii) was not in this Agreement.
(iv)    Gross Income Allocation. In the event any Member has a negative balance in an Adjusted Capital Account at the end of any taxable period, each such Member shall be specially allocated items of Company income and gain in the amount of such negative balance as quickly as possible; provided, that an allocation pursuant to this Section 5.01(b)(iv) shall be made only if and to the extent that such Member would have a negative balance in an Adjusted Capital Account after all other allocations provided for in this Article 5 have been made as if Section 5.01(b)(iii) and this Section 5.01(b)(iv) were not in this Agreement.
(v)    Nonrecourse Deductions. Any Nonrecourse Deduction for any taxable period shall be allocated to the Members in accordance with Section 5.01(a).
(vi)    Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any taxable period shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Sections 1.704-2(i) and (j).
(vii)    Liquidating Allocations. Any items of income, gain, loss, deduction and credit arising in connection with the liquidation shall be allocated pursuant to Section 9.02(a).
(c)    Curative Allocations. The allocations set forth in Sections 5.01(b)(i) through (vi) hereof as limited by Section 5.01(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. To the extent the Company can do so consistently with the Treasury Regulations, the Company shall reallocate items of income, gain, loss, deduction and credit among the Members such that, to the extent possible, the net amount of the allocations under Section 5.01(a), Section 5.01(b) and Section 9.02(a) will be the net amount that would have been allocated to each Member if this Agreement did not contain the Regulatory Allocations; provided, that, to the extent that it is not possible to reallocate such items of income, gain, loss, deduction and credit in such a manner in a given taxable year, such reallocations will be made in subsequent taxable years, as applicable, to the extent consistent with such Treasury Regulations.

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(d)    Loss Limitations. No allocation of items of loss or deduction pursuant to Section 5.01(a) or Section 9.02(a)(v) shall be made to a Member if such allocation would cause such Member to have a negative balance in an Adjusted Capital Account, or increase the amount of a Member’s negative balance in an Adjusted Capital Account. In the event some but not all of the Members would have a negative balance in an Adjusted Capital Account as a consequence of an allocation of items of loss or deduction pursuant to Section 5.01(a) or Section 9.02(a)(v), the limitation set forth in this Section 5.01(d) shall be applied on a Member by Member basis and items of loss or deduction not allocable to any Member as a result of such limitation shall be allocated to the other Members in the manner otherwise required pursuant to Section 5.01(a) and Section 9.02(a)(v) to the extent such other Members have positive balances in their Adjusted Capital Accounts so as to allocate the maximum permissible items of loss and deduction to each Member under Treasury Regulation Section 1.704-1(b)(2)(ii)(d).
(e)    Other Allocation Rules.
(i)    For purposes of determining the income or losses, or any other items allocable to any period, income, losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managing Member using any permissible method described in Section 706 of the Code and the Treasury Regulations thereunder.
(ii)    The Members are aware of the income Tax consequences of the allocations made by this Section 5.01 and Section 9.02(a) and hereby agree to be bound by the provisions of this Section 5.01 and Section 9.02(a) in reporting their shares of Company income and loss for income tax purposes.
(iii)    Solely for purposes of determining a Member’s proportionate share of any “excess nonrecourse liabilities” of the Company within the meaning of Treasury Regulation Section 1.752-3(a)(3), the Members’ interests in the Company’s profits are in accordance with their proportionate allocations under Section 5.01(a).
(f)    Income Tax Allocations; Code Section 704(c). For income tax purposes, each item of income, gain, loss, and deduction shall be allocable in the same manner such items are allocated for book purposes pursuant to this Section 5.01; provided, however, that income, gain, loss and deductions with respect to property contributed to the Company by a Member or revalued pursuant to Treasury Regulation Section 1.704‑1(b)(2)(iv)(f) shall be allocated among the Members in a manner that takes into account the variation between the adjusted tax basis of such property and its book value, as required by Section 704(c) of the Code and Treasury Regulation Section 1.704‑1(b)(4)(i), using the remedial allocation method permitted by Treasury Regulation Section 1.704-3(d).
5.02    Distributions    . All Distributable Cash shall, subject to Sections 5.03 and 5.05, be distributed by the Company to the Members on each Distribution Date on which the Company has Distributable Cash, in accordance with their Pro Rata Shares. Each distribution shall be made only in cash unless unanimously agreed by the Members.

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5.03    Distributions on Dissolution and Winding Up    . Notwithstanding Section 5.02, upon the dissolution and winding up of the Company, liquidating distributions shall be made as provided in Section 9.02.
5.04    Varying Interests    . All items of income, gain, loss, deduction or credit shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members as of the last calendar day of the period for which the allocation or distribution is to be made. Notwithstanding the foregoing, if during any taxable year there is a change in any Member’s Units, the Members agree that their allocable shares of such items for the taxable year shall be determined by taking into account their varying interests based upon an “interim closing of the books” method effective as of close of business on the date such change occurs, as permitted by Treasury Regulation Section 1.706-1(c).
5.05    Withholding. Notwithstanding any other provision of this Agreement, the Company shall comply with any withholding requirements under any Law and shall remit amounts withheld to, and file required forms with, applicable Tax authorities. To the extent that the Company is required to withhold and pay over any amounts to any Tax authority with respect to distributions or allocations to any Member, the amount withheld shall be treated as a distribution of cash to such Member in the amount of such withholding. In the event of any claimed over-withholding, Members shall be limited to an action against the applicable Tax authority. If an amount required to be withheld was not withheld from an actual distribution, the Company may reduce subsequent distributions by the amount of such required withholding and any penalties or interest thereon. Each Member agrees to furnish to the Company such forms or other documentation as is necessary to assist the Company in determining the extent of, and in fulfilling, its withholding obligations. The Company shall make good faith efforts to provide notice of any applicable withholding and consult with the affected Member with respect thereto in a good faith effort to reduce or eliminate such withholding within a reasonable amount of time after becoming aware of any such withholding obligation.
ARTICLE 6
MANAGEMENT
6.01    Management; Standard of Care; No Commingling of Funds.
(a)    Except as otherwise expressly provided in this Agreement, including the provisions of Sections 6.02, 6.03 and 6.05, the management of the Company is fully vested in the Managing Member. Subject to the provisions of this Agreement, each Member agrees that it will not exercise its authority under the Act to bind or commit the Company to agreements, transactions or other arrangements, or to hold itself out as an agent of the Company. Decisions or actions taken in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company and shall be binding on each Member and employee of the Company.
(b)     The Managing Member covenants that it will exercise the powers and discharge its duties under this Agreement honestly and in good faith and that it will exercise the degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances. The Managing Member also covenants that it will devote such

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time and attention to the conduct of the purposes of the Company as is reasonably required for the prudent management of the purposes of the Company.
(c)    The Managing Member will take all necessary actions to ensure that the funds and other property of the Company are not commingled with the funds or other property of any other Person.
6.02    Personnel of Affiliates; Authorized Signatories. Subject to Section 6.03, with respect to duties discharged hereunder by the Managing Member, the Managing Member may (i) discharge such duties through the personnel of an Affiliate of the Managing Member and (ii) designate “Authorized Signatories” of the Company and delegate signature authority to such Persons to execute documents on behalf of the Company where directed to do so by the Managing Member. The Managing Member shall not be entitled to compensation for services rendered pursuant to this Section 6.02.
6.03    Consent Required for Certain Actions    . Any provision of this Agreement (other than Section 6.04(b) and Sections 6.07(b)(ii), (c)(ii), (d)(ii) and (e)(iii)) to the contrary notwithstanding, without the prior written consent of the Investor, the Managing Member shall not, except as expressly required by the Power Purchase Agreement, the LC Documents or the IRB Documents, take any action to cause the Company, Holdings, the Project Company or the IRB Purchaser (or any of their respective Subsidiaries) to, or cast its vote on the behalf of the Company as a Class B Member, Managing Member or Negotiating Member (each as defined in the Holdings Operating Agreement) of Holdings in any matter coming up for a vote under Holdings Operating Agreement that would cause Holdings, the Project Company or the IRB Purchaser (or any of their respective Subsidiaries) to, take any of the following actions:
(a)    any amendment of the certificate of formation or operating agreement of the Company or Holdings (or any of their respective Subsidiaries), other than (i) as required by the Holdings Operating Agreement, (ii) amendments that are required by Law, are of a clerical or “housekeeping” nature, or are contemplated by this Agreement (including Section 7.01(b)) or (iii) in the case of the Holdings Operating Agreement, (A) amendments to give effect to the provisions of the Bipartisan Budget Act and any Treasury Regulations or other administrative pronouncements promulgated thereunder (including adoption of the “push-out” election provided for by Section 6226(a) of the Code), (B) adjustments to the Initial Pre-Flip Class A Distribution Percentage (as defined in the Holdings Operating Agreement) in accordance with Section 5.02(a) of the Holdings Operating Agreement or (C) adjustments to the Excess Production Payment Percentages (as defined in the Holdings Operating Agreement) in accordance with the definition of Excess Production Payment Rates in the Holdings Operating Agreement or with Section 4.07 of the Holdings Operating Agreement;
(b)    (i) the incorporation or acquisition of a Subsidiary of the Company or Holdings (or any of their respective Subsidiaries) or the disposition of any shares of a Subsidiary of the Company (other than any shares of Holdings that are not owned by the Company) or Holdings, (ii) the Company or Holdings (or any of their respective Subsidiaries) entering into any partnership, joint venture or similar arrangement with any

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other Person (other than the Holdings Operating Agreement or amendments thereto permitted by Section 6.03(a)), or (iii) the purchase of any business by the Company or Holdings (or any of their respective Subsidiaries) or the acquisition by stock or purchase by the Company or Holdings (or any of their respective Subsidiaries) of all or substantially all the assets of any other Person;
(c)    the sale (or entry into of binding agreements to that effect), lease, exchange or other disposition of (i) all or substantially all of the assets of the Company or Holdings (or any of their respective Subsidiaries) or (ii) assets of the Company or Holdings (or any of their respective Subsidiaries) that would result in a material adverse effect on the power generation of the Wind Farm, or, in the case of each of clauses (i) and (ii) immediately above, the granting of an option or right to such effect;
(d)    initiating or otherwise participating in voluntary winding-up or bankruptcy proceedings of the Company or Holdings (or any of their respective Subsidiaries);
(e)    any merger, amalgamation or consolidation or the entering into of any agreement, arrangement or understanding to merge, amalgamate or consolidate, the Company or Holdings (or any of their respective Subsidiaries) with any Person;
(f)    any change to the equity capital structure of the Company or Holdings (or any of their respective Subsidiaries) (whether by subdivision, consolidation or reclassification), the issuance or allotment of any equity or the granting of any right, option or privilege to acquire any equity or the redemption or repurchase by the Company or Holdings (or any of their respective Subsidiaries) of any equity, other than (i) as contemplated in this Agreement or the Delaware Certificate in the case of the Company, or the Holdings Operating Agreement or Holdings’s certificate of formation in the case of Holdings, in each case including any purchase rights or equity dilutions provisions (including to fund non-discretionary expenses or amounts necessary to comply with legal obligations), or (ii) amendments that are required by Law or are of a clerical or “housekeeping” nature;
(g)    the taking or institution of any proceedings for the continuance, winding up, liquidation, reorganization or dissolution of the Company or Holdings (or any of their respective Subsidiaries), in each case under applicable debtor relief Laws, other than as required by applicable Law;
(h)    (i) any incurrence of any indebtedness by the Company, Holdings or any of their respective Subsidiaries for borrowed money or granting of any lien or security interest by the Company or Holdings (or any of their respective Subsidiaries) in respect of any indebtedness for borrowed money, including any financing or refinancing, that is not in existence as of the date hereof other than (A) in the case of an amendment to or refinancing of existing indebtedness of the Company or Holdings (or any of their respective Subsidiaries), where the amended or refinanced indebtedness would not result in a capital call or be in excess of the total amount of the existing indebtedness outstanding at the time of the refinancing that would be amended or extinguished by the refinancing plus all

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applicable fees, costs and expenses including breakage costs incurred in connection with such new financing or the repayment of the existing indebtedness; (B) indebtedness of less than 2% of the book value of assets of the Project Company that is required to meet the Project Company’s obligations that cannot reasonably be expected to be met with Distributable Cash (as such term is defined in the Holdings Operating Agreement) or that can be satisfied with the posting of a letter of credit or other security or (C) indebtedness under the LC Documents (as in effect on the date hereof) or under the IRB Documents (as in effect on the date hereof), (ii) making any loan for borrowed money or entering into any external borrowing arrangements where the Company or Holdings (or any of their respective Subsidiaries) acts as a lender, (iii) the Company or Holdings (or any of their respective Subsidiaries) entering into any derivative transaction or amending in any material manner or terminating any derivative transaction other than in connection with a transaction described in clauses (i)(A) or (i)(B) above and other than short-term energy hedge, renewable attributes and/or capacity transactions, or (iv) except pursuant to the LC Documents (as in effect on the date hereof) or the IRB Documents (as in effect on the date hereof), any incurrence of any indebtedness for borrowed money or granting of any security interest or entering into any other borrowing arrangements, in each case by the Company or Holdings (or any of their respective Subsidiaries) with any Member or any Affiliated Party of the Company or Holdings (or any of their respective Subsidiaries) or any Member;
(i)    the repayment of any loan or advance made by any Member or any Affiliated Party of the Company to the Company (or any of its Subsidiaries) or of Holdings to Holdings (or any of its Subsidiaries), other than in accordance with the terms agreed upon at the time the loan or advance was made;
(j)    the granting of any security on the assets of the Company or Holdings (or any of their respective Subsidiaries) other than (i) under a financing that is otherwise permitted under this Agreement, or (ii) customary liens created in the operation of the Wind Farm such as liens for trade payables, mechanics or suppliers, warehouse liens, capital leases and tax liens;
(k)    the guarantee or indemnification by the Company or Holdings (or any of their respective Subsidiaries) of, or the grant of security by the Company or Holdings (or any of their respective Subsidiaries) for, the debts or obligations of any third party (other than the Company or Holdings (or any of their respective Subsidiaries)), in each case other than customary guarantees or indemnities arising out of the ordinary course of business of the Company or Holdings (or any of their respective Subsidiaries);
(l)    except pursuant to the LC Documents (as in effect on the date hereof) or the IRB Documents (as in effect on the date hereof), the guarantee or indemnification by the Company or Holdings (or any of their respective Subsidiaries) of, or the grant of security by the Company or Holdings (or any of their respective Subsidiaries) for, the debts or obligations of any Member or any Affiliated Party thereof or of any Member;
(m)    any establishment or change to, the distribution policy of the Company (or any of its Subsidiaries) agreed by PEGI and PSP at or prior to the closing of the Purchase

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and Sale Agreement (as such distribution policy may amended by mutual agreement of PEGI and PSP), or, with respect to Holdings or the Project Company (or any of their respective Subsidiaries), reflected in the Holdings Operating Agreement or the operating agreement of the Project Company, respectively, other than, in the case of Holdings, (i) any changes to allocations and distributions mandated from time to time by the Holdings Operating Agreement, (ii) adjustments to the Initial Pre-Flip Class A Distribution Percentage (as defined in the Holdings Operating Agreement) in accordance with Section 5.02(a) of the Holdings Operating Agreement or (iii) adjustments to the Excess Production Payment Percentages (as defined in the Holdings Operating Agreement) in accordance with the definition of Excess Production Payment Rates in the Holdings Operating Agreement or with Section 4.07 of the Holdings Operating Agreement;
(n)    the Company or Holdings (or any of their respective Subsidiaries) entering into (on or after the date of this Agreement), causing the early termination of, or making material amendments to any (i) Material Contract, (ii) applicable third-party partnership agreements (including the Holdings Operating Agreement), or (iii) contract with PEGI or its Affiliates, including the MOMA and Project Administration Agreement, except (x) in each case for new contracts, terminations and/or amendments that are required by applicable Law or to avoid a material default by the Company or Holdings (or any of their respective Subsidiaries) or otherwise preserve material rights of the Company or Holdings (or any of their respective Subsidiaries) under such contract or agreement, (y) in the case of clause (ii), as required to give effect to the exercise of options or rights under such agreements and (z) for entering into any Permitted Additional TSA (as defined in the Holdings Operating Agreement) in accordance with the terms of the Holdings Operating Agreement. Notwithstanding the foregoing, with respect to any new contracts that are proposed to be entered between the Company or Holdings (or any of their respective Subsidiaries), on the one hand, and PEGI or any of its Affiliates (other than the Company or Holdings (or any of their respective Subsidiaries)), on the other, the Managing Member shall provide written notice to the Investor setting out details of the scope of services to be provided by PEGI or such other Affiliate thereof under such new contract and the corresponding fees payable to PEGI or such other Affiliate thereunder. Within thirty (30) calendar days after such a notice, the Investor may object to such new contract on the ground that either the scope of services to be provided is not reasonable or that the proposed fees payable are not within the range of “market fees” (factoring in the proposed scope). If the Investor objects prior to the expiration of such thirty (30)-day notice period, then the matter shall be referred to a dispute resolution process (such process to include mediation through progressively senior levels of each of the Investor and the Managing Member following which the matter shall be referred to an independent third party expert reasonably selected by the Investor, who shall determine if the scope of services to be provided is not reasonable or that the proposed fees payable are not within the range of “market fees” (factoring in the proposed scope)). If the Investor does not timely object to the proposed new contract, or if the independent third party expert so determines that the proposed scope of services is reasonable and the fees payable are within the range of “market fees”, then the Managing Member shall be permitted to cause the applicable new contract to be so entered into. Notwithstanding the foregoing, agreements evidencing indebtedness that the Company or Holdings (or their

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respective Subsidiaries) are permitted to incur without consent under Section 6.03(h) shall not require consent under this Section 6.03(n);
(o)    the approval by the Company or Holdings (or any of their respective Subsidiaries) of any capital expenditure or series of related capital expenditures in excess of 2% of the book value of the assets of the Project Company, other than as necessary to comply with applicable Law, address a safety emergency or casualty or maintain an insurance policy relating to the Project Company;
(p)    the initiation or settlement by the Company or Holdings (or any of their respective Subsidiaries) of any material litigation or material administrative proceeding;
(q)    appointment and removal/replacement of auditors of the Company or Holdings (or any of their respective Subsidiaries), other than the appointment of the initial Certified Public Accountants described in the proviso to the definition thereof and other than when such appointment, removal or replacement of auditors is designed to have the auditor of the Company or Holdings be the same as PEGI’s auditor;
(r)    adoption of and changes to employee benefits arrangements or schemes of the Company or Holdings (or any of their respective Subsidiaries), except for non-material changes which are reasonable for a Person (other than a natural person) of the same size and nature as the Company or Holdings;
(s)    the creation, modification or termination by the Company or Holdings (or any of their respective Subsidiaries) of any plan for the purchase of equity or other securities through the award of options to purchase equity, including a stock option plan or similar program;
(t)    any change to the accounting methods of the Company or Holdings (or any of their respective Subsidiaries) or to the fiscal year-end, other than (i) when such change to the accounting methods of the Company or Holdings (or any of their respective Subsidiaries) or to the fiscal year-end is designed to conform to the accounting methods or fiscal year-end of PEGI or (ii) to comply with GAAP;
(u)    any significant change in the scope or nature of the business of the Company or Holdings (or any of their respective Subsidiaries) and the entering into any contract, agreement or commitment that would result in a significant change in the scope or nature of the business of the Company or Holdings (or any of their respective Subsidiaries);
(v)    seeking to launch an initial public offering or the admission to trading on a recognized stock exchange of the whole or any part of the Company’s or Holdings’s issued securities (or those of any of its Subsidiaries); or
(w)    filing IRS Form 8832 (or such alternate or successor form) to elect to have the Company or Holdings classified as a corporation for federal income tax purposes under Regulation Section 301.7701-3, or take any affirmative action to have the Company or

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Holdings be treated for federal income tax purposes other than as a partnership, except in each case, as may be required by Law.
6.04    Transferability of Consent Rights    .
(a)    The consent rights set forth in Section 6.03 will not be transferable with the Investor’s Membership Interests, except for Dispositions to Permitted Transferees or the transferee of 100% of the Membership Interests acquired by the Investor on the Effective Date. If the Investor Disposes of less than all of its Membership Interests, the Investor shall, subject to Section 6.04(b) and Sections 6.07(b), (c) and (d), retain full authority to exercise its surviving consent rights.
(b)    The consent rights set forth in Section 6.03 will terminate when the Investor and its Permitted Transferees own less than such amount of the Units that represents (i) a Pro Rata Share of 25% unless, in the case of a dilution pursuant to Section 4.02(f) from a failure by Investor or its Affiliates to fund Capital Calls made pursuant to this Agreement, the Investor and its Permitted Transferee own a Pro Rata Share of 10% or more, or (ii) a Pro Rata Share of 10% if such reduction has resulted from a dilution pursuant to Section 4.02(f) from a failure by Investor or its Affiliates to fund Capital Calls made pursuant to this Agreement.
(c)    If, subsequent to the termination of the consent rights of the Investor and its Permitted Transferees pursuant to Section 6.04(b)(i) above, the Investor or such Permitted Transferees transfer its or their remaining Units in accordance with this Agreement to a Third Party and such transfer results in such Third Party owning 100% of the Membership Interests acquired by the Investor on the Effective Date, such Third Party shall have the consent rights of the Investor herein; provided, that Section 6.04(b) and Sections 6.07(b)(ii), (c)(ii) and (d)(ii) shall thereafter apply to such Third Party as if such Sections referred to such Third Party instead of the Investor.
6.05    Limitations of Liability    .
(a)    The Managing Member, in its capacity as the Managing Member, shall have no liability to the Company or to the other Members for any action taken or failure to act on behalf of the Company within the scope of the authority conferred on the Managing Member by this Agreement or otherwise by Law, unless the act or omission was performed or omitted fraudulently or in bad faith or constituted gross negligence or a breach of the Managing Member’s obligations under this Agreement or applicable Law. Neither the Managing Member nor its directors, shareholders, officers, employees or agents are liable, responsible for or in any way accountable (in damages or otherwise) to the Company or a Member for: (i) except as otherwise provided in this Section 6.05, any mistakes or errors in judgment, or any act or omission believed in good faith by the Managing Member to be within the scope of authority conferred by this Agreement or otherwise by Law; (ii) any action or inaction arising from good faith reliance upon the opinion or advice as to legal matters of legal counsel or as to accounting matters of accountants retained by any of them with reasonable care; or (iii) any action or inaction of any professional advisors selected

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by any of them with reasonable care. This Section 6.05 shall survive the termination of this Agreement and the dissolution of the Company.
(b)    Anything in this Agreement to the contrary notwithstanding, the Managing Member does not guarantee any outcome or event or that the Company or Holdings (or their respective Subsidiaries) will in fact comply with any applicable legal or contractual obligation; provided that the Managing Member shall be required to perform its duties in accordance with the standard of care set forth in Section 6.01(b).
(c)    THE OBLIGATIONS OF THE MEMBERS UNDER THIS AGREEMENT ARE OBLIGATIONS OF THE MEMBERS ONLY, AND NO RECOURSE SHALL BE AVAILABLE AGAINST ANY OFFICER, DIRECTOR, MANAGER, MEMBER, PARTNER, OR AFFILIATE OF ANY MEMBER.
(d)    NO MEMBER (INCLUDING THE MANAGING MEMBER) SHALL BE LIABLE (WHETHER IN CONTRACT, TORT, STRICT LIABILITY EQUITY, OR OTHERWISE) FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT FORESEEABLE, INCLUDING LOST PROFITS AND ANY OTHER DAMAGES WHICH CANNOT BE READILY ASCERTAINED AND QUANTIFIED.
6.06    Indemnification and Exculpation    .
(a)    To the fullest extent permitted by Law, each Member and their respective officers, directors, employees and agents will be exculpated from, and the Company will indemnify such Persons from and against, all Claims any of them incur by reason of any act or omission performed or omitted by such Person in connection with the conduct of the affairs of the Company, Holdings or any of their respective Subsidiaries in a manner reasonably believed to be consistent with its rights and obligations under Law and this Agreement; provided, however, that this indemnity does not apply to Claims that are attributable to the gross negligence, willful misconduct or fraud of such Person, or for clarification, to such Person’s breach of any of the representations, covenants or agreements under this Agreement.
(b)    To the fullest extent permitted by Law, expenses to be incurred by an indemnified Person under this Section 6.06 will, from time to time, be advanced by or on behalf of the Company prior to the final disposition of any matter upon receipt by the Company of an undertaking by or on behalf of such indemnified Person to repay such amount in the event that there is a final determination that the indemnified Person is not entitled to be indemnified under this Agreement.
(c)    The Company has no obligation to purchase and maintain insurance on behalf of any Person who is or was an agent of the Company, Holdings or any of their respective Subsidiaries against any liability asserted against the Person and incurred by the Person in any capacity. Each Member shall be responsible for maintaining such insurance

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as it may desire for its own officers, directors, managers, employees who have acted as agents of the Company, Holdings or any of their respective Subsidiaries.
(d)    Each Member (the “first member”) shall indemnify, defend and hold the other Members and their Affiliates harmless from any Loss suffered by such other Members or their Affiliates if such Loss results from (i) the first member’s gross negligence, willful misconduct, fraud or breach of any of its representations, covenants or agreements under this Agreement, or (ii) actions taken by the first member or an Affiliate of the first member that (x) change its organizational structure or legal form, (y) change its Tax status or characterization (by affirmative election or otherwise), or (z) effect a Transfer, assignment or pledge of any Membership Interest (or the interest in a holding vehicle thereof) to, or otherwise cause any such interests to be owned by, a Disqualified Tax Exempt Person.
6.07    Loss of Rights    .
(a)    Applicability of Section 6.07. Each Member acknowledges and agrees that this Section 6.07 shall only apply after the date all of the Class A Units (as defined in the Holdings Operating Agreement) in Holdings have been acquired by the Company or the Members (the “Class A Termination Date”).
(b)    Bankruptcy.
(i)    If Pattern Member or any Affiliate of Pattern Member that holds Units initiates voluntary bankruptcy proceedings, or fails to dismiss involuntary bankruptcy proceedings filed against it (including any such proceedings arising through consolidation with any bankruptcy proceedings relating to PEGI) within 180 Days after filing, then Pattern Member shall automatically be removed as the Managing Member of the Company.
(ii)    If the Investor or an Affiliate of the Investor that holds Units initiates voluntary bankruptcy proceedings, or fails to dismiss involuntary bankruptcy proceedings filed against it (including any such proceedings arising through consolidation with any bankruptcy proceedings relating to an Affiliate of PSP) within 180 Days after filing, then the Investor will automatically and without the need for any further act or formality lose, from and after such date, its right to approve matters under Section 6.03 (the “PSP Veto Rights”).
(c)    Dilution.
(i)    If the aggregate of the Pro Rata Share of Pattern Member and its Affiliates is reduced below 10% as a result of a failure by Pattern Member or its Affiliates to fund Capital Calls made pursuant to this Agreement, then Pattern Member shall automatically be removed as Managing Member of the Company.
(ii)    If the aggregate of the Pro Rata Share of Investor and its Affiliates is reduced below 10% as a result of a failure by Investor or its Affiliates to fund Capital Calls

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made pursuant to this Agreement, then Investor will automatically and without the need for any further act or formality lose, from and after such date, all of its PSP Veto Rights.
(d)    Events of Default.
(i)    If Pattern Member, the Company (while Pattern Member is the Managing Member), or Holdings (while Pattern Member is the Managing Member of the Company and the Company is the managing member of Holdings) is determined by a court to have committed actual fraud or willful misconduct or acted in bad faith in connection with the performance of its duties under this Agreement or the Holdings Operating Agreement, then Pattern Member shall automatically be removed as Managing Member; provided that this Section 6.07(d)(i) shall not apply in the case of any action that was undertaken following receipt of each consent thereto, if any, required in accordance with Section 6.03.
(ii)    If Investor is determined by a court to have committed actual fraud, willful misconduct or acted in bad faith in connection with the performance of its duties under this Agreement, then Investor will automatically and without the need for any further act or formality lose, from and after such date, all of the PSP Veto Rights to Pattern Member.
(iii)    If (A) a court determines that Pattern Member has committed a material breach of its obligations under this Agreement in a repetitive manner and notice of such material breaches was given by Investor to Pattern Member following each such material breach, and (B) such repetitive material breach has a material adverse effect on the value of Investor’s investment in the Company, then Pattern Member shall automatically be removed as Managing Member; provided that this Section 6.07(d)(iii) shall not apply (x) in the case of any action that was undertaken following receipt of each consent thereto, if any, required in accordance with Section 6.03, or (y) in the case of any action not taken with respect to which any Member that holds Units withheld approval required by Section 6.03 to take such action.
(iv)    If a court determines that Pattern Member, in its capacity as Managing Member, the Company, in its capacity of as managing member of Holdings (while Pattern Member is the Managing Member of the Company), or any Affiliate of Pattern Member that is a counterparty to a Related Party Contract (or the equivalent thereof with respect to any renewable energy project that is jointly owned directly or indirectly by PEGI and PSP) or the SSA, has committed (or caused the Company or Holdings to commit) a felony crime or its equivalent under applicable Laws involving actual fraud against an equity investor in one or more renewable energy projects controlled by PEGI, then Pattern Member shall automatically be removed as Managing Member.
(e)    Consequences of Loss of Rights.
(i)    Subject to Section 6.07(e)(iv) below, upon a resignation or removal of Pattern Member pursuant to Section 6.07(b), (c) or (d), Investor shall replace Pattern Member as the Managing Member and shall have all of the rights and duties of the Managing

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Member under this Agreement, and decisions and actions referred to in Section 6.03 may be approved and undertaken by Investor without the consent of Pattern Member.
(ii)    If Pattern Member shall have transferred its Membership Interest to a Permitted Transferee, such Permitted Transferee will automatically be removed as Managing Member hereunder in any circumstance where this Section 6.07 provides that Pattern Member be removed as Managing Member.
(iii)    If Investor shall have transferred its Membership Interest to a Permitted Transferee, such Permitted Transferee will lose such PSP Veto Rights in any circumstance where this Section 6.07 provides that Investor would lose such PSP Veto Rights.
(iv)    Notwithstanding anything to the contrary in this Agreement, if (A) Pattern Member resigns or is removed as Managing Member pursuant to Section 6.07(b) or (d), and (B) thereafter, Pattern Member’s Units are Transferred by Pattern Member or an applicable Affiliate thereof to a Third Party in accordance with this Agreement, as applicable, then in connection with such Transfer, Investor shall resign as Managing Member, such Third Party shall replace Investor as the Managing Member and such Third Party shall have all of the rights and duties of the Managing Member under this Agreement, including the right to appoint itself as the managing member under the Holdings Operating Agreement; provided, that Sections 6.07(b)(i), (c)(i) and (d)(i) shall thereafter apply to such Third Party as if such Third Party were named in such Sections instead of Pattern Member.
(v)    Notwithstanding anything to the contrary in this Agreement, if (A) Investor loses its PSP Veto Rights under Sections 6.04(b)(i), 6.07(b) or 6.07(d), and (B) thereafter, Investor effects one or more Transfers in accordance with this Agreement which results in 100% of the Units acquired by Investor on the Effective Date being held by a Third Party, then such Third Party shall have all PSP Veto Rights; provided, that Sections 6.04(b) and Section 6.07(b)(ii), (c)(ii) and (d)(ii) shall thereafter apply to such Third Party as if such Third Party were named in such Sections instead of the Investor.
6.08    Consequences of Removal of Managing Member of Holdings. If the Company or any subsequent replacement or successor managing member of Holdings is removed or replaced as managing member of Holdings in accordance with Section 6.10 of the Holdings Operating Agreement, then Pattern Member or any other Person that is appointed as Managing Member in accordance with this Agreement will, upon written request by the Investor, promptly resign as the Managing Member, and be replaced as Managing Member by the Investor, on the later of the date of such written request or the Class A Termination Date.

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ARTICLE 7
TAXES
7.01    Partnership Representative.
(a)    The Members acknowledge that Section 1101 of the Bipartisan Budget Act is applicable to the Company. Accordingly, (i) Pattern Member shall be designated the “Partnership Representative” within the meaning of Code Section 6223 and shall designate the “designated individual” through whom it shall act in its capacity as Partnership Representative, (ii) the Partnership Representative will (or will cause the Company to) give notice to the other Members of any audit, administrative or judicial proceedings, meetings or conferences with the IRS or other similar matters that come to its attention, and (iii) in the event that the Company is issued a final partnership adjustment, the Partnership Representative will undertake the “pull-in” procedure contemplated by Code Section 6225(c)(2)(B) with respect to such adjustment, or if the “pull-in” procedure is not available, the Partnership Representative will make the “push-out” election contemplated by Code Section 6226(a) in a timely manner, provided that the “push-out” election is available to the Company and Members holding more than 50% of the Units have not directed otherwise. If the Partnership Representative undertakes the “pull-in” procedure or makes the “push-out” election, the Partnership Representative shall follow the procedures required in connection with such procedure or election to make inapplicable to the Company the requirement in Code Section 6225 that the Company pay any “imputed underpayment” as that term is used in such Section.
(b)    The Partnership Representative is authorized to take such actions and to execute and file all statements and forms and Tax returns on behalf of the Company which may be permitted or required by the applicable provisions of the Code or Treasury Regulations issued thereunder, provided that the Partnership Representative may file suit only with approval of Investor and, to the extent Pattern Member (or, if Pattern Member has Disposed of any of its Units, any of its successors or assigns) is not the Partnership Representative, Pattern Member (and, if Pattern Member has Disposed of any of its Units, each such successor or assign). The Partnership Representative shall act in a similar capacity under any applicable non-U.S., state or local tax law. The Partnership Representative will not cause the Company to be treated as other than a “partnership” for federal income tax purposes. All reasonable out-of-pocket expenses incurred by the Partnership Representative while acting in such capacity shall be paid or reimbursed by the Company. The Partnership Representative shall, in its discretion, make any and all elections applicable to the Company under the Code or state or local tax law. Notwithstanding the foregoing, the Partnership Representative shall (i) make an election under Code Section 754 to adjust the basis of the Company’s property upon receipt of a written request from a Member and (ii) shall, to the extent permitted under applicable Law, adopt as the Company’s fiscal year the calendar year or, if different, PEGI’s fiscal year.
(c)    The Partnership Representative shall have the exclusive right and sole authority to act on behalf of the Company under Subchapter C of Section 63 of the Code

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(relating to IRS partnership audit proceedings) and in any tax proceedings brought by other taxing authorities, and the Company and all Members shall be bound by the actions taken by the Partnership Representative in such capacity. The Partnership Representative shall keep the Members informed on a timely basis of all material developments with respect to any such proceeding and shall inform the Members of any material decision or actions it takes in its capacity as Partnership Representative.
(d)    In the event of any “imputed underpayment” within the meaning of Section 6225 of the Code paid by the Company as a result of an adjustment with respect to any Company item, including any interest or penalties with respect to any such adjustment (collectively, an “Imputed Underpayment Amount”), the Partnership Representative shall use commercially reasonable efforts to allocate the burden of (or any decrease in Distributable Cash resulting from) any taxes, penalties or interest imposed on the Company pursuant to Code Sections 6225 and 6232 among the Members and former Members in a reasonable manner based on the status, actions, inactions or other attributes of each Member and taking into account whether such Member has filed an amended return for its taxable year that includes the end of the reviewed year of the Company and paid any tax due shown thereon in order to modify or reduce the amount of the Imputed Underpayment Amount under Section 6225(c)(2). Any amounts allocated to a Member pursuant to the preceding sentence will be treated as withholding tax that arises as a result of the status or other matters that are particular to a Member. If the Company becomes liable for any taxes, interest or penalties under Section 6225 of the Code (following a final determination of such liability by the relevant governmental authority), each Member that was a Member of the Company for the taxable year to which such liability relates shall indemnify and hold harmless the Company for such Person’s allocable share of the amount of such tax liability, including any interest and penalties associated therewith, as reasonably determined by the Partnership Representative. Each Member acknowledges and agrees that (i) it may be required to provide the Partnership Representative with documents, information, assistance or cooperation in connection with the requirements imposed on the Company pursuant to Sections 6221 through 6241 of the Code, together with any guidance issued thereunder, and (ii) if it fails to provide such documentation, information, assistance or cooperation (including as a result of a Member not being eligible to provide any requested documentation), any taxes, penalties or interest imposed on the Company as a result of such failure will be treated for all purposes of this Agreement (including Section 5.05) as amounts that are determined by reference to the status of a Member (or its beneficial owners).
(e)    Each Member agrees that, in the case of any direct Disposition by such Member, such Member shall remain liable for any indemnification obligations set forth under Section 7.01(d) which could be owed by such Member in respect of the time periods preceding the effective date of the Disposition, unless the transferee of its Membership Interest expressly assumes its indemnification liability under Section 7.01(d) with respect to such preceding periods.
7.02    Tax Reporting    . The Company shall, as a Company expense, use its best efforts to furnish the Members, within one-hundred twenty (120) Days after the end of each fiscal year, with all necessary tax reporting information required or reasonably requested by the Members for the preparation of their respective federal, state and local income tax returns, including each Member’s

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pro rata share of the Company’s income, gain, loss, deductions and credits for such fiscal year. Promptly after filing thereof, the Company shall, as a Company expense, furnish each Member with copies of the Company’s federal partnership return of income and other income tax returns, together with each Member’s Schedule K-1 or analogous schedule. The Partnership Representative shall use best efforts to cause all federal, state and local income and other tax returns to be timely filed by the Company.
ARTICLE 8
BOOKS, RECORDS, REPORTS, AND CONFIDENTIALITY
8.01    Maintenance of Books.
(a)    The Managing Member shall keep or cause to be kept at the principal office of the Company complete and accurate books and records of the Company, in accordance with prudent business practices and minutes of the proceedings of its Members and the Managing Member, and any other books and records that are required to be maintained by applicable Law. Any books and records by or on behalf of the Company in the normal course of business, including books of account and records of the proceedings of the Company, may be kept on, or be in the form of, computer disk, hard disk, magnetic tape, or any other information storage device, provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.
(b)    The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year or, if different, PEGI’s fiscal year, (ii) maintained on an accrual basis in accordance with GAAP, and (iii) if requested by Investor and at Investor’s sole expense, audited by the Certified Public Accountants at the end of each fiscal year. The foregoing books and records will be maintained for the time periods required by applicable Law. Such books and records will be made available to the Members in a form that will enable such Persons to access them at the principal office of the Company during normal business hours and through remote electronic access.
(c)    The Project Company has contracted with Pattern Operators LP to provide operation and maintenance services to the Wind Farm in accordance with the MOMA. Pattern Member will, or will cause Pattern Operators LP to, as applicable, make available in San Francisco, California or Houston, Texas, during normal business hours and, to the extent practicable, by remote electronic access, all records relating to the operation and maintenance services provided under the MOMA.
(d)    The Project Company has contracted with Pattern Operators LP to provide administration services to the Wind Farm in accordance with the Project Administration Agreement. Pattern Member will, or will cause Pattern Operators LP, as applicable, to make available in San Francisco, California or Houston, Texas, during normal business hours and, to the extent practicable, by remote electronic access to the Members the ledgers and all books and records relating to the Wind Farm provided under the Project Administration Agreement.

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8.02    Reporting    .
(a)    The Investor shall be entitled to receive periodic operational reporting with respect to Project Company, Holdings and the IRB Purchaser to the extent such reporting is provided in accordance with the Holdings Operating Agreement; provided, that such reporting to the Investor hereunder shall include, at a minimum, the following:
(i)    a reasonably detailed budget on an annual basis;
(ii)    a reasonably detailed operating report, on a monthly basis, including summary environmental, health and safety information, as applicable;
(iii)    actual financial and operational results data and reforecasting (if applicable), in each case on a quarterly basis;
(iv)    a distribution forecast (including calculations of debt services coverage ratio (if applicable) and forecasted distributions to Members) on a quarterly basis;
(v)    unaudited financial statements (that do not include footnotes), within (i) 60 Days after the end of each fiscal quarter (except for the fourth fiscal quarter of any fiscal year) and (ii) 90 Days after the end of the fourth fiscal quarter of any fiscal year, including a balance sheet, income statement, statement of cash flows, and statement of Holdings’s members’ equity based on hypothetical liquidation book value (“HLBV”) methodology for so long as HLBV methodology is consistent with then-current GAAP, all in reasonable detail and fairly presenting the financial position of Holdings consolidated with its Subsidiaries as of the end of such quarter;
(vi)    within 120 Days after the end of each fiscal year, (A) audited financial statements of Holdings and its Subsidiaries on a consolidated basis and (B) unaudited financial statements of the Company. To the extent audited financial statements of Holdings and its Subsidiaries on a consolidated basis are no longer prepared or required to be prepared pursuant to the Holdings Operating Agreement, the Investor shall have the right to request, at the Investor’s sole expense, an audit of the Project Company’s financial statements and the IRB Purchaser’s financial statements (or Holdings and its Subsidiaries on a consolidated basis), in which case Managing Member shall use commercially reasonable efforts to cause audited financial statements to be prepared (at the Investor’s sole cost and expense) in an expeditious manner. Pursuant to Section 8.01(b) above, the Investor shall have the right to request, at Investor’s sole expense, an audit of the Company’s financial statements, in which case Managing Member shall use commercially reasonable efforts to cause audited financial statements to be prepared (at Investor’s sole cost and expense) in an expeditious manner;
(vii)    any Production Report (as defined in the Holdings Operating Agreement) prepared pursuant to the the Holdings Operating Agreement; and
(viii)    such other items as the Investor may reasonably request from time to time.

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(b)    The Investor shall be entitled (at its sole cost and expense) to have auditors engaged by Investor review, subject to such auditors agreeing to comply with customary confidentiality restrictions, any financial statements prepared in respect of the Company, Holdings, the Project Company or the IRB Purchaser and all books and records and working papers related thereto; provided that any such reviews shall be scheduled upon reasonable advance notice by Investor and shall occur during normal business hours and shall be conducted in a manner not to unreasonably interfere with the business and operations of the Company, Holdings, Project Company, Managing Member, or its and their Affiliates.
(c)    All financial statements required to be made or prepared hereunder will be made or prepared in accordance with GAAP.
(d)    Where the right to conduct any such review are subject to obligations of Managing Member (or its Affiliates) or the Company (or its Subsidiaries), the Investor’s review rights will be subject to all such limitations and to full compliance by the Managing Member (or its Affiliates) or the Company (or its Subsidiaries) of all such obligations.
8.03    Confidentiality.
(a)    Subject to the provisions of this Section 8.03, each Member shall, and shall cause its Affiliates and its and their Representatives to, keep confidential all information, documentation and records obtained from the Company, the Managing Member or its Affiliates and its and their respective officers, directors, employees, consultants, agents, advisors, attorneys, lenders, shareholders or other equity investors (collectively, “Representatives”) with respect to PEGI, this Agreement, the Membership Interest, the Company, Holdings, the Project Company, the IRB Purchaser or the Wind Farm, as well as any information arising out of the Members’ access to the books and records of the Company or its Affiliates (collectively, and as qualified in the next sentence, “Confidential Information”); provided that except as set forth Section 8.03(b), nothing herein shall restrict or prohibit any Member from disclosing Confidential Information to its Representatives, in each case who first are instructed to maintain the confidentiality of Confidential Information on substantially similar terms as those contained in this Section 8.03; provided, further, that such Member shall be liable for any breach of this Section 8.03 by any such Person as if such Member had itself committed such breach. “Confidential Information” shall not include: (i) public information or information in the public domain at the time of its receipt by the Investor or its Representatives; (ii) in the case of the Investor, its Affiliates and its and their Representatives, information which becomes public through no fault or act of the Investor or its Representatives; (iii) in the case of the Investor, its Affiliates and its and their Representatives, information received by the Investor or its Affiliates in good faith from a third party lawfully in possession of the information and not in breach of any confidentiality obligations; or (iv) in the case of the Pattern Member, its Affiliates and its and their Representatives (in each case who first are instructed to maintain the confidentiality of Confidential Information on substantially similar terms as those contained in this Section 8.03) to the extent necessary (x) for the Company to perform its obligations as Class B Member, Managing Member, Negotiating Member or Partnership

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Representative (in each case as defined in the Holdings Operating Agreement) under the Holdings Operating Agreement or (y) for Pattern Member or its Affiliates (including the Company) (1) to perform their obligations under any other agreements to which they are party for the purpose of operating or maintaining the Wind Farm or administering the Company or any of its Subsidiaries or (2) to comply with any applicable Laws or Governmental Approvals, in each case except to the extent information is required to be kept confidential by Section 3.06(b) of the Holdings Operating Agreement. The Investor acknowledges that it is aware that (A) Confidential Information and Competitively Sensitive Information (as defined below) contain material, non-public information regarding the Managing Member, the Company and their Affiliates, and (B) the United States securities laws prohibit any Persons who have material, non-public information from purchasing or selling securities of a company using such information or from communicating such information to any Person (including its Affiliates) under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities in reliance upon such information. The Investor further confirms that it has in place internal information protection mechanisms to prevent unauthorized use of the Confidential Information and Competitively Sensitive Information.
(b)    “Competitively Sensitive Information” shall mean information regarding PEGI, the Managing Member, the Company, Holdings, the Project Company, the IRB Purchaser or the Wind Farm that PEGI determines that one or more Affiliates of the Investor could reasonably be expected to use to compete with PEGI. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to receive Competitively Sensitive Information, and the Investor shall, and shall cause its Affiliates to, maintain any Competitively Sensitive Information of which any of their respective employees, officers or directors is or becomes aware in strict confidence; provided that the Managing Member shall, or shall cause PEGI to, provide the Investor or PSP with a commercially reasonable description of the nature of any Competitively Sensitive Information that would otherwise have been provided to the Investor but for this Section 8.03(b) and shall use commercially reasonable efforts to provide substitute disclosure to the Investor that, to the greatest extent practicable under the circumstances, will enable the Investor to exercise its rights under this Agreement in substantially the same manner as if the Investor had full access to such Competitively Sensitive Information and that is otherwise reasonably satisfactory to the Investor.
(c)    Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prevent or restrict any Member or any of its Affiliates from disclosing, without the agreement of the Managing Member, the Company, Holdings, PEGI, the Project Company or the IRB Purchaser, or of the Investor, as applicable: (i) Confidential Information required to be disclosed under any applicable Law (including applicable securities laws) or the rules of any securities exchange; or (ii) Confidential Information required to be disclosed to such Person’s lenders or other creditors on a confidential basis; provided that in no event shall this clause (ii) permit the disclosure of any Competitively Sensitive Information. The Investor or any Affiliate, or Pattern Member or any Affiliate, as applicable, disclosing Confidential Information, as applicable in accordance with this

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Section 8.03, shall use reasonable efforts to (A) advise the Managing Member or the Investor, as applicable, of the details of the required disclosure and (B) if permitted by applicable Law, obtain the comments of the Managing Member or the Investor, as applicable, on the wording of the proposed disclosure prior to making such disclosure.
(d)    Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor, any of its Affiliates, or any of their respective Representatives, share any Confidential Information or Competitively Sensitive Information with any portfolio companies or other investments of PSP (or any of their respective Representatives other than employees of PSP who are acting in their capacity as Representatives of PSP and do not use such information for any purpose other than in furtherance of the transactions contemplated by this Agreement) and the Investor shall, and shall cause its Affiliates that receive Confidential Information or Competitively Sensitive Information to, use customary information barriers to ensure that no portfolio company or other investment of PSP or any of their respective Representatives (other than employees of PSP who are acting in their capacity as Representatives of PSP and do not use such information for any purpose other than in furtherance of the transactions contemplated by this Agreement) has access to any Confidential Information or Competitively Sensitive Information.
(e)    Each Member shall consult with each other Member and provide each other Member a reasonable opportunity to comment before issuing any press release or making any other public announcement regarding such other Member, provided that (i) in the case of any disclosure required by applicable Law or stock exchange rule, such consultation and opportunity to comment shall only be required to the extent reasonably practicable under the circumstances and (ii) no consultation and opportunity to comment shall be required with respect to any disclosure that is substantially similar to prior public disclosure made in compliance with the terms of this Agreement.
(f)    In the event of a breach of a Member’s obligations under this Section 8.03, the Member must, as soon as practicable following discovery of the breach, give written notice to the other Members of the nature of the breach. The Member must immediately, and upon consultation with the other Members, take all necessary reasonable steps to limit the extent of the breach.
(g)    Disclosure or use of Confidential Information and Competitively Sensitive Information contrary to, or other breach of, this Agreement, or any other failure to comply with the terms and conditions of this Agreement by a Member, will give rise to irreparable injury to the Company and Affiliates, inadequately compensable in damages. The Members acknowledge and agree that the Company and its Affiliates, as applicable, may, in addition to any other remedy and in conjunction with Section 10.08, enforce the performance of this Agreement by way of injunction or specific performance upon application to a court of competent jurisdiction without proof of actual damages (and without the requirement of posting a bond or other security). The rights and remedies provided in this Agreement are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or equity.

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8.04    Third Party Beneficiaries    . The provisions of Section 8.03 will inure to the benefit of the Company and its Subsidiaries, notwithstanding that such Subsidiaries are not parties hereto.
8.05    Survival    . The provisions of Section 8.03 will survive the termination of this Agreement or dissolution of the Company.
ARTICLE 9
DISSOLUTION, WINDING-UP AND TERMINATION
9.01    Dissolution    . The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”):
(a)    the unanimous consent of the Members to dissolve the Company;
(b)    the disposition of all or substantially all of the Company’s business and assets; or
(c)    an event that makes it unlawful for the business of the Company to be carried on.
9.02    Winding-Up and Termination    .
(a)    On the occurrence of a Dissolution Event, the Managing Member shall act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:
(i)    as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by the Certified Public Accountants of the Company’s assets, liabilities, and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;
(ii)    the liquidator shall discharge from Company funds all of the indebtedness and other debts, liabilities and obligations of the Company (including all expenses incurred in winding up) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine);

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(iii)    with respect to the remaining assets of the Company:
(A)    the liquidator shall use all commercially reasonable efforts to obtain the best possible price and may sell any or all Company property, including to Members at such price, but in no event lower than the fair market value thereof, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with the provisions of clauses (iv) and (v) below; and
(B)    with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted in accordance with clauses (iv) and (v) below.
(iv)    after giving effect to the special allocations in Section 5.01(b), items of gross income, gain and credit arising in connection with the liquidation shall first be allocated to each Member having a negative balance in its Capital Account, in the proportion that such negative balance bears to the total negative balances in the Capital Accounts of all Members, until each Member has been allocated items of gross income and gain equal to any such negative balance in its Capital Account and such negative balance has thereby been eliminated;
(v)    any remaining items of income, gain, credit, loss, deduction and credit arising in connection with the liquidation shall be allocated among the Members in accordance with their Pro Rata Shares; and
(vi)    the remaining assets of the Company, shall be distributed to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.
9.03    Certificate of Cancellation    . On completion of the distribution of Company assets as provided herein, the Members (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate, except as may be otherwise provided by the Act or other applicable Law. All costs and expenses in fulfilling the obligations under this Section 9.03 shall be borne by the Company.
ARTICLE 10
GENERAL PROVISIONS
10.01    Offset. Whenever the Company is to pay any sum to any Member, any amounts then owed by that Member to the Company may be deducted from such sum before payment.

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10.02    Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or certified mail, return receipt requested, or by facsimile or other electronic transmission. A notice, request or consent given under this Agreement is effective on receipt by the Member to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after 4:00 p.m. (local time at the place of receipt) shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit B, as amended from time to time, including in accordance with Section 3.03(b). A copy of any notice, request or consent to the Company must be given to all of the Members. Whenever any notice is required to be given by Law, the Delaware Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
10.03    Amendment or Restatement. Except as otherwise provided in the definition of Member or in Section 4.02(h), this Agreement and the Delaware Certificate may be amended or restated only by a written instrument executed (or, in the case of the Delaware Certificate, approved) by all of the Members.
10.04    Binding Effect. This Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.
10.05    Governing Law; Construction. This Agreement is governed by and shall be construed in accordance with the Law of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the Law of another jurisdiction; provided, however, that the law of the State of New York shall be the governing law with respect to the following matters: (a) the rights and duties of the Company with respect to registration of transfer of securities (other than any Transfer hereunder), (b) the effectiveness of registration of transfer of securities by the Company, (c) whether the Company owes any duties to an adverse claimant to a security and (d) whether an adverse claim can be asserted against a Person to whom transfer of a certificated or uncertificated security is registered or a Person who obtains control of an uncertificated security. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control.
10.06    Dispute Resolution Procedure. Except as otherwise provided for in Section 6.03(n) or 8.03 of this Agreement, if any dispute, claim, question or differences arises out of or in relation to this Agreement, or any breach hereof, (a “Dispute”) the Parties to this Agreement shall each use commercially reasonable efforts to settle the Dispute prior to resorting to commencing a proceeding in respect of such Dispute (“Initial Good Faith Discussions”). Notwithstanding the foregoing, if the Dispute is not resolved within ten (10) days of commencing such Initial Good Faith Discussions, the Parties shall refer such Dispute to their respective senior representatives, who shall in turn use commercially reasonable efforts to settle the Dispute (the “Escalated Good Faith Discussions”). If such Dispute remains unresolved following the date that is ten (10) days following the commencement of the Escalated Good Faith Discussions, any Party may, following delivery of

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written notice to the other Party or Parties, as applicable, commence an action in respect of such Dispute.
10.07    Jurisdiction; Service of Process. Each of the Parties hereto hereby irrevocably consents to the non-exclusive jurisdiction of the courts of the State of New York and of any federal court located therein in connection with any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; agrees to waive any objection to venue in the State of New York; and agrees that, to the extent permitted by law, service of process in connection with any such proceeding may be effected by mailing same in the manner provided in Section 10.02.
10.08    Third Parties. Except as provided below, the provisions of this Agreement are intended solely to benefit the Members and, to the fullest extent permitted by applicable Law, should not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement) and no Member shall have any duty or obligation to any creditor of the Company to make any additional contributions to the Company; provided, that (a) any Person indemnified under Section 6.06 (other than the Members) shall be an intended third-party beneficiary for the purposes of Section 6.06 and shall have the right to enforce any of its indemnity rights thereunder and such rights shall survive the dissolution, liquidation or termination of the Members and (b) the provisions of Section 8.03 shall inure to the benefit of the Company and its Affiliates.
10.09    Severability. If one or more of the provisions of this Agreement are held by a proper court to be unenforceable under applicable Law, portions of such provisions, or such provisions in their entirety, to the extent necessary and permitted by law, shall be severed herefrom, and the balance of this Agreement shall be enforceable in accordance with its terms.
10.10    Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but each of which, when taken together, shall constitute but one and the same instrument.
10.11    Corporate Opportunities, Waiver of Fiduciary Duties, Etc    . To the maximum extent permitted by applicable Law, no Member will have any fiduciary duties to any other Member or to the Company, including as may result from a conflict of interest between any of PEGI, Pattern Member, Investor, PSP, the Company, Holdings and the Subsidiaries of Holdings.
10.12    Waiver of Sovereign Immunity. Each of the Parties acknowledges that the making and performance of this Agreement constitutes a commercial transaction, and accordingly each Party waives to the fullest extent possible, and agrees that it shall not assert, any right to sovereign or other immunity with respect to itself or its assets in relation to any process or execution undertaken, or relief granted, in connection with any action commenced in relation to this Agreement.

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EXECUTED as of the date first written above.

PATTERN US FINANCE COMPANY LLC

By: ___/s/ Dyann Blaine_________________
Its: ___Vice President___________________

VERTUOUS ENERGY LLC

By: ___/s/ Stephan Rupert_______________
Its: ___Authorized Signatory_____________

By: ___/s/ Michael Larkin_______________
Its: ___Authorized Signatory_____________

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EXHIBIT A
Members, Capital Contributions, Etc.

Member Name	Capital Account on the Effective Date	Number of Units	Pro-Rata Share
Vertuous Energy LLC	$95,550,000.00	95,550,000	49%
Pattern US Finance Company LLC	$99,450,000.00	99,450,000	51%

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EXHIBIT B

Members’ Addresses for Notice

If to Pattern Member:
c/o Pattern Energy Group Inc.
1088 Sansome Street
San Francisco, California 94111
Attention: General Counsel
Tel: 415-283-4000
Fax: 415-362-7900
If to Investor:
c/o Public Sector Pension Investment Board
1250 René-Lévesque Blvd. West
Suite 1400
Montreal, Québec H3B 5E9
Attention: Managing Director, Infrastructure Investments
Fax: 514-937-0403
Email: vertuousenergy@investpsp.ca and legalnotices@investpsp.ca with a copy to:
Davies Ward Phillips & Vineberg LLP
1501, avenue McGill College, 26th Floor
Montreal, Québec, Canada H3A 3N9
Attention: Franziska Ruf
Facsimile (514) 841-6499
E-mail: fruf@dwpv.com

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EXHIBIT C

Form of Build Out Agreement
BUILD OUT AGREEMENT
This BUILD OUT AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [_____], 20[__], is entered into by and between GRADY WIND ENERGY CENTER, LLC, a New Mexico limited liability company (“Project Company”), and [__________], a [__________] (“Developer”). Project Company and Developer shall be referred to hereunder collectively as the “Parties” and, individually as a “Party”. Capitalized terms used herein and not otherwise defined shall have the meaning assigned thereto in Section 1.1.
PRELIMINARY STATEMENTS:
1.Project Company owns a wind farm consisting of a 220.5 MW nameplate capacity wind generation project in Curry County, New Mexico (the “Project”).
2.Project Company holds those easements, leases, fee property and other land rights (the “Easements and Leases”) described on Schedule 1-A, which are located on the land described on Schedule 1-B (the “Land”).
3.Developer or its Affiliates have acquired certain real property interests and may in the future acquire additional easements, leases or other real property interests in neighboring or adjacent lands to the Project for the development of one or more additional wind generation projects neighboring or adjacent to the Project (which, for the avoidance of doubt, do not include options for such real property interests unless and until any such option is exercised) (collectively, the “Additional Phase Land Rights”).
4.The Parties wish to set forth the rights, obligations and restrictions binding on and in favor of the Parties and their respective Affiliates with respect to (a) the economic effects on Project Company and the Class A Members (as defined herein) as a result of the Wind Interference Effect, the O&M Effect and the Transmission Access Effect caused by the Implementation of any Subsequent Phase with Wind Turbines within 5 km of any Grady Wind Turbine, (b) ensuring that the participants in each Subsequent Phase possess sufficient real estate rights in respect to the lands covered by the Easements and Leases to develop that Subsequent Phase (but excluding the placement of Wind Turbines (other than the Grady Wind Turbines) on the Land) in an orderly and financeable manner, and (c) providing for the sharing of certain facilities (such as security fencing and guard booths, utility poles and towers, fiber optic cables and operation and maintenance and other support buildings), in each such case, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, and intending to be legally bound hereby, the Parties hereby agree that:

Build Out Agreement
(Grady Wind Energy Center, LLC)
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ARTICLE ONE
DEFINITIONS AND PRINCIPLES OF INTERPRETATION
1.1    Definitions. The following capitalized terms will have the respective meanings set forth below:
“AAA Rules” has the meaning given in Section 3.14(c) to this Agreement.
“Additional Phase” has the meaning given in the definition for “Subsequent Phase” in this Agreement.
“Additional Phase Land Rights” has the meaning given in paragraph 3 of the Preliminary Statements to this Agreement.
“Affiliate” means, with respect to any Party, any other Person directly or indirectly controlling, controlled by or under common control with such Party; provided, however, that (a) no entity that owns a direct or indirect ownership interest in Pattern Energy Group Inc. or Pattern Energy Group 2 LP (or any assignee of Developer pursuant to Section 3.4(ii)), shall be deemed by virtue of such ownership interest to be an Affiliate of Developer; (b) PSP Investments shall not be deemed to be an Affiliate of Developer; and (c) no Class A Member shall be deemed by virtue of its membership interest in Holdings to be an Affiliate of Developer.
“Agreement” has the meaning given in the preamble to this Agreement.
“Applicable Laws” means any treaty, constitution, law, statute, ordinance, rule, order, decree, regulation or other directive which is legally binding and has been enacted, issued or promulgated by any Governmental Authority.
“Base Case Model” has the meaning given in the LLC Agreement (without giving effect to any amendment, restatement, supplement or other modification to such definition in the LLC Agreement after September 26, 2019 other than updates expressly contemplated by such definition as in effect on September 26, 2019).
“Class A Members” means, from time to time, the members of Holdings holding any Class A Membership Interests (as defined in the LLC Agreement) in Holdings.
“Co-Tenancy/ Common Facilities and Easement Agreement” has the meaning given in Section 2.2.
“control” means the possession, directly or indirectly, of:
(a)    (i) in the case of a corporation, more than fifty percent (50%) of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or joint venture, the right to more than fifty percent (50%) of the distributions (including liquidating distributions) therefrom; (iii) in the case of a trust or estate, including a business trust, more than fifty percent (50%) of the beneficial interest therein; and (iv) in the case

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of any other entity, more than fifty percent (50%) of the economic or beneficial interest therein; or
(b)    in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity;
and the terms “controlling”, “controlled by” and “under common control with” have meanings correlative to the foregoing.
“Developer” has the meaning given in the preamble to this Agreement.
“Dollars” or “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.
“Easements and Leases” has the meaning given in paragraph 2 of the Preliminary Statements to this Agreement.
“ECCA” means the Equity Capital Contribution Agreement, dated as of July 13, 2018, by and among Grady Member, Holdings, Pattern Grady Holdings LLC, Allianz Renewable Energy Partners of America LLC, New York Life Insurance Company and New York Life Insurance and Annuity Corporation.
“Final Cash Adjustment” has the meaning given in Section 2.1(g) to this Agreement.
“Flip Rate” has the meaning given in the LLC Agreement.
“Governmental Authority” means any national, provincial, regional, municipal or local authority, body, agency, ministry, court, judicial or administrative body, taxing authority or other governmental organization, or quasi-governmental organization acting under authority delegated by a governmental organization, having jurisdiction or effective control over any of the Parties, any Subsequent Party, the Project or any Subsequent Phase.
“Grady Member” means Grady B Member LLC, a Delaware limited liability company.
“Grady Wind Turbine” means any Wind Turbine included in the Project.
“Holdings” means Grady Energy Holdings LLC, a Delaware limited liability company.
“Implementation” or, “Implement” means, in respect of any Subsequent Phase, the installation or erection of any Wind Turbine or the commencement of material on-site construction activities.
“Independent Engineer” means DNV GL or any other engineering consulting firm acceptable to the Parties, which will be retained and paid by the Subsequent Party developing any Subsequent Phase.

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“Interconnection Agreement” means that certain Standard Large Generator Interconnection Agreement, dated as of September 11, 2015, between the Project Company and Western Interconnect LLC, a Delaware limited liability company, as amended on April 19, 2016 and October 12, 2016.
“Land” has the meaning given in paragraph 2 of the Preliminary Statements to this Agreement.
“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Holdings, dated as of September 26, 2019, as amended or modified from time to time.
“Memorandum” has the meaning given in Section 3.15.
“O&M Effect” means, with respect to the Implementation of a Subsequent Phase, the present value, discounted at the Flip Rate plus gross up for taxes, of any specifically identifiable increased costs or cash savings achieved by Project Company due to the construction and operation of such Subsequent Phase as a result of sharing the Land rights, facilities or infrastructure after taking into account any payments required to be made under any Co-Tenancy/ Common Facilities and Easement Agreement, all of the above as reasonably determined by Project Company and confirmed as reasonable by the Independent Engineer.
“Official Records” has the meaning given in Section 3.15.
“Owner” has the meaning given in Section 2.1(h).
“Party” has the meaning given in the preamble to this Agreement.
“Person” means any natural person, partnership, joint venture, company, corporation, limited liability company, limited duration company, limited life company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Phase Design” has the meaning given in Section 2.1(b).
“Preliminary Cash Adjustments” has the meaning given in Section 2.1(c) to this Agreement.
“Project” has the meaning given in paragraph 1 of the Preliminary Statements to this Agreement.
“Project Company” has the meaning given in the preamble to this Agreement.
“Pro Rata Share” means, with respect to a Subsequent Phase, a fraction, (a) the numerator of which is the total installed nameplate capacity of such Subsequent Phase and (b) the denominator of which is the total installed nameplate capacity of the Wind Farm (taking into account such Subsequent Phase).

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“Scheduled Flip Date” has the meaning given in the LLC Agreement.
“Subsequent Party” means, with respect to any Subsequent Phase, any party, its Affiliate or other valid successor or assignee that owns a Subsequent Phase.
“Subsequent Phase” means any wind generation project (other than the Project) directly or indirectly developed or acquired by Developer, any of its Affiliates or any other Person who acquires Additional Phase Land Rights or other development or real property rights from Developer or its Affiliates (each such additional wind generation project, an “Additional Phase”) that is Implemented following the Execution Date (as defined in the ECCA) with Wind Turbines within 5 kilometers of any Grady Wind Turbine; provided that, for the avoidance of doubt, but subject to the immediately following sentence, if an Additional Phase is Implemented after giving effect to and complying with the terms and conditions of this Agreement, such Additional Phase will no longer be a “Subsequent Phase” for purposes of Section 2.1 of this Agreement. Notwithstanding the foregoing, in the event that (a) a Wind Turbine is added to any Additional Phase which pursuant to the immediately preceding sentence is no longer a “Subsequent Phase” (unless such additional Wind Turbine will not be within 5 kilometers of any Grady Wind Turbine), or (b) a Wind Turbine included in an Implemented Additional Phase is to be relocated by more than 500 meters (unless such relocation results in such Wind Turbine being further away from any Grady Wind Turbines or such Wind Turbine will not be within 5 kilometers of any Grady Wind Turbine), then, the addition or relocation of such Wind Turbine will be treated as an Implementation of a Subsequent Phase for purposes of Section 2.1 of this Agreement.
“Transmission Access Effect” means, with respect to the Implementation of a Subsequent Phase, the identified added costs, expenses or losses (including lost revenues and lost federal production tax credits on a grossed up basis, if applicable to the Class A Members) caused solely by (i) down time of the Project resulting from the upgrading, tying into, starting up, testing, or commissioning of the transmission line, transmission facilities and substation of the Project by the Subsequent Phase, or (ii) any increase in transmission losses of the Project, in each case, as determined by Project Company and confirmed as reasonable by the Independent Engineer.
“Wind Farm” means, collectively, the Project and all Subsequent Phases.
“Wind Interference Effect” means, with respect to the Implementation of a Subsequent Phase, the identified detrimental effect, calculated as a percentage reduction in anticipated output of the Project as a result of wake effects created by the presence of Wind Turbines of the Subsequent Phase in connection with the construction and operation of the Subsequent Phase, as determined by the Independent Engineer; provided, that Wind Interference Effect for any Subsequent Phase shall be considered to be zero (0) if the identified reduction in anticipated output of the Project (when calculated on a percentage basis) is equal to or less than 0.25% of the total anticipated output of the Project in any such period taking all other Subsequent Phases into effect as part of any such calculation of Wind Interference Effect as if it were part of the Subsequent Phase under review).
“Wind Interference Payment” means the amount required to maintain the Scheduled Flip Date determined by rerunning the Base Case Model changing the assumption solely to give effect

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to the Wind Interference Effect for such Subsequent Phase but keeping all other assumptions the same.
“Wind Turbine” means a wind turbine generator, together with the tower, nacelle, and turbine blades.
1.2    Rules of Interpretation.
(a)    Titles, captions and headings in this Agreement are inserted for convenience only and will not be used for the purposes of construing or interpreting this Agreement.
(b)    In this Agreement, unless a clear, contrary intention appears: (i) the singular includes the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, in the case of a Party, only if such assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any gender includes each other gender; (iv) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (v) reference to any law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including, if applicable, rules and regulations promulgated thereunder; (vi) reference to any Article or Section means such Article or Section of this Agreement, and references in any Article, Section or definition to any clause means such clause of such Article, Section or definition; (vii) “hereunder,” “hereof,” “hereto” and words of similar import will be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision of this Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (ix) relative to the determination of any period of time, “from” means “from and including”, “to” means “to but excluding” and “through” means “through and including”.
(c)    Words and abbreviations not defined in this Agreement that have well-known technical or power industry meanings in the United States are used in this Agreement in accordance with those recognized meanings.
(d)    This Agreement was negotiated and prepared by the Parties with advice of counsel to the extent deemed necessary by each Party. The Parties have agreed to the wording of this Agreement, and none of the provisions of this Agreement will be construed against one Party on the ground that such Party is the author of this Agreement or any part of this Agreement.
ARTICLE TWO
OBLIGATIONS AND RIGHTS OF THE PARTIES
2.1    Rights to Develop Additional Phases; Implementation of Subsequent Phases.
(a)    Project Company acknowledges and agrees to the right of Developer and its Affiliates to Implement Additional Phases, including any Subsequent Phase, in accordance with

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the terms of this Agreement. Developer agrees that it will not Implement or cause or permit any of its Affiliates to Implement any Subsequent Phase, except in compliance with the procedures set forth in this Section 2.1.
(b)    Prior to Implementation of any Subsequent Phase, Developer will cause the Subsequent Party at its expense to present a detailed development procedure (including the proposed design and construction timetable for the Subsequent Phase) (the “Phase Design”) sufficient, in the judgment of the Independent Engineer after review of the Phase Design, to allow the Independent Engineer to analyze and determine the Wind Interference Effect and provide a written conclusion regarding the reasonableness of the O&M Effect and the Transmission Access Effect, if any, and Project Company and Developer will cause (at the sole cost and expense of such Subsequent Party) the Independent Engineer to calculate the Wind Interference Effect and provide a written conclusion regarding the reasonableness of the O&M Effect and the Transmission Access Effect; provided that each Party shall be entitled to provide comments and feedback in respect of such calculations or confirmations, if any.
(c)    The Wind Interference Effect so calculated under Section 2.1(b) will be used to calculate a preliminary estimate of the Wind Interference Payment, if any (the sum of the estimates of the O&M Effect, the Transmission Access Effect and the Wind Interference Payment, the “Preliminary Cash Adjustments”); provided that the sum of the O&M Effect, the Transmission Access Effect and the Wind Interference Payment shall not be less than the amount required to maintain the Scheduled Flip Date as determined by running the Base Case Model by changing the assumptions solely to give effect to the Wind Interference Effect, the increased costs or cash savings giving rise to the O&M Effect and the assumptions giving rise to the Transmission Access Effect.
(d)    As a condition to commencing construction of any Subsequent Phase, (1) the Subsequent Party shall, and to the extent the Subsequent Party is Developer or an Affiliate of Developer, Developer shall, or Developer and the Subsequent Party jointly and severally shall, as the case may be, commit in writing to pay Project Company the Final Cash Adjustment (as calculated in Section 2.1(g) below) upon the commercial operation date of the Subsequent Phase and (2) the Subsequent Party shall, and to the extent the Subsequent Party is Developer or an Affiliate of Developer, Developer shall (or shall cause the Subsequent Party to) (i) cause a letter of credit to be provided to Project Company in the amount of the Preliminary Cash Adjustments in form and substance reasonably satisfactory to Project Company or (ii) provide other security in form, substance and amount reasonably satisfactory to Project Company of the obligation to pay the Preliminary Cash Adjustments; provided that in the case that such Subsequent Party is Developer or an Affiliate of Developer, to the extent that the amount of the Preliminary Cash Adjustments is less than Five Million Dollars ($5,000,000), no letter of credit or other security shall be required for such amount.
(e)    Upon completion of construction of the Subsequent Phase (or, in the case of the addition or relocation of any Wind Turbine that constitutes a Subsequent Phase pursuant to the last sentence of the definition of Subsequent Phase, upon completion of such addition or relocation), Developer and Project Company will cause the Independent Engineer to confirm

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whether the Subsequent Phase was built in accordance with the Phase Design and, to the extent the final design or operations date for the Subsequent Phase varies from the Phase Design, calculate the corresponding variance, if any, in the Wind Interference Effect, and confirm as reasonable any variance in the O&M Effect and the Transmission Access Effect (in each case after reviewing such final design and operations date) as a result of any such change in the Phase Design or operations date; provided that each Party shall be entitled to provide comments and feedback in respect of such calculations or confirmations, if any.
(f)    The Wind Interference Effect so calculated under Section 2.1(b) as updated pursuant to Section 2.1(e) will be used to calculate the Wind Interference Payment, if any.
(g)    Promptly, and in no event later than ten (10) business days, following the determination of any change in the Wind Interference Payment, so calculated and as updated under Section 2.1(f), the O&M Effect and the Transmission Access Effect pursuant to Section 2.1(e), Developer will pay, or cause the Subsequent Party to pay, cash to Project Company in an amount equal to the sum of the Wind Interference Payment, the O&M Effect (which may be negative) and the Transmission Access Effect (the “Final Cash Adjustment”) and the letter of credit or other security provided pursuant to Section 2.1(d) shall be returned to the Subsequent Party; provided that the sum of the O&M Effect, the Transmission Access Effect and the Wind Interference Payment shall not be less than the amount required to maintain the Scheduled Flip Date as determined by running the Base Case Model by changing the assumptions solely to give effect to the Wind Interference Effect, the increased costs or cash savings giving rise to the O&M Effect and the assumptions giving rise to the Transmission Access Effect.
(h)    In connection with any sale, transfer or assignment of a Subsequent Phase or any portion thereof to an entity that is not controlled by Developer, Developer shall (i) assign and delegate to the owner thereof or any entity that controls such owner (collectively, the “Owner”), and cause such Owner to assume, the rights and obligations of Developer under this Agreement to the extent relating to such Subsequent Phase or require such Owner to enter into a separate build out agreement in respect of such Subsequent Phase in substantially the same form as this Agreement whereupon Developer shall have no further obligation in respect of such Subsequent Phase and (ii) provide to the Project Company thirty (30) days’ prior written notice of such sale, transfer or assignment and copies of the sale, assignment and transfer agreements containing such assignment and assumption of the rights and obligations of Developer under this Agreement or a copy of such build out agreement, as applicable.
2.2    Co-Tenancy/ Common Facilities and Easement Agreement and Real Property Rights.
(a)    Upon the request of Developer in respect of the Implementation of any Subsequent Phase and in no event later than the closing of the construction financing in respect of such Subsequent Phase, Project Company agrees, subject to the terms and conditions of this Section 2.2, to enter into a Co-Tenancy or Common Facilities and Easement Agreement substantially in the form attached hereto as Schedule 2 or in such other form as the Parties may agree (each, a “Co-Tenancy/ Common Facilities and Easement Agreement”), with any entity that

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is an assignee of Developer’s development rights of such Subsequent Phase or that Implements such Subsequent Phase in accordance with the terms and conditions thereof.
(b)    Each Party agrees that any such Co-Tenancy/ Common Facilities and Easement Agreement will provide, in addition to the other customary provisions to be agreed to by the Parties and subject to the terms and conditions of the Co-Tenancy/ Common Facilities and Easement Agreement, for the right and obligation of any Subsequent Phase to share, in accordance with such Subsequent Phase’s Pro Rata Share or such other percentage as reasonably determined by the Parties based on the relative benefits, costs, and liabilities associated with the Project and the Subsequent Phase as shall be set forth in such agreement, but in no event shall “Common Facilities” (to be defined in the Co-Tenancy/ Common Facilities and Easement Agreement) include any asset with a design rating or capacity that is not capable (after giving effect to any upgrade or improvement provided by the Subsequent Party at its sole cost) of accommodating the joint use of the Project and the applicable Subsequent Phase without impairing the use of the Project (other than any such impairment in use that gives rise to a Transmission Access Effect or O&M Effect that is addressed under Section 2.1) or the Wind Farm as reasonably determined by Project Company; provided that, except as otherwise agreed in such agreement, the Subsequent Party shall not be obligated to pay a pro rata share of the capital costs of such facilities that are so excluded from the Common Facilities; provided, further, however, that notwithstanding any of the foregoing, if any such sharing would cause an increase in the costs (including operation and maintenance costs) and/or liabilities of the Project, such additional cost or liability shall be included in the O&M Effect and such Subsequent Phase shall be solely responsible for such incremental increase.
(c)    Notwithstanding anything herein, no Subsequent Phase shall have any right to share the Interconnection Agreement or the Project substation.
(d)    Upon request of Developer, Project Company shall take such actions as Developer shall reasonably request to ensure that the participants in any Subsequent Phase possess sufficient real estate rights in respect to the lands covered by the Easements and Leases to develop that Subsequent Phase in an orderly and financeable manner; such actions include, without limitation, the granting of consents and waivers with respect to exclusivity, easements, sub-easements or other real estate rights in respect to the lands covered by the Easements and Leases and, if necessary, cooperating with and assisting Developer in obtaining such rights from the owners of such lands solely to the extent that such action does not impair in any material respect the ability of Project Company to operate the Project.
ARTICLE THREE
GENERAL PROVISIONS
3.1        Notices. Any notice to be given under this Agreement shall be in writing and shall be delivered by hand or express courier against written receipt, or sent by prepaid first class mail, e-mail or facsimile copy to the Persons and addresses specified below (or such other Person or address as a Party may previously have notified all other Parties in writing for that purpose). A notice shall be deemed to have been served when delivered by hand or express courier at that address or received by e-mail (provided, in the case of e-mail only, that a copy is sent by one of the other delivery

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methods described in this Section 3.1) or facsimile copy, or, if sent by registered mail as aforesaid, on the date delivered. The names and addresses for the service of notices referred to in this Section 3.1 are:
If to Project Company, to:

Grady Wind Energy Center, LLC
c/o Pattern Energy Group Inc.
1088 Sansome Street
San Francisco, California 94111
Attention:    General Counsel
Telephone:    (415) 283-4000
Facsimile:    (415) 362-7900

If to Developer, to:

[_____________________]
[_____________________]
[_________], [_________] [_____]
Attention:    [_________]
Telephone:    [_________]
Facsimile:    [_________]

3.2        Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties, the Class A Members and their respective successors and permitted assigns, and this Agreement shall not otherwise be deemed to confer upon or give to any other third party any right, claim, cause of action, or other interest in this Agreement.
3.3        Amendment and Waiver; Termination. Neither this Agreement nor any term of this Agreement may be changed, amended or terminated orally, but only by written act of all of the Parties. No failure or delay on the part of a Party in the exercise of any right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.
3.4        Binding Nature; Assignment; Consent to Assignment. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall assign its rights and obligations under this Agreement without the prior written consent of the other Parties, and any such assignment contrary to the terms of this Agreement will be null and void and of no force and effect, except as permitted by Section 2.1(h); provided, however, that (i) each of the Parties shall be entitled, without in any way being released from its obligations under this Agreement, to assign its rights and obligations under this Agreement to an Affiliate thereof, and (ii) Project Company, Developer or any Subsequent Party, may assign its rights under this Agreement to any lender as collateral for its obligations in connection with any financing documents providing

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construction or term financing for the Project or a Subsequent Phase or to any counterparty to any energy hedge agreement or power purchase agreement in respect of the Project or a Subsequent Phase. Upon request of Project Company, Developer or any Subsequent Party, each other Party shall execute all consents to said assignment to any such lender on reasonably acceptable terms and conditions.
Except as required by Section 2.2 or for mortgages or deeds of trust or grants of liens and security interests, neither Party shall transfer all or any part of its interest in any Subsequent Phase unless it causes the transferee to assume its obligations under this Agreement with respect to the interest so transferred.
3.5        Governing Law. This Agreement shall be deemed made and prepared and shall be construed and interpreted in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof that may require the application of the law of another jurisdiction (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
3.6        Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which, when taken together, will constitute one and the same instrument.
3.7        Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning and interpretation of this Agreement.
3.8        Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement (provided that the substance of the agreement between the Parties is not thereby materially altered), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Laws, the Parties waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect.
3.9        Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter of this Agreement, and supersedes all prior statements or agreements, whether oral or written, between the Parties with respect to such subject matter.
3.10    No Agents. No Party nor any Affiliate thereof has retained any broker, agent or finder or incurred any liability or obligation for any brokerage fees, commissions or finder fees with respect to this Agreement or the transactions contemplated hereby.
3.11    Expenses. No Party will be responsible for paying any fees, costs or expenses incurred by any other Party in connection with the preparation, negotiation, execution or performance of this Agreement, except as otherwise provided in this Agreement.
3.12    Specific Performance. Each Party hereto may enforce its rights and the obligations of the other Parties by the remedy of specific performance.

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3.13    Further Assurances. Each Party hereto agrees to provide such information and to take such other actions as may be necessary or reasonably requested by another Party, which are not inconsistent with the provisions of this Agreement and which do not involve assumptions of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement, including, without limitation, to amend this Agreement as reasonably requested by any lender or equity investor providing construction or term financing in connection with a Subsequent Phase.
3.14    Dispute Resolution.
(a)    The Parties will attempt, in good faith, to resolve or cure all disputes and claims before initiating any legal action or attempting to enforce any rights or remedies under this Agreement, at law or in equity (regardless of whether this Section 3.14 is referenced in the provision of this Agreement which is the basis for any such dispute). If any Party believes that a breach or a dispute under this Agreement has arisen, such Party will give written notice thereof to the other Party, which notice will describe in reasonable detail the basis and specifics of the claimed breach or dispute. Within five (5) days after delivery of such notice, the Parties will meet (in person or via telephone) to discuss and attempt to resolve or cure such dispute or claimed breach. If the Parties are unable to resolve the dispute or claimed breach within fifteen (15) days after delivery of such notice, the matter will be referred to a senior officer of each Party for resolution or cure. If such senior officers are unable to agree on an appropriate cure or resolution within ten (10) days after the matter has been referred to them, the Parties may have recourse to mediation, arbitration, or other alternative dispute resolution device of their mutual selection. If the Parties cannot agree on an alternative dispute resolution device, then either Party may submit the dispute to arbitration pursuant to Section 3.14(c) of this Agreement.
(b)    Pending final resolution of any dispute, the Parties will continue to fulfill their respective obligations under this Agreement; provided that the applicable Party may withhold any amount which is the subject of dispute from any payment otherwise due under this Agreement during the pendency of any dispute resolution proceeding. Upon resolution of the dispute, any Party found owing an amount will promptly pay to the other Party any amount determined to be due.
(c)    Any disputes, controversies or claims arising out of or in connection with this Agreement, including any question regarding its existence, validity or expiration but excluding specific performance or injunctive relief, will be finally and completely resolved without appeal by arbitration under the Commercial Arbitration Rules of the American Arbitration Association (“AAA Rules”) in force at the date of the request for arbitration, which AAA Rules are deemed to be incorporated by reference into this section; provided, however, that in the event of any conflict between such rules and the other provisions of this Agreement, such other provisions of this Agreement will control; and provided, further, that discovery shall be conducted consistent with the Federal Rules of Civil Procedure, as determined by the arbitrators. The arbitral tribunal will consist of three arbitrators, each of which shall be fluent in English. Each of the Parties shall appoint one arbitrator. If either Party fails to appoint an arbitrator within thirty (30) days after receiving notice of an appointment of an arbitrator by the other Party, such arbitrator shall at the

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request of either Party be appointed by the President of the American Arbitration Association. The two arbitrators so appointed shall, within thirty (30) days after the date of the appointment of the second arbitrator, appoint a third arbitrator who shall act as the chairman of the tribunal. If the two arbitrators to be appointed fail to agree upon a third arbitrator within thirty (30) days after the appointment of the second arbitrator, then the third arbitrator will be appointed by the President of the American Arbitration Association at the written request of either Party. The arbitration proceedings will take place in San Francisco, California and the language of such proceedings, including arguments and briefs, will be English. The proceedings will be confidential in all respects. The award of the arbitrators will be by majority vote and will be in writing, will set forth the facts found by the arbitrators to exist, their determination and the basis of their determination. Any award will be made in US dollars. Notwithstanding any provision of this Agreement which may be interpreted to the contrary, the arbitral tribunal will not have the authority to award consequential or punitive damages. Each Party shall bear its own attorneys’ fees and expenses. The fees and expenses for the arbitral panel will be borne equally by the Parties; provided, however, that the arbitral panel may assess attorney’s fees and costs against either Party. The award of the arbitral tribunal will be final and not subject to appeal and judgment upon the award may be entered in any competent court.
3.15    Memorandum. Concurrently with the execution and delivery of this Agreement, the Parties shall execute and Developer shall record in the office of the Clerk and Recorder of Curry County, New Mexico (the “Official Records”) a memorandum of this Agreement in the form attached hereto as Schedule 3 (the “Memorandum”). The provisions of this Agreement will control, however, with regard to any omissions from, or provisions of this Agreement that may be in conflict with, the Memorandum. At such time as this Agreement has been terminated, the Parties agree to execute and record in the Official Records a termination of the Memorandum, which termination will specifically refer to the Memorandum so recorded and will recite that this Agreement has terminated in accordance with the provisions of this Agreement.
SIGNATURES FOLLOW ON NEXT PAGE

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

GRADY WIND ENERGY CENTER, LLC

By:_______________________________________
Name: ____________________________________
Title: _____________________________________

[______________________]

By:_______________________________________
Name: ____________________________________
Title: _____________________________________

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SCHEDULE 1-A TO BUILD OUT AGREEMENT
Easements and Leases

[to be attached]

Schedule 1-A - Page 1
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SCHEDULE 1-B TO BUILD OUT AGREEMENT
Lands
[to be attached]

Schedule 1-B - Page 1
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SCHEDULE 2 TO BUILD-OUT AGREEMENT
Form of Co-Tenancy/ Common Facilities and Easement Agreement

THIS CO-TENANCY, COMMON FACILITIES AND EASEMENT AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [_______], 201[_] (the “Effective Date”), is made and entered into by and between Grady Wind Energy Center, LLC, a New Mexico limited liability company (“Grady”) and [_______], a [________] (“Developer”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned thereto in Exhibit D.

Recitals

A.    Grady owns a wind farm consisting of a 220.5 MW nameplate capacity wind generation project in Curry County, New Mexico (the “Grady Project”).

B.    Developer has acquired easements, leases or other land rights in neighboring or adjacent lands to the Grady Project for the development of one or more additional wind generation projects neighboring or adjacent to the Grady Project (such neighboring project, the “Additional Phase” and, together with the Grady Project, the “Projects” and each, a “Project”).

C.    The Parties wish to set forth certain of their rights and responsibilities in respect of the development and operation of the Wind Farm Complex and certain Common Facilities thereon.

D.    Grady is the sole owner of the Common Facilities and it has agreed to assign, transfer and convey to Developer, on the Transfer Date, an undivided interest in and to the Common Facilities.

E.    The Parties intend to utilize the Common Facilities in connection with the Projects. Each Party is (or with respect to Developer, will be on the Transfer Date) (i) entitled to an undivided ownership in the Common Facilities and to certain easement and access rights across certain lands and in certain facilities held by Grady, as more particularly described herein and (ii) required, as necessary, to grant easements and other access rights across certain lands on which its Project is situated, and to grant an undivided ownership in any additional facilities located on lands which are necessary and intended for the common ownership by or on behalf of all Projects or more than one Project.

F.    The Wind Farm Complex as a whole will be operated and managed by one or more Operators pursuant to the O&M Agreements, and the Parties may elect to have one Operator responsible for operations and maintenance of the Common Facilities and to bear that cost through their respective payment of fees to the Operator.

I.    The Parties intend to seek mutual economic benefits by jointly bearing the cost of certain Shared Expenses.

Schedule 2 - 1
Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)

1557237.09-WASSR01A - MSW

J.    To govern their respective rights and obligations with respect to the Common Facilities, easements or other land rights, including the Common Facilities Easements, and the Shared Expenses, the Parties are entering into this Agreement, which shall be the Parties’ expression of their intention to establish and impose mutually beneficial limitations, restrictions, covenants and conditions to provide for the proper and orderly ownership, operation and management of their interests in their respective Projects.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Parties hereby agrees as follows:

1.    DECLARATION OF INTENTION. The Parties hereby declare that, as of the Transfer Date, their relationship in and to the Common Facilities is and will be that of tenants in common, expressly subject, however, to the terms, conditions, limitations and requirements set forth in this Agreement. Nothing contained in this Agreement shall be deemed to constitute the Parties as partners or joint venturers.

2.    COMMON FACILITIES, SHARED EXPENSES ETC.

2.1    Transfer of Common Facilities.
(a)    Prior to the occurrence of the Transfer Date, (i) Grady is the sole owner of the Common Facilities and (ii) Developer shall have no right to utilize the Common Facilities other than in connection with the interconnection of the Additional Phase to the Common Facilities (the “Additional Phase Connection”) in accordance with the terms set forth herein.
(b)    If and when the Transfer Date occurs, Grady shall automatically Transfer to Developer a portion of its interest in and to the Common Facilities such that, as of the Transfer Date, each of Grady and Developer shall have an undivided interest, as tenant in common with each of the other Parties, in and to the Common Facilities in the amount equal to the Project Percentage Interest of such Party, as applicable, effective as of the Transfer Date. The undivided interests so Transferred shall be memorialized by Developer’s recording of the Memorandum of Transfer in the form attached hereto as Exhibit B-1, executed and acknowledged on the Transfer Date, in original and delivered in original which shall be retained in its original by Developer for recording. Developer shall record, in the official real property records of Curry County, New Mexico (the “Official Records”), the Memorandum of Transfer on or after the Transfer Date.
2.2    Shared Expenses.

(a)    Each Party hereby confirms its obligation to share in the periodic payment of Shared Expenses, and agrees, severally but not jointly, to pay its Project Percentage Interest of the Shared Expenses as and when due and payable; provided, however, that Developer’s obligations to share in the payment of Shared Expenses shall only arise after the Transfer Date and only with

Schedule 2 - Page 2

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

respect to Shared Expenses incurred after the Transfer Date. The Parties shall cause the Shared Expense Administrator, as authorized agent for each Party, to administer the collection and payment of the Shared Expenses, whether invoiced by each expense payee against a particular Project or invoiced as an aggregate expense of all Parties. Each Party shall pay each invoice for Shared Expenses promptly upon, and in any event within ten (10) days of, receipt of written notice thereof from the Shared Expense Administrator.

(b)    As it becomes practicable and desirable, the Parties from time to time may designate additional expenses as Shared Expenses to be administered by the Shared Expense Administrator in accordance with this Section 2.2. Each further designation of Shared Expenses may be proposed by any Party, but shall only be approved by an amendment to this Agreement in accordance with Section 9.3 hereof. If any Party defaults in the payment of a Shared Expense following receipt of an invoice as provided above, the other Party or Parties may, after providing the defaulting party with notice in accordance with Section 9.1 hereof, make such payment on behalf of the defaulting Party and the defaulting Party shall promptly reimburse the paying Party for all amounts paid by such paying Party on the defaulting Party’s behalf, including interest on such amounts at the Default Rate.

2.3    Common Facilities Easement. On the Effective Date, Grady and Developer shall each execute and deliver to the other a non-exclusive Common Facilities Easement in the form attached hereto as Exhibit B-2, which shall provide Developer the right to use the easements of Grady on which the Common Facilities and the Additional Phase are anticipated to be located, for the purposes of the connection of the Additional Phase with the Common Facilities. On the Transfer Date, Grady and Developer shall each execute and deliver to the other a non-exclusive Common Facilities Easement in the form attached hereto as Exhibit B-2, which shall provide Developer the right to use the easements of Grady on which the Common Facilities and the Additional Phase are anticipated to be located, for the purposes of ingress and egress to and from, and operation, maintenance and inspection of, the Common Facilities and the Additional Phase. The Parties each acknowledge that the Operators shall also be authorized under, and subject to, the Common Facilities Easements to use the rights of the Parties to the same extent as the Parties and which are necessary for the performance of their respective duties under the O&M Agreements. Developer may obtain direct easements from landowners for its use for the purposes for which the Common Facilities Easement is granted and shall have the right to terminate the Common Facilities Easement in whole or in part.

2.4    Wind and Other Data.     Each Party agrees to share with the other Party its current and historical wind, avian, wildlife, and meteorological data collected from anemometers, radar and other equipment from locations on its Project Lands and any other material information of such type obtained from such Party’s ordinary course use of its Project Lands. The sharing Party makes no representation or warranty, express or implied, and shall have no liability with respect to the information so provided, whether for completeness, accuracy or otherwise. The receiving Party shall maintain the confidentiality of the information received in accordance with the requirements of this Agreement. Notwithstanding any other provision to the contrary in this Agreement, Developer’s obligations under this Section 2.4 shall commence as of the Effective Date.

Schedule 2 - Page 3

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

2.5.    Consent to Relocate Turbine. Without the written consent of the other Party hereto, no Party may move its respective wind turbines (or any of them) from the location of such wind turbines as of the date of the completion of the construction of such Party’s Project.

2.6.    Project Owner Rights. (a) Each Party agrees that subject to the terms and conditions of this Agreement, the owner of any Project shall have the right and obligation to share, in accordance with its Project Percentage Interest, in the benefits, costs and liabilities of the Common Facilities; provided, however, that such rights and obligations shall only commence with respect to Developer from and after the Transfer Date unless otherwise specified in this Agreement. Notwithstanding anything herein to the contrary, Grady shall have no obligation to share any Common Facilities with Developer if the Common Facilities have a design rating or capacity that is not capable (after giving effect to any upgrade or improvement provided by Developer at its sole cost) of accommodating the joint use of the Projects owned by the Parties without impairing the use of any of the Projects owned by the Parties as reasonably determined by Grady; provided that Developer shall not be obligated to pay a pro rata share of the capital costs of any Common Facilities its use of which is excluded pursuant to the foregoing; provided, further, however, that notwithstanding any of the foregoing or the occurrence of the Transfer Date, Developer shall remain responsible for the cost of upgrades and improvements to the Common Facilities necessary solely for the Additional Phase at its sole cost, and if any such sharing of the Common Facilities causes an increase in the costs (including, without limitation, operation and maintenance costs) and/or liabilities of the Parties, Developer shall be solely responsible for such incremental increase. If Grady and Developer agree to upgrade or make improvements to any Common Facilities for the mutual benefit of each Party’s Project, the Parties shall share, in accordance with its Project Percentage Interest, in the benefits, costs and liabilities of such upgrades and improvements to the Common Facilities so approved by the Parties. Neither Grady nor Developer shall upgrade or make improvements to any Common Facilities without the prior written approval of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed.

(b)    If the final layout and design of the Additional Phase deviates from the planned layout and design of such Project as of the Effective Date, this Agreement shall be modified by the Parties to reflect the final layout and design and such amendment shall: (i) preserve and confirm all rights and protections afforded to Grady under this Agreement, (ii) not increase any obligation of Grady under this Agreement, (iii) confirm the Parties’ rights and privileges to share ownership of the Common Facilities as provided in this Agreement, and (iv) confirm the Parties’ rights to be granted easements for access to and use of such facilities and other rights and easements as provided to the Additional Phase in a manner consistent with this Agreement and in form and substance satisfactory to the Parties; provided, that any dispute over the technical aspects of sharing ownership to be reflected in such amendments shall be referred to the Independent Engineer for final and binding resolution in accordance with the terms and provisions of this Agreement.

(c)    Upon request of Grady or Developer, the Parties shall, at the requesting Party’s sole expense, take such commercially reasonable actions as the requesting Party shall reasonably request to ensure that such Party possesses sufficient real estate rights in respect to the lands covered by the Wind Farm Complex to develop or sell such Party’s Project or any interest therein in an orderly, financeable and saleable manner; such actions to include without limitation,

Schedule 2 - Page 4

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

the granting of easements, sub-easements, subleases or other real estate rights in respect to the interests in lands already owned by such Party for among other things, access for development, construction, operation, maintenance and repair, communications systems, substations, and electrical collection systems, and if requested each Party will reasonably cooperate and assist the requesting Party (at the requesting Party’s sole cost) in obtaining such rights from the owners of such lands.

(d)    Developer shall be responsible for (and for all costs in respect of) the Additional Phase Connection. Developer acknowledges and agrees that the Additional Phase Connection may result in (i) damage to the Project Controlled Assets of Grady, (ii) claims from third parties, and (iii) lost revenues associated with scheduled and/or unscheduled outages and/or curtailment of some or all of the energy production from the Grady Project (including the cash value of any lost federal production tax credits and any state renewable energy credits, grossed up based on the actual federal income tax rate applicable to Grady, penalties imposed on Grady or damages payable by Grady to a power purchaser, energy hedge provider or transmission service provider for the Grady Project) (together with related costs and/or expenses, but without duplication of any amounts included in the Transmission Access Effect (as defined in the Build-Out Agreement), collectively, “Developer-Caused Losses”). For the avoidance of doubt, the Parties agree that Developer-Caused Losses shall not include the effect of any electrical line losses to the extent such line losses are taken into account in the Base Case Model (as defined in the Build-Out Agreement). All Developer-Caused Losses shall be the sole responsibility of Developer. As part of the process for interconnection of the Additional Phase, the Parties shall establish a protocol to reasonably minimize disruptions to the Grady Project during the construction and initial interconnection of the Additional Phase to the Common Facilities and an estimate of anticipated Developer-Caused Losses. Within ten (10) business days after receipt of written notice from Developer that the Additional Phase Connection has been completed, Grady shall reasonably determine its actual Developer-Caused Losses and deliver reasonable backup documentation supporting the calculation thereof to Developer. Any dispute regarding the calculation of Developer-Caused Losses shall be determined by the Independent Engineer. Developer shall promptly pay all undisputed Developer-Caused Losses and the costs of engaging the Independent Engineer (if and to the extent the Independent Engineer is engaged pursuant to this Section 2.6(d)) for the services required under this Section 2.6(d) following receipt of the calculation of the Developer-Caused Losses from Grady. Grady shall have all other rights and remedies as may be provided in this Agreement otherwise available at law or in equity resulting from Developer’s failure to pay to Grady all Developer-Caused Losses.

(e)    Each Party acknowledges and agrees that the operation of and/or any changes in such Party’s Project (an “Impacting Owner”) that require or result in scheduled or unscheduled outages and/or curtailment of some or all of the energy production from the other Party’s Project (a “Curtailment”) may result in (x) claims from third parties against any of the Parties not causing the Curtailment (each, an “Affected Owner”), and (y) lost revenues of such Affected Owner (including the cash value of any lost federal production tax credits, grossed up based on the actual federal income tax rate applicable to such Affected Owner, penalties imposed on such Affected Owner or damages payable by such Affected Owner to a power purchaser, energy hedge provider or transmission service provider for such Affected Owner’s Project) (together with related costs and/or expenses, collectively, “Affected Owner Curtailment Losses”); provided that in no event

Schedule 2 - Page 5

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

shall curtailment of a Project arising as a result of or in connection with congestion or otherwise resulting from the ordinary course of operation of the Projects constitute a “Curtailment” pursuant to this Section 2.6(e). All Affected Owner Curtailment Losses shall be the sole responsibility of the Impacting Owner. If an Impacting Owner’s Curtailment is scheduled (a “Scheduled Curtailment”), the Parties shall establish a protocol to reasonably minimize disruptions to any Affected Owner’s Project during the period of the Scheduled Curtailment. Prior to beginning any activities related to a Scheduled Curtailment, each Affected Owner shall estimate in good faith the anticipated Affected Owner Curtailment Losses and deliver such estimate to the Impacting Owner. Upon the conclusion of any Curtailment, whether planned or unplanned, each Affected Owner shall determine its actual Affected Owner Curtailment Losses and deliver reasonable backup documentation supporting the calculation thereof to the Impacting Owner. Any dispute regarding the calculation of Affected Owner Curtailment Losses shall be determined by the Independent Engineer. The Impacting Owner shall promptly pay all undisputed Affected Owner Curtailment Losses to the applicable Affected Owner and, if applicable, the costs of engaging the Independent Engineer for the services required under this Section 2.6(e) following receipt of the calculation of the Affected Owner Curtailment Losses from such Affected Owner. Each Affected Owner shall have all other rights and remedies as may be provided in this Agreement otherwise available at law or in equity resulting from an Impacting Owner’s failure to pay to such Affected Owner all Affected Owner Curtailment Losses.

    3.    TERM. The term of this Agreement shall commence on the Effective Date, and, unless sooner terminated by mutual agreement of the Parties or the consolidation of ownership of the Common Facilities in a single Party, shall continue as to each Party for the commercial life of its Project, not to exceed fifty (50) years from the Effective Date; provided, however, that the rights and obligations of Developer provided for in this Agreement shall only commence on the Transfer Date, unless otherwise expressly provided in this Agreement.

    4    CONDITION OF PROPERTY AND COMPLIANCE WITH LAWS. Developer accepts the Common Facilities in their condition existing as of the Transfer Date or the date of a grant to it of a Common Facilities Easement granting rights therein and on an “As-Is” basis and subject to all Laws and, except as otherwise provided in Section 5.4, all covenants, conditions, reservations, restrictions, easements, liens, encumbrances and other matters affecting the Common Facilities. Developer acknowledges that neither Grady nor any of its representatives or agents has made any representation or warranty as to the suitability of the Common Facilities or any portion thereof for the conduct of the operations of Developer or for any other purpose.

    5.    INDEMNITY, USE AND COMPLIANCE.

5.1    Indemnity. Each Party (an “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party (an “Indemnified Party”) and its Indemnitees from and against any and all losses, damages, liabilities, claims, judgments, liens, penalties, costs and expenses, including, without limitation, reasonable attorneys’ and consultants’ fees, which may be imposed upon or incurred by such Indemnified Party or its Indemnitees or asserted against such Indemnified Party by any third Person in connection with (i) any negligent or willful acts, bad faith or reckless misconduct or any omissions (where such Indemnifying Party (or any of its directors, officers, partners, members, Affiliates, employees, agents, successors and assigns) has a legal or contractual

Schedule 2 - Page 6

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

duty to act) of or on behalf of the Indemnifying Party or its directors, officers, partners, members, Affiliates, employees, agents, successors and assigns, on or with respect to its Project Controlled Assets, (ii) the performance by the Indemnifying Party (or any of its directors, officers, partners, members, Affiliates, employees, agents, successors and assigns) of its duties and obligations under this Agreement, (iii) breach of the Indemnifying Party’s obligations under this Agreement, and (iv) any other action by or on behalf of the Indemnifying Party (or any of its directors, officers, partners, members, Affiliates, employees, agents, successors and assigns) on the Project Land, or on the Common Facilities located on the Project Land, of any other Project, in each case of clauses (i) through (iv), at any time after the Effective Date. Notwithstanding anything contained in this Agreement to the contrary, each Party’s obligations under this Section 5.1 shall survive the expiration of the term of this Agreement or earlier termination of this Agreement; provided, however that any such obligation shall survive such expiration or earlier termination only to the extent that the event giving rise to a claim for indemnification under this Section 5.1 shall have arisen prior to such expiration or earlier termination. Notwithstanding any other provision to the contrary in this Agreement, Developer’s obligations under this Section 5.1 shall commence as of the Effective Date.

5.2    Environmental Compliance. Without limiting the scope of each Party’s obligations under Section 5.1 hereof, each Party shall, with respect to its Project Controlled Assets (other than any portion of the Project Controlled Assets that constitutes Common Facilities), be responsible for all investigations, studies, clean up, corrective action or response or remedial action required by any governmental authority now or hereafter authorized to regulate environmental or other matters (for the avoidance of doubt, “environmental” matters include, but are not limited to, the protection of natural resources and wildlife) or by any consent decree or court or administrative order now or hereafter applicable to such Party’s use, operation or ownership of its Project Controlled Assets, except to the extent that such investigations, studies, clean up, corrective action or response or remedial action are required in response to the actions, negligence, misconduct or negligent omissions of the other Party in which case such other Party shall be responsible for all investigations, studies, clean up, corrective action or response or remedial action to the extent arising from its negligence, misconduct or negligent omissions. Each Party shall have the right (but not the obligation, unless otherwise required above) to participate in the management and control of all investigations and any environmental clean up, remediation or related activities relating to its Project Controlled Assets. With respect to the Common Facilities, the Operator for the Common Facilities shall oversee all investigations, studies, clean up, corrective action or response or remedial action required by any governmental authority now or hereafter authorized to regulate environmental or other matters or by any consent decree or court or administrative order now or hereafter applicable to the Parties’ use, operation or ownership of the Common Facilities, and subject to Section 5.1 (as between the Parties), each Party shall be responsible, in proportion to its Project Percentage Interest, determined as of the date of the event resulting in any such investigation, environmental cleanup, corrective action or response or remedial action, for all liabilities related to such investigations, studies, clean-up, corrective action or response or remedial action, except to the extent that such investigations, studies, clean up, corrective action or response or remedial action are required in response to the actions, negligence, misconduct or negligent omissions of a Party in which case such Party shall be responsible for all investigations, studies, clean up, corrective action or response or remedial action to the extent arising from its negligence, misconduct or negligent omissions. Each Party covenants and agrees to promptly provide a copy to the other Party of any written

Schedule 2 - Page 7

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

correspondence between it and any governmental authority with respect to environmental matters relating to the Common Facilities or its other Project Controlled Assets to the extent that it could reasonably be expected to materially and adversely affect the Common Facilities or the other Party’s other Project Controlled Assets. Notwithstanding any other provision to the contrary in this Agreement, Developer’s obligations under this Section 5.2 shall commence as of the Effective Date.

        5.3.    No Waste or Nuisance; Maintenance; No Interference. No Party shall use or permit the use of the Common Facilities in any manner that would create waste or nuisance, or that would increase the rate, or jeopardize the issuance or maintenance, of any insurance policy relating to the Common Facilities and/or Project Lands, nor otherwise conduct or cause to be conducted operations on its Project Lands which would have similar effects on, or otherwise damage or interfere with, the Common Facilities located on its Project Lands. The Parties shall at all times while conducting their respective operations and activities on the Wind Farm Complex make reasonable efforts to minimize the impact of such operations and activities upon the other Party’s use of the Common Facilities. Notwithstanding any other provision to the contrary in this Agreement, Developer’s obligations under this Section 5.3 shall commence as of the Effective Date.

5.4    Liens. Each Party shall have the right to grant liens to Lenders providing financing for the construction or operation of its Project or otherwise in such Party’s undivided interests in the Common Facilities and its interests under the Common Facilities Easements as provided in Section 7 of this Agreement; provided, however, that (i) no Party shall cause or permit any lien or encumbrance to be levied against or attached to the other Party’s interests in the Common Facilities and (ii) all Transfers of undivided interests in the Common Facilities to the other Party shall be free of any lien or encumbrance. Notwithstanding any other provision to the contrary in this Agreement, Developer’s obligations under this Section 5.4 shall commence as of the Effective Date.

5.5    Taxes. Each Party shall pay all real and personal property taxes and assessments, general or special, levied against its Project or the facilities and fixtures located thereon. All such taxes and assessments shall be paid before delinquency and before any fine, interest or penalty shall become due or be imposed for their non-payment. Notwithstanding any other provision to the contrary in this Agreement, Developer’s obligations under this Section 5.5 shall commence as of the Effective Date.

5.6    Insurance.

(a)     Each Party shall, at its sole cost and expense, procure and maintain during the term of this Agreement, or cause to be procured and maintained, insurance against liability for injury to persons and/or property and death of any person or persons occurring, in, on or about the Common Facilities in amounts and types of coverage consistent with prudent industry practice to the extent such insurance is reasonably available or obtainable on a commercially reasonable basis in the commercial insurance market. In addition, all insurance shall be primary insurance as to all claims thereunder and provide that any insurance carried by any other Person is excess and is non-contributing.

Schedule 2 - Page 8

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

(b)    Each Party shall name the other Party as an additional insured with respect to any injury or damage arising from the presence or activities undertaken by such Party to the extent of the indemnity obligations assumed hereunder. Upon request, each Party shall furnish to the other Party a certificate of insurance from its insurance carrier showing that the above required insurance is in full force and effect and the amount of the carrier’s liability thereunder, together with evidence of payment of the applicable premium for a period of at least one (1) year.

5.7    Certain Agreements to Indemnify, Hold Harmless, Insure or Defend: Limitations. The intent of the Parties is to have their indemnity and other agreements, if and to the extent they are subject to New Mexico’s indemnity-limiting  statutes, NMSA 1978, § 56-7-1 (2005) and NMSA 1978 § 56-7-2 (2003), enforced pursuant to their respective terms and limited only to the extent necessary to conform with and survive such indemnity-limiting statutes (i) as in effect at the time of the Parties’ entry into this Agreement, and (ii) as subsequently amended if it is determined by a court or arbitrator of competent jurisdiction that one or both such statutes are applicable as subsequently amended.  Accordingly, the Parties agree that this Section 5.7 will apply only to the extent necessary to reform the indemnity and other agreements of the Parties that are subject to New Mexico’s indemnity-limiting statutes so that the same will be enforceable pursuant to their respective terms and comply with and not be void as a result of the application of NMSA 1978, § 56-7-1 (2005) or NMSA 1978 § 56-7-2 (2003).  The Parties reaffirm their intent that this Agreement be governed by, and construed in accordance with, the governing law chosen in Section 9.9 hereof.  To the extent, if at all, that any provision contained in this Agreement, including any exhibits hereto, or other related documents requiring one Party to indemnify, hold harmless, insure, or defend another Party (including such other Party’s employees or agents) is found by a court or arbitrator of competent jurisdiction, or by all of the Parties, to be within the scope of NMSA 1978, § 56-7-1 (2005) or in any way subject to, or conditioned upon consistency with, the provisions of NMSA 1978, § 56-7-1 (2005) for its enforceability, then regardless of whether such provision makes reference to this or any other limitation provision, to the maximum extent allowed under applicable law: (A) such provision shall not, and is not intended to, extend to liability, claims, damages, losses or expenses, including attorney fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligence, act or omission of the indemnitee or additional insured, as the case may be, its officers, employees or agents, to the extent of the indemnitee’s or additional insured’s own negligence, act or omission, so long as this qualification is consistent with applicable New Mexico law; (B) such provision shall be enforced only to the extent that the liability, damages, losses or costs are caused by, or arise out of, the acts or omissions of the indemnitor or its officers, employees or agents; and (C) such provision shall be further or otherwise modified, if required, by, or to be consistent with (x) the terms of NMSA 1978, § 56-7-1 (2005) as in effect at the time of the Parties’ entry into this Agreement, (y) the provisions of NMSA 1978, § 56-7-1 (2005) as subsequently amended if it is determined by a court or arbitrator of competent jurisdiction that such statute is applicable as amended, and (z) New Mexico appellate decisions interpreting NMSA 1978, § 56-7-1 (2005), including as amended if it is determined by a court or arbitrator of competent jurisdiction that such statute is applicable as amended.

Further, with respect to (1) any agreement, covenant, or promise to indemnify another Party contained in this Agreement, any exhibits to this Agreement or other related document (herein referred to as an “Indemnification Covenant” for purposes of the remainder of this Section 5.7),

Schedule 2 - Page 9

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

and (2) any provision in an insurance contract indemnity agreement naming a person as an additional insured, or in an insurance contract or other contract requiring a waiver of rights of subrogation or otherwise having the effect of imposing a duty of indemnification on a primary insured party, contained in or required by this Agreement, including any exhibits, or any loan document or related document (hereinafter referred to as an “Insurance Provision” for purposes of the remainder of this Section 5.7), the Parties agree as set out in the balance of this paragraph. Notwithstanding any other term or condition of this Agreement or any Indemnification Covenant or any Insurance Provision, to the extent, if at all, that the Agreement or any such Indemnification Covenant or any Insurance Provision is found by a court or arbitrator of competent jurisdiction, or by all of the Parties, to be within the scope of NMSA 1978, § 56-7-2 (2003) or in any way subject to, or conditioned upon consistency with, the provisions of NMSA 1978, § 56-7-2 (2003) for its enforceability, then regardless of whether such Agreement, Indemnification Covenant or such Insurance Provision makes reference to this limitation provision in this Section 5.7, or any other limitation provision, to the maximum extent allowed under applicable law: (A) such Agreement, Indemnification Covenant or Insurance Provision shall not and does not, and is not intended to, directly or in effect, indemnify the indemnitee against loss or liability for damages arising from: (i) the sole or concurrent negligence of the indemnitee or additional insured or the agents or employees of the indemnitee or additional insured, to the extent of the indemnitee’s or additional insured’s own negligence so long as this qualification is consistent with applicable New Mexico law; (ii) the sole or concurrent negligence of an independent contractor who is directly responsible to the indemnitee or additional insured, to the extent of the indemnitee’s or additional insured’s own negligence so long as this qualification is consistent with applicable New Mexico law; or (iii) an accident that occurs in operations carried on at the direction or under the supervision of the indemnitee or additional insured, an employee or representative of the indemnitee or additional insured or in accordance with methods and means specified by the indemnitee or additional insured or the employees or representatives of the indemnitee or additional insured; and (B) such Agreement, Indemnification Covenant or Insurance Provision shall be further or otherwise modified, if required, by or to be consistent with (x) the provisions of NMSA 1978, § 56-7-2 (2003) as in effect at the time of the Parties’ entry into this Agreement, (y) the provisions of NMSA 1978, § 56-7-2 (2003) as subsequently amended if it is determined by a court or arbitrator of competent jurisdiction that such statute is applicable as amended, and (z) New Mexico appellate decisions interpreting NMSA 1978, § 56-7-2 (2003), including as amended if it is determined by a court or arbitrator of competent jurisdiction that such statute is applicable as amended.
The provisions of this Section 5.7 are also deemed to be incorporated by reference into each and every of the other related documents containing indemnity agreements as if such provisions were specifically set forth in full in the body of each and every such document, provided that the reference in this Section 5.7 to Section 9.9 hereof shall be replaced in each and every of such documents by the reference to the provision, if any, in the document that expresses the governing law for that document and provided that the reference in this Section 5.7 to “Agreement” shall be replaced in each and every such document by a reference to the name of that document.

    6.    OPERATION AND MANAGEMENT. Each Party is required to operate and maintain its Project Controlled Assets (other than any portion of such Project Controlled Assets that constitutes Common Facilities) and to utilize the Common Facilities acting as a prudent operator

Schedule 2 - Page 10

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

and manager and otherwise (i) in a safe manner, (ii) in accordance with good operating practice, (iii) in compliance with all Laws and (iv) without causing a material adverse effect on the other Party. The Parties shall enter into mutually satisfactory arrangements for the operation and maintenance of the Common Facilities by a single Operator, the costs of which shall constitute Shared Expenses; provided, however, the Party that does not have an O&M Agreement with such Operator under which it is effectively bearing its Project Percentage Interest of the cost of operation of the Common Facilities consents to pay a portion of the cost borne by the other Parties to operate the Common Facilities equal to its Project Percentage Interest. To the extent required for enforcement, each Party to which any warranty was issued with respect to any of the Common Facilities shall, at the request and expense of the other Party, pursue any claims in respect of such warranty for the benefit of each of the Parties. All performance by an Operator in relation to the Common Facilities shall constitute the performance by the applicable Party of its obligations under this Agreement relating thereto; provided, however, that upon the default of any Operator of any such obligation, the applicable Party shall remain obligated to perform such obligation. Payment for all expenses relating to Common Facilities that are not covered by an O&M Agreement shall be made by the responsible Party before any penalty for non-payment shall be assessed and in a timely enough manner so that neither the Common Facilities nor the Common Facilities Easements will be jeopardized or made subject to any lien or encumbrance. Each Party shall bear the risk of damage, loss, condemnation, or taking to or of its Project Controlled Assets (other than any portion of such Project Controlled Assets that constitutes Common Facilities). Notwithstanding any other provision to the contrary in this Agreement, Developer’s obligations under the foregoing sentence shall commence as of the Effective Date.

7.    TRANSFER OF INTERESTS. (a)    No Party (a “Transferring Party”) to this Agreement may Transfer its interest in this Agreement without the consent of the other Party; provided, however, without the necessity of obtaining the consent of the other Party (i) upon the Transfer of all or substantially all of its Project Controlled Assets, the new owner shall be assigned and shall assume the Transferring Party’s interest in this Agreement as a condition to the assignment, in whole or in part according to whether the Transfer was total or partial, and (ii) the new owner shall agree in writing, in form satisfactory to the other Party, to become a Party to this Agreement and shall assume in writing for the benefit of the other Party all prior, existing and future rights, liabilities and obligations of the Transferring Party. Each Party may collaterally assign its interest in this Agreement, the Common Facilities and the Common Facilities Easements to its lenders or any party taking a security interest in the Common Facilities (herein, together with that Person’s successors and assigns, a “Lender”) as it sees fit; provided that such Party’s Project Controlled Assets are collaterally assigned concurrently therewith, but no such collateral assignment shall subordinate or otherwise adversely affect the rights of the other Party in and to this Agreement or the assets covered hereby. In addition, in connection with the financing of each Project, each Party shall upon the reasonable request of the other Party provide customary estoppels and consents in favor of any Lender, including rights of step-in with respect to such Party’s obligations under this Agreement and rights to concurrent notice of default or such other matter as may be reasonably requested by the requesting Party or its Lenders, and in the making of any filings reasonably required by such requesting Party for regulatory compliance, which are customary for comparable transactions and consistent with the terms hereof, all solely at the expense of the requesting Party and at no out-of-pocket cost to the other Party. All reasonable expenses, including reasonable

Schedule 2 - Page 11

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

attorneys’ fees, incurred in connection with a Transfer or proposed assignment of such Party’s undivided interests hereunder or the actual or proposed pledge, collateral assignment, encumbrance or grant of a security interest in a Party’s undivided interests and its rights under this Agreement to a secured party shall be reimbursed by the Transferring/borrowing Party upon written request therefor by the other Party. Any Party requesting reimbursement for its expenses shall provide reasonable supporting documentation for such expenses to the Transferring/borrowing Party together with the request therefor.

(b)    Except as otherwise required or permitted by this Agreement, neither Party shall Transfer all or any part of its interest in a Project unless it causes the transferee to assume its obligations under this Agreement with respect to the interest so transferred.

(c)    Notwithstanding any other provision to the contrary in this Agreement, Developer’s obligations under this Section 7 shall commence as of the Effective Date.

8.    DEFAULT, REMEDIES AND FORCE MAJEURE.

        8.1    Events of Default; Default. If a Party shall fail to perform its obligations hereunder in any material respect, then such failure shall not constitute a default hereunder unless such Party shall have failed to cure such default within five (5) days after receipt of written notice of a payment default, or thirty (30) days after such Party has obtained knowledge or received written notice of any other default, from the non-defaulting Party; provided, however, that if (i) the nature of the defaulted obligation or obligations other than a payment default (for which no additional cure is permitted) is such that more than thirty (30) days are required, in the exercise of commercially reasonable diligence, for performance of such obligation(s) and (ii) the existence of such breach has not resulted in and would not, after considering the nature of the cure, be reasonably expected to give rise to a circumstance requiring more timely action to prevent any loss of rights or damage or injury to persons or property, or otherwise have a material adverse effect on the Common Facilities, then such non-performing Party shall not be in default if it commences such performance within such thirty (30)-day period and thereafter continuously pursues the same to completion with commercially reasonable diligence, such extended period not to exceed ninety (90) days, including the initial cure period. (A) A Party’s failure to comply with the cure periods set forth above, or (B) the occurrence of the following events with respect to a Party, including (1) any filing of a petition or action under any bankruptcy law, (2) any affirmative act of insolvency (including the consent to the entry of an order for relief in an involuntary case, consent to the appointment of a receiver, any assignment for the benefit of creditors, or the admission of its inability to pay its debt as they become due), (3) the filing of an involuntary petition under any bankruptcy law that is not dismissed or stayed within sixty (60) days thereafter, or (4) the appointment of a receiver or trustee, which appointment is not dismissed or stayed within sixty (60) days thereafter shall constitute an “Event of Default”. Notwithstanding any other provision to the contrary in this Agreement, Developer’s obligations under this Section 8.1 shall commence as of the Effective Date.

Schedule 2 - Page 12

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

        8.2.    Remedies.

(a)    In addition to all other remedies permitted by Law or under this Agreement (all of which shall be cumulative), following an Event of Default, (i) the non-defaulting Party and its Lenders or other interest holders shall be entitled following an Event of Default to perform the obligations of the defaulting Party, and the defaulting Party shall reimburse the performing Party for the expenses that it incurred in rendering the performance, plus interest at the Default Rate, and (ii) the non-defaulting Party may require that the Operator of the Common Facilities disconnect the defaulting Party’s Project from the Common Facilities; provided, that the defaulting Party’s Project shall be permitted to reconnect promptly when and if (A) the default is cured, and (B) any and all damages suffered and incurred by the non-defaulting Party have been compensated in a manner consistent with this Agreement, with interest paid at the Default Rate; provided further, that no Party shall have the right to disconnect the other Party’s Project from the Common Facilities other than in accordance with this Section 8.2(a).

(b)    The Parties agree that damages may be an inadequate remedy for a default under this Agreement, and that each Party shall be entitled to seek injunctive and other equitable relief including specific performance against the other Party to prevent or eliminate such default.

8.3.    Force Majeure. If performance of this Agreement or of any obligation hereunder is prevented or substantially restricted or interfered with by reason of an event of Force Majeure, the affected Party shall be excused from such performance to the extent of and for the duration of such Force Majeure event. The affected Party shall use diligent and commercially reasonable efforts to avoid or remove such causes of nonperformance and shall continue performance as soon as such causes are removed. Notwithstanding the foregoing, the affected Party shall not be relieved from its monetary obligations arising pursuant to this Agreement.

9.    GENERAL PROVISIONS.

        9.1    Notices. Any notices, statements, demands, correspondence or other communications required or permitted to be given hereunder shall be in writing and shall be given (a) personally, (b) by overnight or other courier or delivery service, prepaid, to the recipient Party’s address shown beneath its signature block to this Agreement or (c) by email. Notices delivered by (1) hand shall be deemed received when delivered, (2) overnight or other courier or delivery service shall be deemed received on the first to occur of: (A) two (2) business days after deposit in the United States mail or with such overnight or other courier or delivery service, addressed to such address or addresses, (B) written acceptance of delivery by the recipient or (C) written rejection of delivery by the recipient and (3) email shall be deemed received when delivered; provided, in the case of email only, that a copy is sent by one of the other delivery methods described in this Section 9.1.

        9.2    Third Party Beneficiaries. Except as otherwise provided herein, the covenants contained herein are made solely for the benefit of the Parties and their respective successors and assigns and shall not be construed as having been intended to benefit any Person

Schedule 2 - Page 13

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

who is not a Party. Notwithstanding the foregoing, a Party’s Indemnitees shall be deemed to be third party beneficiaries in respect of matters for which they are indemnified hereunder.

9.3    Amendment. No amendment or modification of this Agreement or any provision hereof shall be effective unless in writing and signed by the Parties.

        9.4    Integration. This Agreement contains all agreements of the Parties with respect to the subject matter hereof, and except as otherwise indicated herein, all other prior agreements, understandings, correspondence and negotiations between the Parties, whether oral or written, pertaining to the subject matter of this Agreement, shall be of no further force or effect, and are superseded hereby.

        9.5    Severability. The invalidity or unenforceability of any provision hereof as determined by a court of competent jurisdiction shall in no way affect the validity and enforceability of any other provision hereof; and in the event that any part or provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining portions of this Agreement which can be separated from the invalid, unenforceable provisions shall, nevertheless, continue in full force and effect.

9.6    Further Assurances; Cooperation. Each Party shall, from time to time, execute, cause to be acknowledged and deliver such documents or instruments, and provide such certificates and consents, as the other Party may reasonably request to carry out and fulfill the transactions, and to permit the exercise and performance of the rights and obligations, as are contemplated hereunder. Each Party shall take commercially reasonable steps to cooperate with the other Party to effectuate fully the purposes and intent of this Agreement.

9.7    Successors and Assigns. The Common Facilities shall be held, conveyed, assigned, hypothecated, encumbered, leased, used and occupied, subject to the covenants, terms and provisions set forth in this Agreement, which covenants, terms and provisions shall run with the estates and interests in the land, and shall be binding upon and inure to the benefit of each Party and each other Person having any interest therein during their ownership thereof, and their respective permitted grantees, heirs, successors and assigns, and shall create privity of contract and estate among the Parties and their respective grantees, heirs, successors and assigns.

9.8    Waiver of Partition. The Parties shall not have and hereby waive the right to partition all or any portion of the Common Facilities, or to make application to any court or authority or to commence or prosecute any action or proceeding for partition of the Common Facilities. Each Party shall be entitled to a decree or order restraining or enjoining such partition, application, action or proceeding upon any breach of the provisions of this Section 9.8. The Parties acknowledge and agree that they have been paid full consideration for the waiver herein provided.

9.9    Construction. This Agreement shall be governed, construed and enforced in accordance with the Laws of the State of New Mexico without regard to the conflict of laws principles of the State of New Mexico. This Agreement shall be construed equally as between the Parties, and shall not be construed against the Party responsible for its drafting. Captions in this

Schedule 2 - Page 14

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

Agreement are inserted for convenience of reference only, and do not define, describe or limit the scope or intent of this Agreement or any of the terms hereof. No remedy or election of or by a Party hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies available hereunder, at law or in equity. As used herein, the neuter gender includes the masculine and the feminine, the singular number includes the plural, and vice versa, and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Any reference to any Person includes such Person’s successors and assigns but, in the case of a Party, only if such assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity. Any reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement. Any reference to any law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including, if applicable, rules and regulations promulgated thereunder. Time is of the essence with respect to the obligations to be performed under this Agreement. All exhibits attached hereto are hereby incorporated herein by this reference. The waiver by a Party of any covenant contained herein shall not be deemed a continuing waiver of such covenant or of any other covenant contained herein, or of any subsequent breach by the other Party. No Party’s acceptance of a payment or performance by the other Party shall be deemed a waiver of any preceding breach by such Party of any provisions hereof. Any obligations referred to herein to be performed at any time after the expiration or termination of this Agreement, and all indemnities and hold harmless agreements provided herein, shall survive the expiration or earlier termination of this Agreement.

9.10    Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.

9.11    Confidentiality. Each Party shall hold, and shall use all reasonable efforts to cause its Affiliates and its and their respective managers, directors, officers, employees, agents and representatives (collectively, “Representatives”) to hold, in strict confidence from any other Person (other than such Affiliates and Representatives) all information pertaining to the wind and other data provided by either Party to the other Party pursuant to Section 2.4 of this Agreement which is either non-public, confidential or proprietary in nature, together with all analyses, compilations, data, studies or other documents prepared with respect thereto by either Party or its Representatives consistent with its own practices, unless compelled to disclose such information by judicial or administrative process or by other requirements of applicable Laws. If a Party receiving any such confidential information (the “Receiving Party”) is required to disclose any such confidential information pursuant to any subpoena or any other equivalent legal process, the Receiving Party shall promptly notify the Party who disclosed such confidential information (the “Disclosing Party”) so that the Disclosing Party can seek a protective order from the court having jurisdiction in such matter or otherwise seek to prevent or limit the scope or impose conditions upon such disclosure. Notwithstanding anything contained herein, confidential information shall not include information (x) that was publicly available at the time of the disclosure thereof or (y) that becomes publicly available other than through actions of the Receiving Party or any of its Representatives in violation of this Agreement. Notwithstanding any other provision to the contrary

Schedule 2 - Page 15

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

in this Agreement, Developer’s obligations under this Section 9.11 shall commence as of the Effective Date.

9.12    Dispute Resolution.

(a)    The Parties will attempt, in good faith, to resolve or cure all disputes and claims before initiating any legal action or attempting to enforce any rights or remedies under this Agreement, at law or in equity (regardless of whether this Section 9.12 is referenced in the provision of this Agreement which is the basis for any such dispute). If any Party believes that a breach or a dispute under this Agreement has arisen, such Party will give written notice thereof to the other Party, which notice will describe in reasonable detail the basis and specifics of the claimed breach or dispute. Within five (5) days after delivery of such notice, the Parties will meet (in person or via telephone) to discuss and attempt to resolve or cure such dispute or claimed breach. If the Parties are unable to resolve the dispute or claimed breach within fifteen (15) days after delivery of such notice, the matter will be referred to a senior officer of each Party for resolution or cure. If such senior officers are unable to agree on an appropriate cure or resolution within ten (10) days after the matter has been referred to them, the Parties may have recourse to mediation, arbitration, or other alternative dispute resolution device of their mutual selection. If the Parties cannot agree on an alternative dispute resolution device, then either Member may submit the dispute to arbitration pursuant to Section 9.12(c) of this Agreement.

(b)    Pending final resolution of any dispute, the Parties will continue to fulfill their respective obligations under this Agreement; provided that the applicable Party may withhold any amount which is the subject of dispute from any payment otherwise due under this Agreement during the pendency of any dispute resolution proceeding. Upon resolution of the dispute, any Party found owing an amount will promptly pay to the other Party any amount determined to be due.

(c)    Any disputes, controversies or claims arising out of or in connection with this Agreement, including any question regarding its existence, validity or expiration but excluding specific performance or injunctive relief, will be finally and completely resolved without appeal by arbitration under the Commercial Arbitration Rules of the American Arbitration Association (“AAA Rules”) in force at the date of the request for arbitration, which AAA Rules are deemed to be incorporated by reference into this section; provided, however, that in the event of any conflict between such rules and the other provisions of this Agreement, such other provisions of this Agreement will control; and provided, further, that discovery shall be conducted consistent with the Federal Rules of Civil Procedure, as determined by the arbitrators. The arbitral tribunal will consist of three arbitrators, each of which shall be fluent in English. Each of the Parties shall appoint one arbitrator. If either Party fails to appoint an arbitrator within thirty (30) days after receiving notice of an appointment of an arbitrator by the other Party, such arbitrator shall at the request of either Party be appointed by the President of the American Arbitration Association. The two arbitrators so appointed shall, within thirty (30) days after the date of the appointment of the second arbitrator, appoint a third arbitrator who shall act as the chairman of the tribunal. If the two arbitrators to be appointed fail to agree upon a third arbitrator within thirty (30) days after the appointment of the second arbitrator, then the third arbitrator will be appointed by the President of the American

Schedule 2 - Page 16

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

Arbitration Association at the written request of either Party. The arbitration proceedings will take place in New Mexico and the language of such proceedings, including arguments and briefs, will be English. The proceedings will be confidential in all respects. The award of the arbitrators will be by majority vote and will be in writing, will set forth the facts found by the arbitrators to exist, their determination and the basis of their determination. Any award will be made in US dollars. Notwithstanding any provision of this Agreement which may be interpreted to the contrary, the arbitral tribunal will not have the authority to award consequential or punitive damages; provided that any damages or remedies that are expressly set forth in this Agreement (including the cash value of any lost federal production tax credits and any state renewable energy credits) shall not constitute consequential or punitive damages. Each Party shall bear its own attorneys’ fees and expenses. The fees and expenses for the arbitral panel will be borne equally by the Parties; provided, however, that the arbitral panel may assess attorneys’ fees and costs against either Party. The award of the arbitral tribunal will be final and not subject to appeal and judgment upon the award may be entered in any competent court.

(d)    Notwithstanding any other provision to the contrary in this Agreement, Developer’s rights and obligations under this Section 9.12 shall commence as of the Effective Date.

9.13    Memorandum. Concurrently with the execution and delivery of this Agreement, the Parties will execute a memorandum of this Agreement (“Memorandum of Agreement”) in the form attached hereto as Exhibit B-3, which Memorandum of Agreement will be recorded in the Official Records. The provisions of this Agreement will control, however, with regard to any omissions from, or provisions of this Agreement that may be in conflict with, the Memorandum of Agreement. At such time as this Agreement has been terminated, the Parties agree to execute and record in the Official Records, a termination of the Memorandum of Agreement, which termination will specifically refer to the Memorandum of Agreement and will recite that this Agreement has terminated in accordance with the provisions of this Agreement. Notwithstanding any other provision to the contrary in this Agreement, Developer’s obligations under this Section 9.13 shall commence as of the Effective Date.

9.14    Not a Contract for the Management of Real Estate. It is the Parties’ express intention that none of them is, or shall be deemed to be, engaged hereunder in “managing property for others,” within the meaning of those quoted words in Chapter 61, Article 29 of the New Mexico Statutes Annotated, including, without limitation, in NMSA 1978, §§ 61-29-2(A)(3)(b) and 61-29-(A)(14)(b) (2014) or in any related regulations.

[SIGNATURES ON NEXT PAGE]

Schedule 2 - Page 17

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

IN WITNESS WHEREOF, the Parties have executed this Co-tenancy, Common Facilities and Easement Agreement as set forth below

Grady Wind Energy Center, LLC, a New Mexico limited liability company

By:
Name:
Title:

Address for notices:

Grady Wind Energy Center, LLC
c/o Pattern Energy Group Inc.
    1088 Sansome Street
San Francisco, CA 94111
    Attn: General Counsel
    Email:    [__________]

[______], a [________]

By:
Name:
Title:

Address for notices:

[__________]

    [__________]
[__________]

    Attn:    [__________]
Email:    [__________]

Schedule 2 - Page 18

Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

EXHIBIT A-1 to
CO-TENANCY, COMMON FACILITIES AND EASEMENT AGREEMENT

Description of Common Facilities

[To be provided]

Exhibit A-1 - 1
Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

EXHIBIT A-2 to
CO-TENANCY, COMMON FACILITIES AND EASEMENT AGREEMENT

Shared Expenses

-	Expenses related to the ownership, operation and maintenance of the Common Facilities, including ad valorem taxes, other than those reimbursed pursuant to Section 6.

-	Other Shared Expenses identified from time to time in accordance with the provisions of Section 2.2 of this Agreement.

Exhibit A-2 – Page 1
Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

EXHIBIT B-1 to
CO-TENANCY, COMMON FACILITIES AND EASEMENT AGREEMENT

Form of Memorandum of Transfer

[to be attached]

Exhibit B-1 – Page 1
Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

EXHIBIT B-2 to
CO-TENANCY, COMMON FACILITIES AND EASEMENT AGREEMENT

Form of Common Facilities Easement

[to be attached]

Exhibit B-2 - Page 1
Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

EXHIBIT B-3 to
CO-TENANCY, COMMON FACILITIES AND EASEMENT AGREEMENT

Form of Memorandum of Agreement

After Recording Return To:

______________________
______________________
______________________
Attention: ______________
____________________________________________________________________________

MEMORANDUM OF CO-TENANCY, COMMON FACILITIES AND EASEMENT AGREEMENT
THIS MEMORANDUM OF CO-TENANCY, COMMON FACILITIES AND EASEMENT AGREEMENT (this “Memorandum”), dated as of [_____________] [___], 201[_] (the “Effective Date”), is entered into by and between GRADY WIND ENERGY CENTER, LLC, a New Mexico limited liability company having a mailing address of 1088 Sansome Street, San Francisco, CA 94111, Attn: General Counsel (“Grady”) and [_______], a [_____] having a mailing address of [_______], [_______], [_______], Attn: [_______] (“Developer”) pursuant to the terms of that certain Co-Tenancy, Common Facilities and Easement Agreement, dated _________________, 20[__] (the “Common Facilities Agreement”). Capitalized terms used herein which are not defined shall have the meanings given to them in the Common Facilities Agreement. Each of Grady and Developer is referred to herein as a “Party” and collectively as the “Parties”.
Recitals:
A.    Each Party has developed, is in the process of developing or contemplates developing its respective Project, and, in furtherance thereof, the Parties have entered into the Common Facilities Agreement to set forth certain of their rights and responsibilities in respect of the development and operation of the Wind Farm Complex and certain Common Facilities thereon. Each Party will own its respective Project, and as a party to the Agreement will be (or with respect to Developer, will be on the Transfer Date) (i) entitled, at such time, to an undivided ownership in the Common Facilities and to certain easement and access rights across certain lands and in certain facilities held by Grady, as more particularly described in the Common Facilities Agreement.

B.    Grady is the sole owner of the Common Facilities and it has agreed to assign, transfer and convey to Developer, on the Transfer Date, an undivided interest in and to the Common Facilities and certain other rights and interests as provided in the Common Facilities Agreement.

C.    The Parties have agreed to enter into this Memorandum to provide notice of certain rights and interests of the Parties pursuant to the Common Facilities Agreement.

Exhibit B-3 - Page 1
Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

NOW THEREFORE, notice is hereby provided of the following terms of the Common Facilities Agreement:
1.Common Facilities. The Common Facilities consist of the property described on the attached Exhibit A, certain of which are affected by the instruments described on the attached Exhibit B and shall be subject to and have the benefit of all such related instruments as applicable.

2.Partial Conveyances of Co-tenancy Interests. The Common Facilities Agreement provides for the conveyance of co-tenancy interest(s) in and to the Common Facilities. As confirmation of the occurrence of such conveyance, upon satisfaction of the terms and conditions set forth in the Common Facilities Agreement for such conveyance, the applicable Parties shall execute and record a separate memorandum evidencing such conveyance for recording in the real property records.

3.Term. The term of the Common Facilities Agreement shall be for the commercial life of each Party’s project, not to exceed 50 years from the Effective Date.

4.Transactions Affecting Common Facilities. The Common Facilities Agreement restricts certain transactions affecting a Party’s co-tenancy interest in the Common Facilities. Such restrictions include the following:

a.    no Party will create, permit or suffer to exist by, through or under the Party, any Liens on the Common Facilities, or on the interests of the other Party, except with respect to such Party’s undivided interest in the Common Facilities, and

b.    certain conditions and requirements must be satisfied in connection with, and as a prerequisite to, any sale, conveyance, assignment, or other direct or indirect transfer of the Party’s interest in the Common Facilities (a “Transfer”). Any Transfer that violates the Common Facilities Agreement shall be null and void.

5.Covenant Running With the Land. Each obligation of the Parties under the Common Facilities Agreement is a covenant running with the land and will inure to the benefit of and be binding upon, as applicable, the successors and assigns of the Parties, with respect to all such Persons’ respective interests in the Common Facilities. This Memorandum shall automatically terminate and be of no force or effect upon any termination of the Common Facilities Agreement.

6.No Effect on Common Facilities Agreement. This Memorandum is executed and recorded solely for the purpose of giving notice of the Common Facilities Agreement under New Mexico law without regard to the conflict of laws principles of the State of New Mexico. Nothing contained in this Memorandum shall be deemed to modify, amend, alter, limit, or otherwise change any of the provisions of the Common Facilities Agreement itself or the rights or obligations of the Parties thereunder. The Parties each have rights, duties, and obligations (and conditions to its rights) under the Common Facilities Agreement which are not stated in this Memorandum. In the event of any conflict between the terms of the Common Facilities Agreement and the terms of this Memorandum, the terms of the Common Facilities Agreement shall control.

Exhibit B-3 - Page 2
Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

7.Counterparts. This Memorandum may be executed in multiple counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same document.
[Signature page follows]

Exhibit B-3 - Page 3
Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

IN WITNESS WHEREOF, this Memorandum has been signed by or on behalf of each of the Parties as of the Effective Date.
“Grady”
Grady Wind Energy Center, LLC, a New Mexico limited liability company
By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

Exhibit B-3 - Page 4
Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

NEW MEXICO NOTARIAL CERTIFICATE OF ACKNOWLEDGMENT
STATE OF __________________    §
§
COUNTY OF _________________    §
This instrument was acknowledged before me on ___________________, 20__ by _______________________________________________, as the ________________________ of Grady Wind Energy Center, LLC, a New Mexico limited liability company.
(Seal, if any)
____________________________________
Notary Public
My Commission Expires: _____________________

Exhibit B-3 - Page 5
Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

“Developer”
[______], a [_______]
By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

Exhibit B-3 - Page 6
Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

[NEW MEXICO NOTARIAL CERTIFICATE OF ACKNOWLEDGMENT]
STATE OF __________________    §
§
COUNTY OF _________________    §
This instrument was acknowledged before me on ___________________, 20__ by _______________________________________________, as the ________________________ of [______], a [________].
(Seal, if any)
______________________________________
Notary Public
My Commission Expires: _____________________

I affirm, under penalties for perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.                 , Attorney at Law

This instrument prepared by and after recording should be returned to

Exhibit B-3 - Page 7
Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

EXHIBIT C to
CO-TENANCY, COMMON FACILITIES AND EASEMENT AGREEMENT

Legal Description of Grady’s Lands

[To be provided]

Exhibit C - Page 1
Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

Legal Description of Developer’s Lands

[To be provided]

Exhibit C - Page 2
Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

EXHIBIT D to
CO-TENANCY, COMMON FACILITIES AND EASEMENT AGREEMENT

Definitions

“Additional Phase” has the meaning given in the recitals to this Agreement.
“Additional Phase Connection” has the meaning given in Section 2.1(a).
“Affected Owner” has the meaning given in Section 2.6(e).
“Affected Owner Curtailment Losses” has the meaning given in Section 2.6(e).
“Affiliate” means, with respect to any Party, any other Person directly or indirectly controlling, controlled by or under common control with such Party; provided, however, solely for purposes of Section 5.1, (a) Grady shall not be deemed an Affiliate of Developer, and (b) Developer shall not deemed an Affiliate of Grady.
“Agreement” has the meaning given in the preamble to this Agreement.
“Build-Out Agreement” means the Build-Out Agreement, dated as of [______], 20[__], between Grady and [________], a [___________].
“Common Facilities” means the assets and facilities described in Exhibit A-1.
“Common Facilities Easement” means the subeasement, in the form attached hereto as Exhibit B-2, wherein Grady grants, in favor of Developer, access to the Common Facilities located on Grady’s Project Lands.
“Common Facilities Payment” means an amount equal to the actual cost of the Common Facilities multiplied by the Project Percentage Interest of Developer.
“Curtailment” has the meaning given in Section 2.6(e).
“Default Rate” means the prime rate of interest as published in the Wall Street Journal on the date nearest to the date of calculation, plus two hundred (200) basis points.
“Developer” has the meaning given in the preamble to this Agreement.
“Developer-Caused Losses” has the meaning given in Section 2.6(d).
“Effective Date” has the meaning given in the preamble to this Agreement.
“Event of Default” has the meaning given in Section 8.1.

Exhibit D - Page 1
Co-Tenancy, Common Facilities and Easement Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

“Force Majeure” means causes beyond the reasonable control of and without the fault or negligence of the Party claiming Force Majeure, which the Party claiming Force Majeure has been unable to prevent, avoid or overcome by the exercise of due diligence, including (to the extent meeting the foregoing requirements), but not limited to, acts of God, labor unrest (including, but not limited to, slowdowns, picketing, boycotts or strikes, except by the employees of the Party claiming Force Majeure or any third party to whom maintenance or repair of the Common Facilities is subcontracted), floods, earthquakes, storms, fires, lightning, explosions, power failures or power surges, vandalism, theft, terrorism, the unauthorized cutting of power, transmission or other lines, wires or cables to a Project, epidemics, wars, revolutions, riots, civil disturbances, sabotage, changes in law or applicable regulations subsequent to the Effective Date and actions or inactions by any governmental authority.
“Grady” has the meaning given in the preamble to this Agreement.
“Grady Project” has the meaning given in the recitals to this Agreement.
“Impacting Owner” has the meaning given in Section 2.6(e).
“Indemnified Party” has the meaning set forth in Section 5.1.
“Indemnifying Party” has the meaning set forth in Section 5.1.
“lndemnitees” means, with respect to a Party, such Party along with its Affiliates, and all of their directors, officers, shareholders, partners, members, lenders and employees.
“Independent Engineer” means DNV GL or any other engineering consulting firm acceptable to the Parties, which will be retained and paid by Developer.
“Laws” means all applicable laws, statutes, ordinances, rules, regulations, decrees, policies, orders, permits, requirements, judgments, decisions, injunctions and findings of or issued by any governmental authority, including laws relating to health, safety and the environment.
“Lender” has the meaning set forth in in Section 7.
“Memorandum of Agreement” has the meaning set forth in Section 9.13.
“Memorandum of Transfer” means the memorandum of transfer, in the form of Exhibit B-1, indicating the Project Percentage Interest of each Party.
“O&M Agreements” means any operations and maintenance agreement between an Operator and any or all of the Parties.
“Operator” means any Person operating the Projects from time to time pursuant to the O&M Agreements with one or more of the Parties, including, for the avoidance of doubt, with respect to the Grady Project, Pattern Operators LP.
“Party” means either Grady or Developer.

Exhibit D - Page 2
1557237.09-WASSR01A - MSW

“Parties” means Grady and Developer.
“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.
“Project” has the meaning given in the recitals to this Agreement.
“Project Controlled Assets” means, for each Party, its Project, the corresponding Project Lands and the Common Facilities located on its Project Lands.
“Project Lands” means, for any Project, the lands underlying it. The Project Lands for each of Grady and Developer are described in Exhibit C.
“Project Percentage Interest” means the percentage interest of each Party in the Common Facilities and in the Shared Expenses, as applicable, which percentage interest shall be equal to a fraction, (a) the numerator of which is the total installed nameplate capacity of its Project and (b) the denominator of which is the total installed nameplate capacity of the Projects of all Parties.
“Scheduled Curtailment” has the meaning given in Section 2.6(e).
“Shared Expense Administrator” shall initially mean Grady, and each successor thereto chosen by the Parties.
“Shared Expenses” means certain common expenses necessary for the operation and maintenance of the Common Facilities which are not within the scope of the O&M Agreements, but are intended by the Parties to be shared among all Projects, as more fully described on Exhibit A-2.
“Transfer” and “Transferred” means to sell, transfer, assign, set over, deliver, convey, dispose of or otherwise demise an interest in tangible assets or intangible property, including this Agreement.
“Transfer Date” means the date on which (a) Developer has completed the installation of all facilities required to connect the Additional Phase to the Common Facilities and (b) Developer has paid, or caused to be paid, to Grady (i) the Common Facilities Payment, (ii) all Developer-Caused Losses, and (iii) all amounts owed to Grady with respect to the Additional Phase pursuant to the Build-Out Agreement.
“Transferring Party” has the meaning set forth in Section 7.
“Wind Farm Complex” means the Projects in the aggregate and the Project Lands for each Project.

Exhibit D - Page 3
1557237.09-WASSR01A - MSW

SCHEDULE 3 TO BUILD OUT AGREEMENT
Form of Memorandum of Agreement
(Attached)

Schedule 3 - Page 1
Build Out Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

MEMORANDUM OF BUILD OUT AGREEMENT
STATE OF NEW MEXICO            §
§
COUNTY OF CURRY        §
§

THIS MEMORANDUM OF BUILD OUT AGREEMENT (this “Memorandum”) is made and executed to be effective as of [____], 20[__] (the “Effective Date”) by and between [____________], a [_____________], together with its successors and assigns (“Sponsor”) having a mailing address of [_________], [________], [__] [_____], Attn: [_____], and GRADY WIND ENERGY CENTER, LLC, a New Mexico limited liability company (“Project Company”) having a mailing address of 1088 Sansome Street, San Francisco, CA 94111, Attn: General Counsel. The Sponsor and Project Company shall be referred to collectively hereunder as the “Parties” and individually as a “Party”.
PRELIMINARY STATEMENTS:
1.    Project Company owns a wind farm consisting of a 220.5 MW nameplate capacity wind generation project in Curry County, New Mexico (the “Project”).
2.    Project Company holds those easements, leases and other land rights (the “Easements and Leases”) described on Exhibit A which are located on the land described on Exhibit A-1 (the “Land”).
3.    Sponsor or its Affiliates have acquired easements, leases or other land rights, or options to obtain such rights, in neighboring or adjacent lands to the Project (“Subsequent Phase Easements and Leases”) described on Exhibit B which are located on the land described on Exhibit B-1 (the “Subsequent Phase Land”), and may in the future acquire additional easements, leases or other land rights, or options to obtain such rights, in neighboring or adjacent lands to the Project (which shall become Subsequent Phase Easements and Leases located on Subsequent Phase Land) for the development or acquisition of certain wind generation projects (“Subsequent Phases”).
4.    The Parties are entering into that certain Build Out Agreement of even date herewith (as it may be amended and/or amended and restated from time to time, the “Build Out Agreement”) which affects the Project as well as the Subsequent Phases.
5.    Sponsor and Project Company have executed and acknowledged this Memorandum and are recording the same for the purpose of providing constructive notice of the Build Out Agreement and certain of Sponsor’s and Project Company’s rights and obligations thereunder. Capitalized terms used and not defined herein have the meaning given the same in the Build Out Agreement.

Schedule 3 - Page 2
Build Out Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

AGREEMENTS
THE PARTIES ACKNOWLEDGE AND AGREE TO AND WISH TO PROVIDE CONSTRUCTIVE NOTICE OF THE FOLLOWING MATTERS:

(A)	THE BUILD OUT AGREEMENT PROVIDES CERTAIN PROTECTIONS TO PROJECT COMPANY IN THE IMPLEMENTATION OF SUBSEQUENT PHASES, AS MORE FULLY DESCRIBED THEREIN.

(B)
THE BUILD OUT AGREEMENT PROVIDES FOR THE EXECUTION OF THE CO-TENANCY, COMMON FACILITIES AND EASEMENT AGREEMENT WHICH CONTEMPLATES THE GRANT OF CERTAIN EASEMENTS AND OTHER RIGHTS FROM PROJECT COMPANY TO SUBSEQUENT PHASES IN CONNECTION WITH THE IMPLEMENTATION OF SUBSEQUENT PHASES, AS MORE FULLY DESCRIBED THEREIN.

(C)
THE PROVISIONS OF THE BUILD OUT AGREEMENT ARE BINDING ON THE PARTIES, ALONG WITH THEIR SUCCESSORS AND ASSIGNS AND ARE BINDING ON THE PRESENT AND SUCCESSIVE OWNERS OF THE LAND RIGHTS RELATING TO THE PROJECT OR ANY SUBSEQUENT PHASE.

(D)
THE BUILD OUT AGREEMENT AFFECTS AND IS BINDING ON THE ESTATES CREATED PURSUANT TO THE LAND RIGHTS RELATING TO THE PROJECT OR ANY SUBSEQUENT PHASE AND IS NOT INTENDED TO AND SHALL NOT AFFECT OR BE BINDING UPON THE FEE SIMPLE ESTATE OF SUCH PROPERTY EXCEPT IN THE CASE WHERE AN OWNER OF ANY OF LAND RIGHTS RELATING TO THE PROJECT OR ANY SUBSEQUENT PHASE BECOMES THE OWNER OF THE FEE SIMPLE ESTATE OF ANY OF THE PROPERTY RELATING TO THE PROJECT OR ANY SUBSEQUENT PHASE.

(E)
THE TERMS, CONDITIONS AND COVENANTS OF THE BUILD OUT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE AS THOUGH FULLY SET FORTH HEREIN. THIS MEMORANDUM DOES NOT SUPERSEDE, MODIFY, AMEND OR OTHERWISE CHANGE THE TERMS, CONDITIONS OR COVENANTS OF THE BUILD OUT AGREEMENT, AND THIS MEMORANDUM SHALL NOT BE USED IN INTERPRETING THE TERMS, CONDITIONS OR COVENANTS OF THE BUILD OUT AGREEMENT. THIS MEMORANDUM SHALL NOT EXPAND, CONTRACT, ALTER OR AMEND SPONSOR’S AND PROJECT COMPANY’S RIGHTS AND OBLIGATIONS CREATED IN THE BUILD OUT AGREEMENT AS BETWEEN EACH OTHER BUT SHALL ENTITLE BOTH OF THEM TO USE THE FACT OF ITS RECORDING IN ANY PROCEEDING WITH OR AGAINST A THIRD PARTY. IN THE EVENT OF ANY CONFLICT BETWEEN THIS MEMORANDUM AND THE BUILD OUT AGREEMENT, THE BUILD OUT AGREEMENT SHALL CONTROL.

Schedule 3 - Page 3
Build Out Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

This Memorandum may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same document.

[Signatures to follow]

Schedule 3 - Page 4
Build Out Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date of their respective acknowledgements below, to be effective as of the date first written above.

GRADY:

GRADY WIND ENERGY CENTER, LLC

By:
Name:
As Its:

Schedule 3 - Page 5
Build Out Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

NEW MEXICO NOTARIAL CERTIFICATES OF ACKNOWLEDGMENT

STATE OF [ ]        §
§
COUNTY OF [    ]    §

This instrument was acknowledged before me on ________________________ by ____________________________, as ____________ of GRADY WIND ENERGY CENTER, LLC, a New Mexico limited liability company.
Given under my hand and seal this ____ day of             , 20__.

(Seal, if any)                ______________________________________
Notary Public
My Commission Expires: _____________________

Schedule 3 - Page 6
Build Out Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

SPONSOR:

[________________________]

By:
Name:
As Its:

STATE OF [ ]	§
§

COUNTY OF [ ]	§

This instrument was acknowledged before me on the _____ day of _____________ 20__, by ______________________________________, as _______________ of [____________], a [______________________].

(Seal, if any)                ______________________________________
Notary Public
My Commission Expires: _____________________

I affirm, under penalties for perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.                 , Attorney at Law

This instrument prepared by and after recording should be returned to

GRADY WIND ENERGY CENTER, LLC
Attn: General Counsel
1088 Sansome Street
San Francisco, CA 94111

Schedule 3 - Page 7
Build Out Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

EXHIBIT A
TO
MEMORANDUM OF BUILD OUT AGREEMENT
BY AND BETWEEN
[_____________________] and GRADY WIND ENERGY CENTER, LLC
Easements and Leases

EXHIBIT A-1
TO
MEMORANDUM OF BUILD OUT AGREEMENT
BY AND BETWEEN
[_____________________] and GRADY WIND ENERGY CENTER, LLC
Land

Exhibit A - Page 1
Memorandum of Build Out Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

EXHIBIT B
TO
MEMORANDUM OF BUILD OUT AGREEMENT
BY AND BETWEEN
[_____________________] and GRADY WIND ENERGY CENTER, LLC
Subsequent Phase Easements and Leases

Exhibit A-1 - Page 1
Memorandum of Build Out Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW

EXHIBIT B-1
TO
MEMORANDUM OF BUILD OUT AGREEMENT
BY AND BETWEEN
[_____________________] and GRADY WIND ENERGY CENTER, LLC
Subsequent Phase Land

Exhibit B-1 - Page 1
Memorandum of Build Out Agreement
(Grady Wind Energy Center, LLC)
1557237.09-WASSR01A - MSW